UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive information statement

Lighting Science Group Corporation

(Name of Registrant as Specified in Its Charter)

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(1)	Title of each class of securities to which transaction applies:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Lighting Science Group Corporation

Building 2A, 1227 South Patrick Drive

Satellite Beach, Florida 32937

Notice of Stockholder Action by Written Consent

To our Stockholders:

The purpose of this letter is to inform you of actions that have been taken by stockholders of Lighting Science Group Corporation, a Delaware corporation (the “Company”, “we” or “us”). On September 30, 2010, two related stockholders, holding collectively voting rights representing approximately 70% of the outstanding shares of all of our capital stock and approximately 90% of the outstanding shares of our Series D Non-Convertible Preferred Stock (the “Series D Preferred Stock”) executed a written consent in lieu of a special meeting approving a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, the effect of which changes our Certificate of Designation of Series D Non-Convertible Preferred Stock to convert all shares of Series D Preferred Stock into common stock.

In addition, on November 23, 2010, two related stockholders, then holding voting rights representing approximately 84% of the outstanding shares of our common stock, executed a written consent in lieu of a special meeting approving a possible further amendment to our Amended and Restated Certificate of Incorporation in connection with a potential listing of our common equity on a national securities exchange. Such amendment would effect a reverse stock split of our common stock with a ratio within a range of 1-for-2 to 1-for-10, with the exact ratio within such range to be determined by the Board of Directors in its discretion to meet the listing requirements of such exchange, as a result of which every two to ten shares of common stock outstanding before the reverse stock split shall represent one share of common stock. If the reverse stock split is effected by the Board of Directors, the final reverse stock split ratio within the range will be determined solely by our Board of Directors at any future date prior to December 31, 2012, without further action or approval of the stockholders.

Under the Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, these changes to our Amended and Restated Certificate of Incorporation may be effected, without a meeting of stockholders, by a resolution of our Board of Directors followed by written consent of stockholders holding voting rights equivalent to a majority of the voting power of all of our capital stock and a majority of the outstanding shares of each affected class of our stock. The described changes to our Amended and Restated Certificate of Incorporation have already been approved by our Board of Directors and by the required written consent of stockholders. This letter is the notice required by Section 228(e) of the Delaware General Corporation Law. We expect to begin mailing this Information Statement to stockholders on December 1, 2010.

This letter and the accompanying Information Statement, which describes in more detail the changes to our Amended and Restated Certificate of Incorporation, are being furnished to our stockholders for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

Zachary S. Gibler
Chairman and Chief Executive Officer
December 1, 2010

Important Notice Regarding the Internet Availability of this Information Statement

A copy of this Information Statement is available to you free of charge at http://investor.lsgc.com/sec.cfm. We are not soliciting your proxy or consent, but are furnishing an information statement to you pursuant to

Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

Lighting Science Group Corporation

Building 2A, 1227 South Patrick Drive

Satellite Beach, Florida 32937

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Lighting Science Group Corporation, a Delaware corporation (the “Company”, “we” or “us”) is sending you this Information Statement solely for purposes of informing our stockholders of record as of September 30, 2010 (the “Recapitalization Authorization Record Date”) and November 11, 2010 (the “Reverse Stock Split Authorization Record Date”), in the manner required by Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (the “DGCL”), of the actions taken by our Board of Directors at duly convened meetings and stockholders by written consent in lieu of special meetings. No action is requested or required on your part.

NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY WRITTEN CONSENT

As of each of the Recapitalization Authorization Record Date and the Reverse Stock Split Authorization Record Date, our Board of Directors adopted, and stockholders holding voting rights representing a majority of the voting power of all of our capital stock and a majority of the outstanding shares of each affected class of our stock, approved by written consent resolutions adopting an amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). This Information Statement describes in more detail the changes to our Certificate of Incorporation.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement, including the documents that we incorporate by reference in this Information Statement, may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Reverse Stock Split (as hereafter defined), the number of shares outstanding following the Recapitalization (as hereafter defined), the listing of our common equity on a national securities exchange, and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors”

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in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

Why am I receiving this Information Statement?

We are required under the Exchange Act and the DGCL to deliver a notice and Information Statement to our stockholders to inform them that stockholders and our Board of Directors have taken these actions that will affect the Company.

What actions were taken?

On the Recapitalization Authorization Record Date, our Board of Directors and stockholders approved an amendment to our Certificate of Incorporation in the form attached as Appendix A to this Information Statement (the “Certificate of Amendment”). The Certificate of Amendment changes our Series D Non-Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), to make such stock automatically convert into Common Stock. The Certificate of Amendment was adopted in connection with the Company’s entrance into a Stock Purchase, Exchange and Recapitalization Agreement (the “Purchase Agreement”), dated as of September 30, 2010, with Pegasus Partners IV, L.P. (“Pegasus”), LSGC Holdings LLC (“Holdings”) and LED Holdings, LLC (“LED Holdings”), pursuant to which the Company agreed to recapitalize its equity structure (the “Recapitalization”). Holdings and LED Holdings are controlled by Pegasus, and collectively with Pegasus control a majority of the voting power of the Company’s securities.

On the Reverse Stock Split Authorization Record Date, our Board of Directors and stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.001 per share (the “Common Stock”), and have authorized the Board of Directors, in connection with the potential listing of our common equity on a national securities exchange, at any time prior to December 31, 2012 to effect a reverse split (the “Reverse Stock Split”) of our Common Stock based upon a ratio of 1-for-2 to 1-for-10 (the “Reverse Stock Split Range”), with the exact ratio within the Reverse Stock Split Range to be determined by the Board of Directors in its discretion to the extent necessary to meet the listing requirements of such exchange, as a result of which every two to ten outstanding shares of Common Stock before the Reverse Stock Split shall represent one share of Common Stock after the Reverse Stock Split.

What is happening in the Recapitalization?

Pursuant to the Purchase Agreement, Holdings purchased $25.0 million of the Company’s Common Stock, and Pegasus and LED Holdings agreed to participate in the Recapitalization. In conjunction with the Recapitalization, the Company also entered into that certain Stock Exchange and Warrant Exercise Agreement, dated as of September 30, 2010, with Govi Rao (the “Rao Agreement”), pursuant to which Govi Rao agreed to exchange all 11,764 shares of his Series C Preferred Stock, par value $0.001 per share, of the Company (the “Series C Preferred Stock”) for Common Stock and exercise all 176,739 of his warrants to purchase shares of Common Stock issued in conjunction with the Series C Preferred Stock (“Series C Warrants”) on a cashless basis.

The Purchase Agreement was negotiated on the Company’s behalf by a committee of independent directors (the “Independent Committee”) that, based in part upon the assessment of the Independent Committee’s financial advisor, McColl Partners, LLC, determined that the transaction was advisable and in the best interests of the Company and its stockholders.

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The following summary of the material terms and provisions of the Purchase Agreement does not describe all of the terms of the Purchase Agreement. A copy of the Purchase Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2010. See “Where You Can Find More Information.”

Common Stock Purchase

Pursuant to the Purchase Agreement, Holdings purchased 12,500,000 shares of Common Stock at a price per share of $1.60, for an aggregate purchase price of $20.0 million. Holdings also received an option to purchase up to an additional 3,125,000 shares of Common Stock at a price per share of $1.60, which it exercised in full on October 5, 2010. In total, the Company issued 15,625,000 shares of Common Stock to Holdings for an aggregate purchase price of $25.0 million (the “Common Stock Purchase”).

Exchange and Exercise

Pursuant to the Purchase Agreement and the Rao Agreement, the Company exchanged all of its outstanding Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), Series C Preferred Stock, Series E Non-Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), and warrants to purchase shares of Common Stock issued in conjunction with the Series E Preferred Stock (“Series E Warrants”) for 32,612,249 shares of Common Stock. Pursuant to such agreements, the holders of all of the Series C Warrants exercised such warrants, in accordance with their terms, on a cashless basis for 1,937,420 shares of Common Stock (collectively with such exchanges of Series B Preferred Stock, Series E Preferred Stock and Series E Warrants, the “Exchange”).

Upon the effectiveness of the Certificate of Amendment, each share of Series D Preferred Stock will automatically convert into the number of shares of Common Stock computed as follows (the “Series D Exchange”) pursuant to the Purchase Agreement:

(a) Divide the number of calendar days between the date of issuance of such share of Series D Preferred Stock and September 30, 2010, by 365.

(b) Multiply (i) the quotient of the result obtained in (a), (ii) the purchase price of $1.006 and (iii) the 8% liquidation value accrual.

(c) Add $1.006 to the product obtained in (b).

(d) Divide the sum obtained in (c) by the conversion price of $1.60.

If the conversion of a holder’s shares of Series D Preferred Stock into Common Stock would result, in the aggregate, in the issuance of a fractional share of Common Stock to the holder, such fractional share will be rounded up or down to the nearest whole share of Common Stock.

Amendment to the Series D Preferred Stock and Warrants

The Board of Directors of the Company approved, and recommended to the stockholders for approval, the Certificate of Amendment that will amend the Certificate of Designation (the “Series D Certificate”) concerning the Company’s Series D Preferred Stock to provide for the automatic conversion of all shares of Series D Preferred Stock into Common Stock upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. Pegasus, as holder of the majority of the Series D Preferred Stock, and, together with LED Holdings, the majority holders of the voting power of the Company, approved the Certificate of Amendment.

In connection with the amendment of the Series D Certificate, the Company agreed to take all necessary action to enable the holders of the warrants to purchase shares of Common Stock issued in conjunction with the

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Series D Preferred Stock (the “Series D Warrants”) to obtain adjustments of approximately $0.04 to $0.10 (depending on the date of issuance) to the exercise price of each Series D Warrant, an amount corresponding to such holders accrued Exercise Price Accrual (as defined in the Series D Certificate). The Company also agreed to credit an account for the benefit of each Series D Warrant holder, as of the date of the Purchase Agreement, in an amount equal to the total unaccrued Annual Dividend (as defined in the Series D Certificate) of each share of Series D Preferred Stock that would have accrued following the date of the Purchase Agreement through the eighth anniversary of the issuance of the Series D Preferred Stock (the “Accrual Credit”). Each Series D Warrant holder will receive an Accrual Credit for each share of Common Stock into which each Series D Warrant is exercisable. The Accrual Credit may only be used to fund the payment of the exercise price of all or a portion of such holder’s Series D Warrants upon the earlier of: (i) the passage of eight years from the date of issuance of each Series D Warrant or (ii) a Liquidation Event of the Company (as defined in the Series D Certificate). The Accrual Credit will remain credited to the account of each Series D Warrant holder until used or until the date that such warrants are no longer exercisable in accordance with the terms of the Series D Warrants.

After application of the Accrual Credit, the remaining exercise price of each Series D Warrant, following a Liquidation Event or the eighth anniversary of their issuance, would be between $1.02 to $1.05 per share of Common Stock, depending upon the date of issuance of the related shares of Series D Preferred Stock (except in the case of the Series D Warrants held by Koninklijke Philips Electronics N.V., whose effective exercise price would decrease to approximately $7.05 per share of Common Stock).

Anti-Dilution and Waivers

As a result of the Common Stock Purchase, the exercise price of those certain warrants to purchase Common Stock issued pursuant to that certain Securities Purchase Agreement, dated March 9, 2007, adjusted, pursuant to the terms of such warrants, from $6.00 to $1.60 per share of Common Stock. The number of shares of Common Stock into which such warrants are exercisable also adjusted, pursuant to the terms of such warrants, from 842,742 to 3,160,281 shares.

Pursuant to the Purchase Agreement and in accordance with the terms of the Series D Warrants, Pegasus, as holder of the Series D Warrants representing the right to purchase a majority of the shares of Common Stock underlying the Series D Warrants, waived, on behalf of itself and all other holders of Series D Warrants, the Company’s compliance with certain anti-dilution rights contained in the Series D Warrants. Pegasus also agreed to permanently waive such compliance immediately following the effectiveness of the Certificate of Amendment. Pegasus also waived the Company’s compliance with certain anti-dilution rights contained in the Series C Warrants and Series E Warrants with respect to the transactions related to the Common Stock Purchase and Recapitalization.

When will the Recapitalization take effect?

The Common Stock Purchase and the Exchange occurred on September 30, 2010. The Company expects to file the Certificate of Amendment shortly following the expiration of 20 calendar days after the mailing of this Information Statement to effect the Series D Exchange. After the Certificate of Amendment is effective, holders of Series D Preferred Stock will receive, pursuant to the Series D Exchange and based upon the date of issuance of their Series D Preferred Stock, approximately 0.64 to 0.66 shares of Common Stock for each share of Series D Preferred Stock they hold. In total, the Company expects to issue approximately 44,072,100 shares of Common Stock in exchange for Series D Preferred Stock.

Why was the action approving the Recapitalization taken?

In reaching the decision to approve the Recapitalization, including the Series D Exchange, our Board of Directors and the Independent Committee considered and analyzed a number of factors, including, among other things, the following material factors:

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Simplification of capital structure in an effort to improve the attractiveness of our Common Stock. By exchanging the Series B Preferred Stock, Series C Preferred Stock, Series E Preferred Stock and Series E Warrants for Common Stock in the Exchange and converting the Series D Preferred Stock for Common Stock in the Series D Exchange, we will simplify our capital structure by reducing the number of classes of stock we have outstanding. After consummation of the Exchange, we had only two classes of stock outstanding. Following the Series D Exchange, we will have only Common Stock, and no preferred stock, outstanding. Pursuant to the Purchase Agreement, investors holding all of our outstanding Series C Warrants exercised such warrants for shares of Common Stock. We believe that a simplified capital structure will enable investors to more accurately value our Common Stock and increase the attractiveness of our Common Stock for any offerings, or for use as consideration in any possible acquisitions, we may consider.

Strengthening of our balance sheet. We accounted for the Series D Preferred Stock, Series E Preferred Stock, Series D Warrants and Series E Warrants as liabilities on our balance sheet. By exchanging the Series E Preferred Stock and Series E Warrants for Common Stock, we no longer carry the Series E Preferred Stock and Series E Warrants on our balance sheet as liabilities, and by exchanging the Series D Preferred Stock for Common Stock, we will no longer carry the Series D Preferred Stock on our balance sheet as a liability. In addition, by waiving certain provisions of the Series D Warrants, we will no longer carry the Series D Warrants on our balance sheet as a liability.

Elimination of non-cash charges. Each fiscal quarter, we recognize a non-cash charge equal to the dividends that accrued in that quarter on the Series D Preferred Stock and the Series E Preferred Stock. By exchanging the Series E Preferred Stock for Common Stock, we have eliminated this charge with respect to the Series E Preferred Stock, and by exchanging the Series D Preferred Stock for Common Stock, we will eliminate this charge with respect to the Series D Preferred Stock.

Opinion of McColl Partners, LLC. The fact that the Independent Committee had received the assessment McColl Partners, LLC stating that the Recapitalization and the transactions contemplated thereby was advisable for the Company to enter into, from a financial point of view.

Arm’s length negotiation with the Independent Committee. The terms and conditions of the Recapitalization were established through arm’s length negotiations between representatives of Pegasus, together with its legal advisors, and the Independent Committee, together with Company counsel and its financial advisor.

What is happening in the Reverse Stock Split?

Should the Board of Directors determine that it is in the Company’s best interests to list its equity on a national securities exchange and effect the Reverse Stock Split to meet the listing requirements of such exchange, the Company may, at any time commencing 20 days after this Information Statement has first been sent or given to stockholders, amend our Certificate of Incorporation to effect the reverse stock split in the ratio determined by the Board of Directors in its sole discretion, within the Reverse Stock Split Range approved by the stockholders. The Board of Directors of the Company may suspend or withdraw the Reverse Stock Split any time before the Reverse Stock Split is effective if the Board of Directors deems it in the best interests of the Company and its stockholders to do so.

The actual timing of the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse Stock Split would be determined by the Board of Directors. The Reverse Stock Split will be effective as of the effective date of, or the effective date otherwise stated in, an amendment to our Certificate of Incorporation (the “Effective Date”).

Upon the filing of an amendment to our Certificate of Incorporation to effect the Reverse Stock Split, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date will be converted into a lesser number of shares of Common Stock calculated based on the ratio within the Reverse Stock Split Range chosen by our Board of Directors. For example, if a stockholder presently holds 100 shares of Common Stock and the Board of Directors chooses a reverse stock split ratio of 1-for-5, he, she or it would hold 20 shares

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of Common Stock following the Reverse Stock Split. In addition to filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, the Company will also obtain a new CUSIP number for our Common Stock at the time of the Reverse Stock Split. Further, the Company must provide the OTC Bulletin Board at least 10 calendar days advance notice of the Effective Date in compliance with Rule 10b-17 promulgated pursuant to the Exchange Act.

The Reverse Stock Split would reduce the number of shares of Common Stock issuable upon exercise or conversion of our outstanding stock options in proportion to the exchange ratio of the Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the Reverse Stock Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. The Reverse Stock Split would have a similar effect upon our outstanding warrants.

The Reverse Stock Split would not affect any common stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split results in any of our common stockholders owning a fractional share as described below. The voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split).

What will happen to any fractional shares resulting from the Reverse Stock Split?

We would not issue any fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately before the Effective Date.

Why was the action approving the Reverse Stock Split taken?

Our Common Stock is traded on the OTC Bulletin Board. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than national securities exchanges, such as The NASDAQ Capital Market. We would like to have the flexibility to consider listing our Common Stock, in conjunction with a public offering or otherwise, on a NASDAQ market or on another national securities exchange, but we do not currently meet the listing requirements for a NASDAQ market or any other national securities exchange. To list our Common Stock on The NASDAQ Capital Market, we would be required to have a minimum bid price of $4.00 per share. As of the Reverse Stock Split Authorization Record Date, the closing price of our Common Stock, as quoted on the OTC Bulletin Board, was $2.97 per share. Additionally, the Board of Directors believes that the current market value per share of our Common Stock has reduced the effective marketability of the shares of our Common Stock because institutional investors and investment funds are generally reluctant to invest in lower priced stocks and many brokerage firms are generally reluctant to recommend lower priced stocks to their clients.

The purpose of seeking stockholder approval of a range of exchange ratios from 1-for-2 to 1-for-10 (rather than a fixed exchange ratio) is to provide the Company with flexibility to determine an appropriate reverse split ratio and bring it into effect on short notice, when, and if, needed to meet the listing requirements of a national securities exchange in connection with the potential listing of our common equity on such national securities exchange. The Board of Directors would effect the Reverse Stock Split only upon the determination that a reverse stock split would be in the best interests of the Company at that time. If the Board of Directors were to effect a Reverse Stock Split, the Board of Directors would set the timing for such a split and select the specific

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ratio within the permitted Reverse Stock Split Range in its discretion to the extent necessary to meet the listing requirements of such national securities exchange. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the Board of Directors determines that the Company will effect the Reverse Stock Split, the Company will announce, prior to the Effective Date, the specific ratio selected by the Board of Directors. The Board of Directors reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that such action is no longer in the best interest of the Company.

What are some of the risks associated with effecting the Reverse Stock Split?

The market value per share of our Common Stock after the Reverse Stock Split may not increase and/or remain higher than the current market value per share of our Common Stock at any time or for any period of time after the Reverse Stock Split, and the total market capitalization of the Company after the Reverse Stock Split may not equal or exceed the total market capitalization before the Reverse Stock Split.

The fair market value per share of our Common Stock after the Reverse Stock Split may not be proportionately higher than the market value per share of our Common Stock immediately prior to the Reverse Stock Split, increase at all, or remain constant in proportion to the reduction in the number of outstanding shares of our Common Stock immediately prior to the Reverse Stock Split. Accordingly, the total market capitalization of the Company after the Reverse Stock Split could be lower than the total market capitalization of the Company before the Reverse Stock Split and, in the future, the market value per share of our Common Stock after the Reverse Stock Split may not exceed and/or remain higher than the current market value per share of our Common Stock immediately prior to the Reverse Stock Split. In many cases, the total market capitalization of a company immediately after a reverse stock split is lower than the total market capitalization immediately prior to the reverse stock split.

The Reverse Stock Split may not result in a fair market value per share of Common Stock that will attract institutional investors, investment funds, or brokers or remain sufficient to maintain any future securities exchange listing.

Although the Board of Directors believes that a higher stock price may help generate investor interest, the Reverse Stock Split may not result in a market value per share of our Common Stock that will attract institutional investors, investment funds, or brokers. Furthermore, the market value per share of our Common Stock may fall below the price necessary to maintain a national securities exchange listing.

The Reverse Stock Split may result in certain stockholders owning “odd-lots.”

Although we believe that a Reverse Stock Split may be in the best interests of the Company and our stockholders, once implemented, the Reverse Stock Split may result in certain stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

How do I exchange my stock certificates representing pre-Reverse Stock Split shares for certificates representing post-Reverse Stock Split shares?

Should the Board of Directors determine to effect the Reverse Stock Split, the conversion of the shares of our Common Stock under the Reverse Stock Split will occur automatically on the Effective Date at a rate within the Reverse Stock Split Range determined by the Board of Directors. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

The Company expects its transfer agent, American Stock Transfer & Trust Company, to act as exchange agent (“Exchange Agent”) to implement the exchange of stock certificates and the distribution of any cash in

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lieu of fractional shares. As soon as practicable after the Effective Date, the Company or the Exchange Agent would send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our Common Stock (“Old Certificates”) to the Exchange Agent. The letter of transmittal would contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of Common Stock to be issued following the Reverse Stock Split (the “New Common Stock”).

No new stock certificates would be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent. Consequently, you will need to surrender your Old Certificates before you would be able to sell or transfer your stock. Upon each stockholder’s surrender of all of their Old Certificates and delivery of a properly completed and executed letter of transmittal to the Exchange Agent, each stockholder would then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the right to receive the number of whole shares of New Common Stock to which such stockholders are entitled.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Do these actions increase the total number of authorized shares?

No. The Series D Exchange and the Reverse Stock Split do not change the total number of shares of capital stock authorized. As a result of the Reverse Stock Split, that number of shares Common Stock extinguished pursuant to the Reverse Stock Split would again be available for issuance by the Company, resulting in an increase in the number of authorized but unissued shares of Common Stock relative the number of outstanding shares of Common Stock.

How do these actions affect my ownership interest?

On November 5, 2010, prior to the Series D Exchange, the Company had 81,456,210 shares of Common Stock outstanding and shares of Series D Preferred Stock with an aggregate liquidation preference of approximately $70.5 million outstanding. Following the effectiveness of the Certificate of Amendment and the corresponding automatic conversion of the shares of Series D Preferred Stock into Common Stock, the Company expects to have approximately 125,528,310 shares of Common Stock outstanding and no shares of preferred stock outstanding. Accordingly, as a result the effectiveness of the Certificate of Amendment, the Company expects each share of Common Stock outstanding on November 5, 2010, to represent approximately 35% less of the Company but, in the event of a liquidation, dissolution or winding-up of the affairs of the Company, to have an effectively higher priority to the assets of the Company.

The Reverse Stock Split would not, by itself, affect your ownership interests in the Company (excluding the payments in lieu of fractional shares resulting from the Reverse Stock Split).

Following the effectiveness of the Certificate of Amendment and the Reverse Stock Split, however, that number of shares of preferred stock converted into Common Stock and that number of shares Common Stock extinguished pursuant to the Reverse Stock Split, respectively, will again be available for issuance by the Company. Our issuance of additional shares of Common Stock would reduce your ownership interest in proportion to the number of shares issued. Our future issuances of additional shares may have the effect of diluting earnings per share and book value per share of the outstanding shares at that time. In addition, if additional shares of preferred stock are issued, holders of those shares would be entitled to the number of votes, powers, preferences and rights determined by the certificate of designation that establishes that series of preferred stock, and such shares of preferred stock may have a priority over your shares of Common Stock with respect to the payment of dividends, redemption payments and rights upon liquidation, dissolution or winding-up of the affairs of the Company.

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How do these actions affect my voting interest?

On November 5, 2010, prior to the Series D Exchange, the Company had 81,456,210 shares of Common Stock outstanding. The Series D Preferred Stock does not have voting rights in most matters. Following the effectiveness of the Certificate of Amendment and the corresponding automatic conversion of the shares of Series D Preferred Stock into Common Stock, the Company expects to have approximately 125,528,310 shares of Common Stock outstanding. Accordingly, as a result the effectiveness of the Certificate of Amendment, the Company expects each share of Common Stock outstanding on November 5, 2010, to represent approximately 35% less voting interest of the Company.

The Reverse Stock Split does not, by itself, affect your voting interests in the Company.

Our issuance of additional shares of Common Stock will, and our issuance of preferred stock may, reduce your voting interest. Additionally, if additional shares of preferred stock are issued, holders of those shares would be entitled to the number of votes determined by the certificate of designation that establishes that series of preferred stock, and such shares of preferred stock may be entitled to more than one vote for each share of preferred stock. Therefore, any subsequent issuance of preferred stock may disproportionately affect the voting power of holders of our Common Stock or preferred stock.

What were the voting rights of the authorized shares of stock as of the Recapitalization Authorization Record Date and the Reverse Stock Split Authorization Record Date to approve the Series D Exchange and the Reverse Stock Split, respectively?

As of the Recapitalization Authorization Record Date, there were 31,239,198 shares of Common Stock, 2,000,000 shares of Series B Preferred Stock, 251,739 shares of Series C Preferred Stock, 67,260,295 shares of Series D Preferred Stock and 235,295 shares of Series E Preferred Stock outstanding. Holders of Common Stock are entitled to one vote per share of Common Stock. Each share of preferred stock, however, was entitled to a number of votes determined by the certificate of designation that establishes that series of preferred stock. Holders of Series B Preferred Stock were entitled to 3.5 votes for each share of Common Stock into which a share of Series B Preferred Stock was convertible, which then equaled 4.645881 votes per share of Series B Preferred Stock. Holders of Series C Preferred Stock were entitled to 15 votes per share of Series C Preferred Stock. Except as provided otherwise by the DGCL, the Series D Preferred Stock and the Series E Preferred Stock do not have voting rights.

As of the Reverse Stock Split Authorization Record Date, there were 81,280,019 shares of Common Stock outstanding and no shares of preferred stock outstanding, other than the Series D Preferred Stock, which was not entitled to vote on the approval of the Reverse Stock Split.

How else might the Reverse Stock Split affect my shares?

The Reverse Stock Split could be construed to have an anti-takeover effect because of the effective increase in the number of authorized but unissued shares of Common Stock that could be issued (within the limits imposed by applicable law) in one or more transactions that could make more difficult a change in control or takeover of the Company. Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this action to amend our Certificate of Incorporation was not taken with the intent that it be utilized as a type of anti-takeover device.

What consent was required in order to amend the Certificate of Incorporation pursuant to the Certificate of Amendment and the Reverse Stock Split?

The actions to amend our Certificate of Incorporation required the approval of our Board of Directors and the consent of holders of voting rights equivalent to a majority of the voting power of all of our capital stock and

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a majority of the outstanding shares of each affected class of our stock. A majority means one vote more than 50% of the number of shares that would have been eligible to vote at a meeting of stockholders.

Why was there no stockholders’ meeting?

Under the DGCL and our Certificate of Incorporation and Amended and Restated Bylaws, the changes to our Certificate of Incorporation may be effected, without a meeting of stockholders, by a resolution of our Board of Directors followed by written consent of stockholders holding voting rights equivalent to a majority of the voting power of all of our capital stock and a majority of the outstanding shares of each affected class of our stock. The described changes to our Certificate of Incorporation were approved by our Board of Directors and by the written consent of holders of voting rights equivalent to a majority of the voting power of all of our capital stock and a majority of our Series D Preferred Stock. Therefore, no stockholders’ meeting was required.

How many shares consented to the actions?

Two related stockholders, Pegasus and LED Holdings, holding voting rights equivalent to approximately 70% of the outstanding shares of all of our capital stock and approximately 90% of the outstanding shares of our Series D Preferred Stock executed a written consent approving the Certificate of Amendment. LED Holdings and Holdings, together holding approximately 84% of the outstanding shares of our Common Stock, executed a written consent approving the Reverse Stock Split.

Is it necessary for me to do anything to approve the actions?

No. No other votes are required. The outstanding shares of Series D Preferred Stock will convert into shares of Common Stock when the Certificate of Amendment is filed with the Secretary of State of the State of Delaware, which will occur no earlier than 20 calendar days after the mailing of this Information Statement.

If the Board of Directors determines to effect the Reverse Stock Split, the final reverse stock split ratio within the Reverse Stock Split Range would be determined solely by our Board of Directors at any future date prior to December 31, 2012, without further action or approval of the stockholders. At such time, if any, the Company would file with the Secretary of State of the State of Delaware an amendment to our Certificate of Incorporation to effect the Reverse Stock Split. The Company would then send you a letter of transmittal instructing you how you may surrender your Old Certificates for certificates representing shares of New Common Stock.

Am I entitled to dissenter’s rights?

No. The DGCL does not provide for dissenter’s rights for these amendments of our Certificate of Incorporation.

What material federal U.S. income tax consequences will result from the Reverse Stock Split?

The following is a summary of certain U.S. federal income tax considerations of the Reverse Stock Split. It addresses only U.S. Stockholders (as defined herein) who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). It does not address tax considerations under state, local, foreign and other laws.

As used herein, the term “U.S. Stockholder” means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in or under (or

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treated for U.S. federal income tax purposes as created or organized in or under) the laws of the United States or any state thereof or the District of Columbia, (iii) an estate subject to U.S. federal income taxation without regard to the source of its income, and (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. fiduciaries have the authority to control all of the trust’s substantial decisions, or (b) the trust has in effect a valid election to be treated as a United States person within the meaning of the U.S. Treasury Regulations.

The discussion does not address the U.S. federal income tax considerations that affect the treatment of an entity that is a partnership for U.S. federal income tax purposes and that holds the pre-Reverse Stock Split shares and post-Reverse Stock Split shares, or the partners of such partnership. Such partnerships and their partners should consult their own tax advisors. The discussion does not purport to be complete and does not address stockholders subject to special rules, such as stockholders that are not U.S. Stockholders, or that are financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. Furthermore, we have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split is intended to constitute a recapitalization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization, a U.S. Stockholder generally will not recognize gain or loss on the Reverse Stock Split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

A holder of the pre-Reverse Stock Split shares who receives cash in lieu of a fractional share interest in the post-Reverse Stock Split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held more than one year. It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the Reverse Stock Split is not being undertaken to increase any stockholder’s proportionate ownership of the Company.

No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information known to us about the beneficial ownership of our Common Stock as of November 5, 2010 by: (i) each of our named executive officers and executive officers; (ii) all of our executive officers and directors as a group (12 persons); and (iii) each person who was known to us to be the beneficial owner of more than five percent of our outstanding shares of Common Stock. Zachary S. Gibler, Chairman and Chief Executive Officer; John T. Stanley, Chief Operating Officer; Gregory T. Kaiser, Chief Financial Officer; and Fredric Maxik, Chief Scientific Officer, are currently the only executive officers of the company. Except as otherwise indicated, the address for each beneficial owner is Lighting Science Group Corporation, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. The applicable percentage ownership of our Common Stock is based on 81,456,210 shares of Common Stock issued and outstanding as of November 5, 2010, plus, on an individual basis, the right of that individual to obtain Common Stock upon exercise of stock options or warrants within 60 days of November 5, 2010.

	Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class
Directors and Executive Officers
Robert Bachman	321,311	(2)	*
David Bell	248,471	(3)	*
Charles Darnell	—		—
Zachary S. Gibler	716,875	(4)	*
Carlos M. Gutierrez	89,200	(5)	*
Donald Harkleroad	308,199	(6)	*
Gregory T. Kaiser	—		—
Michael W. Kempner	253,349	(7)	*
Fredric Maxik	545,362	(8)	*
T. Michael Moseley	89,200	(9)	*
Govi Rao (10)	329,865	(11)	*
John T. Stanley	—		—
Richard Weinberg	—		—
Directors and Executive Officers as a Group (12 persons)	2,571,967		3.1%
Certain Persons
LED Holdings, LLC (12)(13)	29,172,496		35.8%
LSGC Holdings LLC (12)(13)	169,491,463	(14)	92.6%
Pegasus Partners IV, L.P. (13)	169,491,463	(14)	92.6%
Koninklijke Philips Electronics N.V. (15)	8,837,020	(16)	9.8%

*	Less than 1%.
(1)	The number and percentage of shares of our Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power.
(2)	Includes 288,686 shares of Common Stock issued to USGT Investors, L.P., 20,625 shares of Common Stock issuable to USGT Investors, L.P. upon the exercise of warrants, and 9,000 shares of Common Stock issuable to Mr. Bachman pursuant to the exercise of stock options issued under the Amended and Restated Equity-Based Compensation Plan. Mr. Bachman is a controlling shareholder in the sole corporate general partner of USGT Investors, L.P. and may be deemed the beneficial owner of the shares held by USGT Investors, L.P.
(3)	Includes 12,000 shares of Common Stock issuable to Mr. Bell pursuant to the exercise of stock options issued under the Amended and Restated Equity-Based Compensation Plan.

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(4)	Includes 675,000 shares of Common Stock issuable to Mr. Gibler upon the exercise of stock options and 41,875 restricted shares of Common Stock issued to Mr. Gibler under the Amended and Restated Equity-Based Compensation Plan.
(5)	Includes 9,200 shares of Common Stock issuable to Mr. Gutierrez pursuant to the exercise of stock options issued under the Amended and Restated Equity-Based Compensation Plan.
(6)	Includes 296,199 shares of Common Stock issued to The Bristol Company and 12,000 shares of Common Stock issuable to Mr. Harkleroad pursuant to the exercise of stock options issued under the Amended and Restated Equity-Based Compensation Plan. Mr. Harkleroad is the sole shareholder of The Bristol Company and may be deemed the beneficial owner of the shares held by The Bristol Company.
(7)	Includes 9,200 shares of Common Stock issuable to Mr. Kempner pursuant to the exercise of stock options issued under the Amended and Restated Equity-Based Compensation Plan and 99,403 shares of Common Stock issuable to Mr. Kempner pursuant Series D Warrants held by Mr. Kempner. Also includes 64,746 shares of Common Stock Mr. Kempner will be entitled to receive as a result of the automatic conversion of his shares of Series D Preferred Stock upon the consummation of the Series D Exchange described herein.
(8)	Includes 425,000 shares of Common Stock issuable to Mr. Maxik upon the exercise of stock options and 117,250 restricted shares of Common Stock issued to Mr. Maxik under the Amended and Restated Equity-Based Compensation Plan.
(9)	Includes 9,200 shares of Common Stock issuable to Mr. Moseley pursuant to the exercise of stock options issued under the Amended and Restated Equity-Based Compensation Plan.
(10)	Mr. Rao resigned from his position as Chief Executive Officer on June 11, 2009 and from his position as Chairman of our Board of Directors on March 24, 2010.
(11)	Includes 8,334 shares of Common Stock issuable to Mr. Rao upon the exercise of stock options. Excludes 29,172,496 shares of Common Stock held by LED Holdings. Mr. Rao shares voting and dispositive power over our shares of Common Stock only as a manager of LED Holdings and by virtue of such status may be deemed to be the beneficial owner of the shares of Common Stock held by LED Holdings. Mr. Rao disclaims beneficial ownership of our shares of Common Stock held by LED Holdings.
(12)	The principal address and principal office of each of LED Holdings LLC (“LED Holdings”) and LSGC Holdings LLC (“Holdings”) is c/o Pegasus Capital Advisors, L.P., 99 River Road, Cos Cob, CT 06807.
(13)	Holdings may be deemed to indirectly beneficially own 29,172,496 shares of Common Stock held by LED Holdings because Holdings may be deemed to have voting and dispositive power over such shares due to its membership interest in LED Holdings. Also, Holdings may be deemed to beneficially own 38,816,459 shares of Common Stock. Pegasus Partners IV, L.P. (“Pegasus Partners”) is the managing member of Holdings. Pegasus Investors IV, LP (“Pegasus Investors”) is the general partner of Pegasus Partners and Pegasus Investors IV GP, LLC (“Pegasus GP”) is the general partner of Pegasus Investors. Pegasus GP is wholly owned by Pegasus Capital, LLC (“Pegasus Capital”, and together with Pegasus Partners, Pegasus Investors and Pegasus GP, the “Pegasus Entities”). Pegasus Capital may be deemed to be directly or indirectly controlled by Craig Cogut (“Mr. Cogut”). By virtue of the foregoing, the Pegasus Entities and Mr. Cogut may be deemed to beneficially own the 29,172,496 shares of Common Stock held by LED Holdings and the 38,816,459 shares of Common Stock held by Holdings. Each of Pegasus Partners, Pegasus Investors, Pegasus GP, Pegasus Capital and Mr. Cogut disclaims beneficial ownership of any of the Common Stock held by LED Holdings and Holdings. Additionally, Mr. Cogut may be deemed to indirectly own 101,391 shares of Common Stock and options to purchase 9,000 shares of Common Stock that represent payment of director fees paid by the Company to Pegasus Capital Advisors IV, L.P. (“Pegasus Advisors”). Pegasus Capital Advisors IV GP, LLC (“Pegasus Advisors GP”) is the general partner of Pegasus Advisors and Mr. Cogut is the sole owner and managing member of Pegasus Advisors GP. Mr. Cogut disclaims beneficial ownership of the shares and options held by Pegasus Advisors.
(14)	Includes 29,172,496 shares of Common Stock held by LED Holdings, 38,816,459 shares of Common Stock held by Holdings and 61,701,634 shares of Common Stock issuable upon exercise of warrants held by Holdings. Also includes 39,800,874 shares of Common Stock LSGC Holdings will be entitled to receive as a result of the automatic conversion of its shares of Series D Preferred Stock upon the consummation of the Series D Exchange described herein.

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(15)	The principal address and principal office of Koninklijke Philips Electronics N.V. is Breitner Center, Amstelplein 2, 1096 BC Amsterdam, The Netherlands.
(16)	Includes 5,330,482 shares of Common Stock issuable to Koninklijke Philips Electronics N.V. upon exercise of warrants. Also includes 3,506,538 shares of Common Stock Koninklijke Philips Electronics N.V. will be entitled to receive as a result of the automatic conversion of its shares of Series D Preferred Stock upon the consummation of the Series D Exchange described herein.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our Certificate of Incorporation and Amended and Restated Bylaws. This summary does not purport to be complete and is subject to and qualified by our Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed with the SEC, and by the provisions of applicable law.

General

Our authorized capital stock as set forth in our Certificate of Incorporation consists of 400,000,000 shares of Common Stock, par value of $0.001 per share, and 100,000,000 shares of preferred stock, par value of $0.001 per share. As of November 5, 2010, 81,456,210 shares of Common Stock were issued and outstanding and 67,260,295 shares of Series D Preferred Stock were issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to dividends as our Board of Directors may declare from funds legally available therefor, subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends. The holders of our Common Stock are entitled to one vote per share on any matter to be voted upon by stockholders. Our Certificate of Incorporation does not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors. No holder of our Common Stock will have any preemptive right to subscribe for any shares of capital stock issued in the future.

Upon any voluntary or involuntary liquidation or dissolution, the holders of our Common Stock are entitled to share ratably in all assets remaining after payment of creditors and subject to prior distribution rights of our preferred stock, if any. All of the outstanding shares of Common Stock are, and the shares issued or to be issued by us pursuant to the Recapitalization and the Series D Exchange will be, fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation provides that our Board of Directors may by resolution establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation or dissolution in such amounts as are established by our Board of Directors’ resolutions issuing such shares.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by our holders. Specifically, although the issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock.

The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the Common Stock;

•	diluting the voting power of the Common Stock;

•	impairing the liquidation rights of the Common Stock; or

•	delaying or preventing a change in control without further action by the stockholders.

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Series D Preferred Stock

The powers, preferences and rights of the Series D Preferred Stock described below are as set forth currently in the Series D Certificate, which will be amended by the Certificate of Amendment to provide that, upon effectiveness of the Certificate of Amendment, all shares of Series D Preferred Stock will automatically convert into shares of Common Stock. The following summary of the principal powers, preferences and rights of the Series D Preferred Stock does not describe all the terms of the Series D Certificate. A copy of the Series D Certificate was filed as an appendix to our Information Statement on Schedule 14C filed with the SEC on June 26, 2009.

Dividends: The holders of shares of Series D Preferred Stock are entitled to an annual cumulative dividend of 25% of $1.006, subject to adjustment in the event of a stock split or similar event, which compounds annually on the anniversary of the date of issuance. This dividend consists of two parts, the “Exercise Price Accrual” and the “LV Accrual.” The Exercise Price Accrual is equal to 17% of $1.006 and is a non-cash dividend credited to the account of the holder. At the holder’s election but subject to certain limitations, the Exercise Price Accrual may be used only for purposes of funding payment of the exercise price payable upon exercise of all or a portion of such holder’s Series D Warrants. The Exercise Price Accrual may not be separately applied to fund payment of the exercise price of the Warrants until the redemption (or deemed redemption) of the Series D Preferred Stock. Upon the redemption (or deemed redemption) of the Series D Preferred Stock, the Exercise Price Accrual would remain credited (but will no longer compound) to the account of the holder until the earlier of the date that: (i) all such amounts are surrendered by the holder for the exercise of its Series D Warrants or (ii) the Series D Warrants expire. The LV Accrual is equal to 8% of $1.006, accrues on the liquidation value of the Series D Preferred Stock and is payable in cash solely upon the redemption (or deemed redemption) of the Series D Preferred Stock. As of November 5, 2010, there were no arrears in dividends in respect of the Series D Preferred Stock.

Priority: The Series D Preferred Stock ranks senior to the liquidation preferences of the holders of our Common Stock.

Conversion: Prior to the effectiveness of the Certificate of Amendment, in accordance with the terms of the Series D Warrants, holders of Series D Preferred Stock are entitled to surrender their shares in satisfaction of the exercise price of such Series D Warrants. Otherwise, the holders of Series D Preferred Stock have no right to exchange or convert such shares into any other security of ours. Upon the effectiveness of the Certificate of Amendment, each holder’s shares of Series D Preferred Stock will automatically convert into that number of shares of Common Stock obtained by dividing the sum of the aggregate LV Accrual through September 30, 2010 and the aggregate $1.006 purchase price per share of such holder’s shares of Series D Preferred Stock by the conversion price of $1.60.

Redemption: We would be required to redeem the outstanding shares of Series D Preferred Stock on the eighth anniversary of the date of issuance or upon an earlier liquidation, dissolution or change of control (each of which would be deemed to be a redemption).

Liquidation Value: The liquidation value per share of Series D Preferred Stock is equal to the stated purchase price of the Series D Preferred Stock plus the LV Accrual. Upon the scheduled redemption of the Series D Preferred Stock, we would be required to pay each holder of Series D Preferred Stock an amount per share in cash equal to the stated purchase price of the Series D Preferred Stock plus the cumulative amount of the LV Accrual through the eighth anniversary of the date of issuance. The cumulative amount of the Exercise Price Accrual would remain credited (but would no longer compound) to the account of a holder until the earlier of the date that: (i) all such amounts are surrendered by the holder for the exercise of its Series D Warrants or (ii) the Series D Warrants expire. In the event of a deemed redemption, which includes a liquidation, dissolution or change of control of the Company, prior to the scheduled redemption date, we would be required to pay each holder of Series D Preferred Stock an amount per share in cash equal to the stated purchase price of the Series D

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Preferred Stock plus the cumulative amount of the LV Accrual that has accrued as of such date. Any portion of the LV Accrual that has not accrued as of such date would accelerate as if the Series D Preferred Stock were held until the eighth anniversary of the date of issuance, but this accelerated portion would not be payable in cash and instead would be credited to the account of the holder for purposes of funding payment of the exercise price of all or a portion of a holder’s Series D Warrants. The cumulative amount of the Exercise Price Accrual would accelerate in the event of a deemed redemption as if the Series D Preferred Stock were held until the eighth anniversary of the date of issuance and would remain credited to the account (but would no longer compound) of a holder until the earlier of the date that: (i) all such amounts are surrendered by the holder for the exercise of its Series D Warrants or (ii) the Series D Warrants expire.

Voting Rights: Except as required by law and in certain specified cases, the Series D Preferred Stock does not have voting rights.

Transfer: The Series D Preferred Stock is only transferable in conjunction with the transfer of whole units, with each unit consisting of one share of Series D Preferred Stock and that portion of a Series D Warrant to purchase one share of Common Stock, and any such transfer must consist of a minimum of 25,000 units.

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INTEREST OF CERTAIN PERSONS

IN OPPOSITION TO MATTERS ACTED UPON

Pegasus and its affiliates control a majority of the voting power of our Common Stock and have appointed a majority of the directors serving on our Board of Directors. Pursuant to the Series D Exchange, the Company will issue Holdings 39,800,874 shares of Common Stock upon conversion of 60,758,777 of Holdings’ shares of Series D Preferred Stock and Michael W. Kempner, a director of the Company, approximately 64,746 shares of Common Stock upon conversion of 99,403 of Mr. Kempner’s shares of Series D Preferred Stock. Except as described above, no officer or director of the Company has any substantial interest in the matters acted upon, other than his or her role as an officer or director of the Company. No director of the Company opposed the actions taken by the Company set forth in this Information Statement.

PROPOSAL BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Exchange Act, one Information Statement may be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. Requests for additional copies of this Information Statement, and requests that in the future separate communications be sent to stockholders who share an address, should be directed to Lighting Science Group Corporation, Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937, Attn: Investor Relations, or by calling telephone number (321) 779-5520 and asking for investor relations.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by the Company with the SEC and contain important information about the Company, are incorporated into this Information Statement:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on April 13, 2010, including the financial statements and related notes thereto and the report of our independent auditor, a copy of which is attached to this Information Statement as Appendix B.

•

Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 12, 2010, including the financial statements and related notes thereto, a copy of which is attached to this Information Statement as Appendix C.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The reports incorporated by reference into this Information Statement are being delivered to our stockholders along with this Information Statement.

By Order of the Board of Directors,

Zachary S. Gibler

Chairman and Chief Executive Officer

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LIGHTING SCIENCE GROUP CORPORATION

Lighting Science Group Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the name of the Corporation is Lighting Science Group Corporation.

SECOND: That the Corporation was originally incorporated in the State of Delaware on June 16, 1988, under the name Neo Corp.

THIRD: That the Board of Directors of the Corporation has duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of this Corporation and declaring said amendment to be advisable.

FOURTH: That the stockholders of the Corporation have duly approved said amendment by the written consent of such stockholders, such consent being from the holders of a majority of the voting power of the outstanding shares of the Corporation’s Common Stock and Series D Non-Convertible Preferred Stock, adopted in accordance with the requirements of Section 228 of the General Corporation Law of the State of Delaware, and each such approval being in accordance with the terms of the Amended and Restated Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: That the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by replacing Section 5 of the Certificate of Designation of the Series D Non-Convertible Preferred Stock of the Corporation in its entirety with the following:

“5. Surrender; Conversion. Except as provided in this Section 5, Holders of the Preferred Shares shall have no right to exchange or convert such shares into any other securities.

(a) Upon the effectiveness of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Automatic Conversion Date”), each share of the Series shall be automatically converted into shares of Common Stock. The number of shares of Common Stock which a Holder shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of Preferred Shares being converted by (ii) the Conversion Ratio. The “Conversion Ratio” is the quotient obtained by dividing (i) the sum of the Purchase Price plus any accrued but unpaid LV Accrual as of September 30, 2010, by (ii) the Conversion Price. The “Conversion Price” shall equal $1.60. The Holders of the Preferred Shares shall surrender the certificates evidencing such Preferred Shares (the “Preferred Certificates”) at the office of the Corporation or its transfer agent for Common Stock. As promptly as practicable after the surrender of the Preferred Certificates (but in no event later than five (5) business days thereafter) the Corporation shall issue and deliver to such Holder one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which the Holders shall be entitled. The Corporation shall not be obligated to issue such certificates unless and until the Preferred Certificates being converted are either delivered to the Corporation or its transfer agent, or the Holder notifies the Corporation that such Preferred Certificate has been lost, stolen or destroyed and executes an agreement, satisfactory to the Corporation and its transfer agent, to indemnify the Corporation from any loss incurred by it in connection therewith.

A-1

(b) If the conversion of Preferred Shares would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up or down to the nearest whole share.

(c) At all times after the Automatic Conversion Date, the Corporation shall reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock that shall be issuable upon conversion of all outstanding Preferred Shares in accordance with this Section 5. The Corporation shall take all action permitted by law to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding Preferred Shares.

(d) Each conversion shall be deemed to have been made at the close of business on the Automatic Conversion Date so that the rights of the Holder thereof as to the Preferred Shares being converted shall cease except for the right to receive Common Stock, and the Holder shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.”

SIXTH: That the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by replacing the definition of “Change of Control” in Section 10 of the Certificate of Designation of the Series D Non-Convertible Preferred Stock of the Corporation with the following:

“Change of Control” means (a) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation (other than pursuant to a joint venture arrangement or other transaction in which the Corporation, directly or indirectly, receives at least fifty percent (50%) of the voting equity in another entity or a general partnership); (b) the effectuation of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of (other than (i) as a direct result of normal, uncoordinated trading activities in the Common Stock generally or (ii) solely as a result of the disposition by a stockholder of the Corporation to an Affiliate of such stockholder); (c) the consolidation, merger or other business combination of the Corporation with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the voting equity of the surviving entity; (d) a transaction or series of transactions in which any person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than fifty percent (50%) of the voting equity of the Corporation (other than the acquisition by a person or “group” that is an Affiliate of or Affiliated with a person or “group” that immediately prior to such acquisition, beneficially owned fifty percent (50%) or more of the voting equity of the Corporation); (e) the replacement of a majority of the Board of Directors with individuals who were not nominated or elected by at least a majority of the directors at the time of such replacement (other than as a result of the replacement of individuals previously nominated or elected by a stockholder and any of its Affiliates with individuals nominated or elected by such stockholder and its Affiliates); or (f) a transaction or series of transactions that constitutes or results in a “going private transaction” (as defined in Section 13(e) of the Exchange Act and the regulations of the Commission issued thereunder).”

[signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed on its behalf by its undersigned Chairman and Chief Executive Officer as of                     , 2010.

By:
Name:	Zachary S. Gibler
Title:	Chairman and Chief Executive Officer

APPENDIX B

Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2009

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NUMBER: 0-20354

Lighting Science Group Corporation

(Exact name of Registrant as specified in its charter)

Delaware	23-2596710
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1227 South Patrick Drive, Bldg 2A Satellite Beach, FL	32937
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (321) 779-5520

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Exchange Act:

Title of each Class:
COMMON STOCK, PAR VALUE $0.001 PER SHARE

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☐    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer.	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates, computed by reference to the closing sales price of such stock, as of June 30, 2009 was $4,632,000 (for purposes of determination of the aggregate market value, only directors, executive officers and 10% or greater stockholders have been deemed affiliates.)

The number of shares outstanding of the registrant’s common stock, par value $0.001 per share, as of March 31, 2010 was 30,549,679 shares, including 675,833 shares of restricted common stock that have voting rights, but are not defined as outstanding under generally accepted accounting principles.

DOCUMENTS INCORPORATED BY REFERENCE

The information required by Part III of this Annual Report on Form 10-K, to the extent not set forth herein, is incorporated by reference from the registrant’s definitive proxy statement relating to the 2010 Annual Meeting of Shareholders to be held on May 26, 2010, which will be filed with the Securities and Exchange Commission within 120 days after the end of the fiscal year to which this Annual Report on Form 10-K relates.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

PART I

Item 1.	Business.

General

Lighting Science Group Corporation (“Lighting Science Group,” “we,” “us,” “our,” or the “Company”) designs, develops, manufactures and markets a range of lighting devices and systems that use light emitting diodes (“LEDs”) as the light source. LEDs are semiconductor devices that emit light when electric currents are passed through them and present many advantages over traditional light sources, primarily greater energy efficiency. LED technology has improved substantially over the past several years. Lighting products that use LEDs have become functionally viable, economically compelling and applicable for many different uses. The market for LED-based lighting products has experienced strong growth over the past several years.

We expect demand for energy efficient LED lighting products to continue to exhibit strong growth, driven by the following factors:

•	short payback period for customers because reductions in electricity costs generally equal the initial cost of LED lighting products in one to three years;

•	long life of LED lighting products that last on average 50,000 hours;

•	reduced maintenance costs;

•	public pressure for sustainable or “green” products;

•	government regulations mandating the use of energy efficient lighting: including the elimination of the production of all incandescent bulbs in Europe by 2012 and in the United States by 2014;

•	government regulations restricting the use of hazardous substances such as the mercury contained in fluorescent lighting products; and

•

cash incentives and rebates available under the American Recovery and Reinvestment Act of 2009 (the “ARRA”) to promote energy efficiency and alternative energy projects in federal, state and local municipal facilities.

We are focused on utilizing our engineering and design capabilities and intellectual property to develop lighting solutions for our target markets. We deliver these products to our customers through direct sales, alliances with channel partners, such as original equipment manufacturers (“OEMs”), lighting designers, electrical and lighting distributors and energy service companies (“ESCOs”).

History

We were incorporated in Delaware in 1988 and our business today is the result of the combination of the products, patents, intellectual property, assets and businesses of four LED lighting companies: (i) Lighting Science Group Corporation, an early entrant and leader in the application of LEDs for general illumination with white lighting, (ii) LED Effects, Inc. (“LED Effects”), an established LED company specializing in custom and architectural lighting systems, (iii) Lighting Science Group, B.V. (“LSGBV”), formerly known as Lighting Partner B.V., a Netherlands-based manufacturer and marketer of LED retail shop lighting and other specialty LED lighting devices and (iv) Lamina Lighting, Inc. (“Lamina”), a supplier of LED light engines and LED modules.

LED Holdings, LLC, a Delaware limited liability company (“LED Holdings”) was formed on or about June 5, 2007 for the purpose of acquiring LED Effects and on June 14, 2007, LED Holdings acquired 100% of the operations and net assets of LED Effects, a California-based company engaged in the business of designing, developing and manufacturing LED lighting applications. On October 4, 2007, we entered into an Exchange and Contribution Agreement (the “Exchange Agreement”) with LED Holdings, pursuant to which we: (i) acquired substantially all of the assets of LED Holdings and (ii) issued in exchange for these assets 2,000,000 shares of our Series B Preferred Stock and 15,928,734 shares of our common stock to LED Holdings (collectively, the “Acquisition”). As a result of the Acquisition and, specifically, LED Holdings’ acquisition of approximately a 70% participating interest and an 80% voting interest in the Company, we became a majority-owned subsidiary of LED Holdings as of October 4, 2007.

We accounted for the Acquisition as a reverse merger. Accordingly, for accounting and financial reporting purposes, Lighting Science Group was treated as the acquired company, and LED Holdings was treated as the acquiring company.

On April 22, 2008, we acquired all of the outstanding capital shares of LSGBV, a manufacturer providing a broad range of LED lighting devices for residential, commercial, and retail applications based in The Netherlands.

On July 29, 2008, we acquired the net assets of Lamina, a New Jersey-based company engaged in the business of developing and manufacturing light engines for use in LED lighting fixtures and applications.

Following the completion of the Lamina acquisition in July 2008, we initiated a reorganization effort to integrate our acquisitions, streamline our product development capability, segment our product offering and enhance our supply chain performance. We also reorganized our corporate structure to eliminate unnecessary expenses given that each of the companies we acquired had its own infrastructure, assembly facilities and administrative personnel that increased our operational and administrative expenses.

In order to achieve our restructuring goals, we consolidated operations and closed facilities, increased investment in research and development, increased investment in engineering resources and expanded our product line. We also entered into strategic relationships to improve our supply chain functions. We expect to continue to refine our operational strategy but believe that our integration efforts have positioned us for growth under a lower cost and more efficient structure with a stronger supply chain.

Significant Transactions

On November 6, 2009, we filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) relating to a rights offering to certain of our existing security holders (the “Rights Offering”). Pursuant to the Rights Offering, we offered 25,268,193 units of our securities (“Units”) at $1.006 per Unit, with each Unit consisting of one share of our Series D Non-Convertible Preferred Stock and a warrant entitling the holder thereof to purchase one share of common stock for $6.00 per share, subject to adjustment. On March 3, 2010, we consummated the Rights Offering. On the closing date of the Rights Offering, we received approximately $303,000 from the purchase of 301,268 Units.

Pursuant to that certain convertible note agreement (the “Pegasus Convertible Note”), dated as of August 27, 2009, between us and Pegasus Partners IV, L.P. (“Pegasus IV”), upon consummation of the Rights Offering, approximately $35.2 million of principal and accrued interest automatically converted into 35,017,667 Units. Similarly, pursuant to that certain convertible note agreement (the “Philips Convertible Note”), dated as of August 27, 2009, between us and Koninklijke Philips Electronics N.V. (“Philips”), upon consummation of the Rights Offering, approximately $5.4 million of principal and accrued interest automatically converted into 5,330,482 Units.

Pursuant to the Pegasus Convertible Note, we previously granted Pegasus IV or its assignees the option (the “Standby Purchase Option”) to acquire any or all of the Units that were not subscribed for pursuant to the Rights Offering. On February 23, 2010, we received $2.0 million from Pegasus IV as an advance payment for Units pursuant to the Standby Purchase Option. Notwithstanding this advance payment, Pegasus IV or its assignees may also elect to purchase additional Units pursuant to the Standby Purchase Option until April 18, 2010. In total, the Standby Purchase Option provides Pegasus IV the right to purchase approximately 24,966,925 Units. We have been informed by Pegasus IV that Pegasus IV or its assignees currently intend to purchase all of the remaining Units pursuant to the Standby Purchase Option. We therefore expect to receive approximately $25.4 million in gross proceeds in connection with the closing of the Rights Offering (excluding the amount of principal and interest that automatically converted to Units pursuant to the terms of the Pegasus Convertible Note and the Philips Convertible Note) and the exercise of the Standby Purchase Option.

Our Target Markets and Customers

We target strategic market segments where we believe the performance and cost advantages of LED lighting devices and systems are most applicable. We have coupled our product offering with what we believe are compelling financing solutions that are designed to overcome reluctance to make capital expenditures to adopt LED lighting. Our objective is to provide customers with the highest performing LED lighting products at a lower cost than our competitors.

We currently target four major market segments:

Public and Private Infrastructure. The public and private infrastructure market is comprised of facilities and spaces that are managed by government and private entities. Primary lighting applications in this market are streets and highways, airports, ports, rail infrastructure, water infrastructure and energy supply infrastructure. We believe that the North American public and private infrastructure market for lighting is large and increasingly ready to adopt LED lighting. We believe that street and highway lighting represents the largest segment within the infrastructure market. Although LED lighting sales currently represent only a small part of this market, we expect a substantial increase in industry-wide LED lighting sales within this market in 2010 due to customer acceptance of the benefits of LED technology, United States government stimulus initiatives and the improved performance and lower cost of LED lighting products.

Retail and Hospitality. The market for lighting in the retail and hospitality environment is both large and varied. This market includes malls, retail shops, hotels and resorts, cruise ships, and restaurant owners and operators. Our product offerings for this target market focus on task lighting, down lighting, bay lighting, cove and display lighting, accent, track and spot lighting. Retail lighting applications also include product-specific display lighting that enhances the appearance of particular merchandise in addition to general illumination. In certain cases, products such as clothing, cosmetics, food and jewelry require very specific lighting requirements and our products are able to meet those requirements. The early adopters of LED white lighting in the retail and hospitality market were high end luxury retail stores that sought a high quality lighting environment (e.g., design flexibility, color and form factor). More recently, LED display lighting has penetrated the middle-market and department stores have utilized it for the display of items such as cosmetics, shoes, crystal, china and jewelry.

The LED lighting products we offer to the retail and hospitality market often have less than a two year payback, which means the customer will see a financial return of their investment in our products in the form of lower energy costs within two years.

Commercial and Industrial. We have developed a line of LED lamps targeted to compete with traditional incandescent and incandescent halogen lamps. We offer a comprehensive range of high performance LED retrofit lamps for traditional reflector and globe incandescent lamps such as PAR38, PAR30, PAR20, MR16 and G25 types for commercial and residential lighting applications. Our LED retrofit lamps are currently sold through multiple channels. Specifically, we offer our LED retrofit lamps to leading lighting companies that then resell under their own brands in commercial markets and into retail markets such as home centers. In addition, our products are also sold under the Lighting Science brand through electrical wholesalers serving the commercial markets, ESCOs, and direct to retail customers.

Architectural and Architainment. We define architectural and architainment lighting as lighting used for illuminating environments that emphasize aesthetics in addition to function, where the integration of light sources and architectural elements is critical. Architectural and architainment lighting is used in both indoor (e.g., retail and hospitality) and outdoor (e.g., building facades, bridges, and historic monuments) applications, and can be both functional and decorative. In outdoor architectural applications where fixtures are exposed to temperature variations, our experience is that LED lighting devices perform better than traditional technologies, especially in cold temperatures. LED lighting is ideal for architectural applications that require design flexibility, dynamic color, and in places that are difficult to reach and maintain. We believe that the LED lighting market for architectural and art project applications is substantial and that we can expand our current business in this market.

Future Applications. Through our internal research and development efforts and our relationships with channel partners, universities and other entities, we continuously explore additional applications for LED lighting. For instance, we are currently working with others to explore the development of prototypes for space craft lighting applications through a national space agency (NASA), healthcare applications through a major university and its associated hospital and water purification applications through another university. While these markets are in preliminary stages of development, we believe they could be substantial market opportunities for LED lighting that are not at all or fully addressed by traditional lighting technology.

Our Products

Our product line is comprised of an extensive and growing range of LED based retrofit lamps and luminaires (lighting fixtures) designed and engineered for applications in the four major market segments discussed above. Our products offer several advantages over traditional light sources including lower energy consumption, longer lifetime, environmental friendliness, configurability, small size, low heat output and durability. These products can be designed into lamps and luminaires with specific light color, lumen output, light distribution, control features (such as dimming), and form factors, enabling lighting application requirements to be met precisely.

LED Retrofit Lamps. We offer a comprehensive range of high performance and reasonably priced LED retrofit lamps or bulbs that we believe are economically compelling replacements for traditional reflector and globe incandescent and incandescent halogen lamps such as PAR38, PAR30, PAR20, MR16, A19 and G25 types. Our range of dimmable LED retrofit lamps exhibit consistent color and deliver excellent light distribution and brightness and are suitable for commercial and residential lighting applications. We sell LED retrofit lamps directly to end users under the Lighting Science brand and also to OEMs for resale under their respective brands.

We recently previewed our new line of LED retrofit lamps at the California Governors’ Global Change Summit, and samples of these lamps have been provided to potential customers for their review and consideration. This new line of retrofit lamps will have substantially increased light output compared to both our previous retrofit LED lamps and, we believe, the competition, but they will be available at about half the cost of other major LED retrofit lamps available from our competitors in several big box retailers. For example, we have found that the current average retail prices at “big box” retailers for R30 and MR-16 LED lamps are about $50 and $30, respectively. Our new generation R30 and MR-16 LED lamps have about twice the lumen output, but are expected to retail at approximately half of the existing retail prices. The new line of lamps is dimmable and compatible with all dimmer types commonly available in the United States.

Infrastructure. We also offer a line of LED luminaires, or fixtures, that combine energy efficiency, long life and excellent light distribution, which makes them ideal for use in parking garages, warehouses and manufacturing areas. Our product range includes the PROLIFIC Series Roadway Luminaire developed for use in certain street lighting applications, and the Pyramid Low Bay, Flat Low Bay and BAYLUME luminaires for use in parking garages and other area lighting. The ShoeBox and WallPack LED luminaires are designed for area and pathway and security lighting, respectively. The PROLIFIC Series Roadway Luminaires produce between 80 to over 90 lumens per watt depending on the model. This performance was validated by an independent testing laboratory that is approved for LM-79 Testing for ENERGY STAR for solid state lighting by the United States Department of Energy CALiPER program. At over 80 lumens per watt, we believe that the PROLIFIC Series Roadway Luminaires deliver industry leading performance over currently available LED-based street lights offering only 50 to 60 lumens per watt efficacy.

Our products in the infrastructure market category are designed to reduce operating costs and generate a payback to the customer within two to three years, depending on the application. Some of our most notable installations in 2009 include the installation of our low bay luminaires in six parking garages at Arizona State University, Tempe Campus and a parking garage for American Airlines.

We also recently entered into a development agreement with NASA to help develop, prototype and test the next generation of solid state lighting platforms for space craft, which is a two year program. We are also a participant in a NASA grant for the study of UV LED systems in water purification, which is a one year program.

Retail/Shop Lighting. We design, develop, manufacture and market the SYMETRIE line of LED luminaires for retail display applications in various profiles and lengths and in select color temperatures ranging from cool to warm. These products include our Flat, Slim, Round and Corner profile luminaires and we believe they are an economically compelling alternative to traditional incandescent, incandescent halogen and fluorescent lighting technology. A major retail equipment company has integrated our linear LED luminaires in their shelving-systems and sells the complete integrated system to its customers, which include a large national perfume and cosmetics retailer. We also manufacture and market a range of LED-based spot, accent, recessed, pendant and track lighting such as the CYCLOS, NISSI and FRAGMA luminaires for retail store applications offering uniform illumination and an alternative to incandescent halogen lighting.

Architectural Accent. We offer architectural and architainment LED lighting devices including, but not limited to, the Color Tile, FLEXILUME, XTREMETUBE, High Power Linear, DOTZ, COOLGRID and Flat RGB luminaires. These products help architects, lighting designers, and builders enhance building structures with light, color, movement and video in both interior and exterior applications. Our architectural accent luminaires have been used in flagship stores for several luxury brands and can be combined with lighting systems from our custom solutions group to produce one-of-a-kind lighting systems that transform buildings or landscapes into works of art.

LED Light Engines and Modules. We offer white light and RGB LED modules under the ATLAS and TITAN trademarks. These LED modules are used by original equipment manufacturers and lighting companies in their LED lighting systems. We also sell custom designed light engines for integration into existing light fixtures and newly designed LED luminaires. One such light engine is sold to a major lamp company for resale in the public lighting infrastructure market and another such light engine is sold to a major lighting fixture company for integration in a designer lighting fixture.

Custom Solutions. We offer customized LED lighting systems or solutions for a range of customers. Our custom design capabilities combine project management, system integration, and advanced control systems and software to create desired lighting effects for architects and light designers. By taking the designer’s lighting vision and translating it into a practical application, our engineers are able to design and develop a complete system that meets a specific design need and that delivers a desired lighting effect. Our design and development expertise covers a broad range of custom lighting systems, including LED light engines for existing applications to completely new LED lighting applications that exploit the characteristics of LEDs. We believe that our custom solutions business generates brand awareness and provides a recurring source of new product development through the research, design, development and engineering efforts that are typically involved in these special projects.

One of our LED custom projects, the New York City Times Square New Year’s Eve Ball, currently rests on top of 1 Times Square year round and changes colors/sequence through programmable control panels and without the need to change light fixtures, lenses or other devices. Additional notable projects that we have completed include:

•	7 World Trade Center in New York, New York;

•	the Saks Fifth Avenue snowflake display in New York, New York;

•	the Chanel retail store in Ginza, Japan;

•	the Macy’s holiday façade in San Francisco, California;

•	a casino project for the City of Dreams in Macau, China;

•	the Texas State Fair’s “Big Tex” in Dallas, Texas;

•	the Shri Swaminarayan Mandir in Liburn, Georgia;

•	the U.S. Bank Tower in Sacramento, California; and

•	the Orange County Center for Performing Arts in Orange County, California.

Distribution

We deliver our products directly to certain customers and to other customers through a network of electrical wholesalers with strategically located warehouses in the United States, Europe and Asia using common carriers. For other international customers, we adapt our distribution methods to meet individual customer or country requirements.

Our Suppliers and Raw Materials

LEDs are the single most important component of our LED lighting devices and are also the most expensive component. We are not committed to and do not favor a single source for LEDs, and are therefore free to select LEDs based on availability, price and performance. We presently use LEDs produced by Nichia, Citizen, Philips Lumileds, Osram Opto Semiconductor and various other companies. We believe we have good relationships with our LED suppliers and, in general, receive a high level of cooperation and support from them. In addition, we have entered into strategic relationships with certain key suppliers that currently give us access to next generation LED chip technology at an early stage and at a competitive price.

The principal materials used in the manufacture of our LED lighting devices are: LEDs; circuit boards; standard electrical components such as capacitors, resistors and diodes; aluminum for heat sinks and structural elements; and plastics for optical elements. We obtain these materials from several suppliers and in some cases have special supply arrangements. In some cases, we buy completed sub-assemblies, especially in the case of electronics for power supplies, that may be designed by us or by a third party. We continuously monitor and evaluate alternative suppliers and materials based on numerous attributes including quality, service and price.

Our Assembly and Manufacturing

We assemble and manufacture our LED products both internally and through select contract manufacturers who provide scalability, best-in-class manufacturing and quality processes. Our manufacturing operations for our standard products are based in Satellite Beach, Florida and our manufacturing operations for our custom products unit are based in Rancho Cordova, California. Our contract manufacturers are located both in and outside the United States, and they provide the necessary facilities and labor to manufacture some of our products or sub-assemblies of our products. In the future, we may rely more heavily on contract manufacturers to manufacture our products and provide sub-assembly services, and we believe we have the flexibility to shift production among our facilities and our contract manufacturers.

Intellectual Property

As of December 31, 2009, we had filed 132 U.S. patent applications. From these applications, 77 U.S. patents had been issued and 32 were pending approval. When we believe it is appropriate and cost effective, we make corresponding international, regional or national filings to pursue patent protection in other parts of the world. In some cases, we rely on confidentiality and trade secrets to protect our innovations.

We also have a portfolio of registered and unregistered trademarks including: LIGHTING SCIENCE, PROLIFIC, LAMINA, EYELEDS, SPOTLED, SOL, TITAN, TITAN TURBO, ATLAS, BAYLUME; FLEXILUME, DOTZ, COOLGRID, POWEREYE, SYMETRIE, CYCLOS, NISSI, XTREME TUBE, DISCEYE and COLOREYE.

Regulations, Standards & Conventions

Our products are generally required to meet the electrical codes of the jurisdictions where they are sold. Meeting the codes established in the United States and Europe usually allows our products to meet the codes in other geographic regions.

Many of our customers and end users require our products to be listed by Underwriters’ Laboratories, Inc. (“UL”), or “UL Listed.” UL is a United States independent, nationally recognized testing laboratory, third-party product safety testing and certification organization. UL develops standards and test procedures for products, materials, components, assemblies, tools and equipment, chiefly dealing with product safety. UL evaluates products, components, materials and systems for compliance to specific requirements, and permits acceptable products to carry a UL certification mark, as long as they remain compliant with the standards. UL offers several categories of certification. Products under its listing service are said to be “UL Listed,” identified by the distinctive UL mark. We have undertaken to have all of our products meet UL standards and be UL listed. There are alternatives to UL certifications, but customers and end users tend to favor UL listing. Because LED lighting devices are relatively new in the market, UL’s specifications and standards for LED lighting devices such as ours are not well established and the prior established specifications and standards for traditional lighting devices are sometimes difficult to achieve for LED lighting devices.

Certain of our products must meet industry standards, such as those set by the Illuminating Engineering Society of North America, or IES, and government regulations for the application. For example, street lights must meet certain structural standards and must also deliver a certain amount of light in certain positions relative to the installed Luminaire. In the United States, WallPack luminaires must meet standards and regulations established in the Americans with Disabilities Act. We specifically develop and engineer our products to meet the standards and regulations applicable to the lighting applications addressed by our products.

Many of our customers and end users will also expect our products to meet the applicable ENERGY STAR requirements. ENERGY STAR is an international standard for energy efficient consumer products. To qualify for ENERGY STAR certification, LED lighting products must pass a variety of tests to prove that the products have certain characteristics. We are striving for our products to meet the ENERGY STAR requirements and as LED efficiency improves, we believe that most of our products will meet the current requirements.

Research and Development

We are dedicated to constantly improving our LED lighting devices and to developing new LED lighting devices. Our research and development team focuses on increasing performance efficiency of all system elements (including power supplies, drivers and thermal management), better optics, and improving and innovating control systems. We work with LED chip and LED package makers to promote and drive advances in LED package structure and phosphor application for white light devices.

We have established relationships with NASA and a major university and its affiliated hospital to research the effects of light on biological systems. Other areas of research include LED lighting applications to accelerate or modify plant growth and the effects of spectral distribution on human functions including sleep patterns, visual acuity, alertness and seasonal and clinical depression.

During the fiscal years ended December 31, 2009 and 2008, we spent approximately $1.3 million and $1.1 million, respectively, on research and development.

Employees

As of December 31, 2009, we had 91 employees in the United States and 35 employees outside the United States, primarily in our office in Goes, The Netherlands. We are not subject to any collective bargaining agreements, and we believe that our relationship with our employees is good.

A number of our employees were previously employed by leading companies in the lighting industry, such as Acuity Brands, Inc., Philips Lighting, Osram Sylvania, Inc. and General Electric Company. We believe that their industry knowledge, lighting application knowledge and contacts in the lighting industry are important assets supporting our business.

Item 1A.	Risk Factors.

Risks Related to Our Business

If we are unable to manage any future growth effectively, our profitability and liquidity could be adversely affected.

If we were to reach our sales goals, the resulting growth is expected to place strain on our limited research and development, sales and marketing, operational and administrative resources. To manage any future growth, we must continue to improve our operational and financial systems and expand, train and manage our employee base. For example, we need to implement new management information systems, hire and train new sales representatives and improve our supply chain management and quality control operations. Additionally, we need to make additions to our operations and administrative management teams. If we are unable to manage our growth effectively, we may be unable to operate profitability and we may not be able to effectively pursue our business plan.

If we are unable to increase production capacity for our products in a timely manner, we may incur delays in shipment and our revenues and reputation in the marketplace could be harmed.

An important part of our business strategy is the expansion of production capacity for our products. We plan to increase production capacity by increasing capacity at our Satellite Beach facility and potentially adding new contract manufacturers or by expanding capacity with our existing contract manufacturers. Our ability to successfully increase production capacity will depend on a number of factors, including the following:

•	our ability to successfully increase capacity at our Satellite Beach facility;

•	identification and availability of appropriate and affordable contract manufacturers;

•	ability of our current contract manufacturers to allocate more of their existing capacity to us or their ability to add new capacity quickly;

•	availability of critical components used in the manufacture of our products;

•	establishment of adequate management information systems, financial controls and supply chain management and quality control procedures; and

•	ability of our future contract manufacturers to implement our manufacturing processes.

If we are unable to increase production capacity for our products in a timely manner while maintaining adequate quality, we may incur delays in shipment or be unable to meet increased demand for our products which could harm our revenues and damage our reputation and our relationships with current customers and prospective customers.

If critical components and raw materials that we utilize in our products become unavailable, we may incur delays in shipment that could damage our business.

We depend on our suppliers for certain standard electronic components as well as custom components critical to the manufacture of our lighting devices. We currently rely on a limited number of suppliers for LEDs used in the production of our products. We depend on our vendors to supply in a timely manner critical components in adequate quantities and consistent quality and at reasonable costs. Finding a suitable alternate supply of required components that meet our strict specifications and obtaining them in needed quantities may be a time-consuming process and we may not be able to find an adequate alternative source of supply at an acceptable cost.

We are seeking to establish long-term relationships with certain key suppliers to ensure availability of key components at favorable pricing. However, we currently rely on purchase orders with our suppliers rather than long-term contracts. To the extent that we do not have long term contracts, we may not be able to predict with certainty our ability to obtain components in adequate quantities and at acceptable prices when they may be needed. If we are unable to obtain components in adequate quantities, we may incur delays in shipment or be unable to meet demand for our products, which could damage our reputation with customers and prospective customers.

The principal raw materials used in the manufacture of our products are LEDs, a variety of standard electrical components, printed circuit boards, wire, plastics for optics, metal for housings and heat sinks. From time to time, LEDs have been in short supply due to demand, binning restrictions and production constraints. Any significant interruption in the supply of these raw materials could have a material adverse effect upon us.

The principal raw materials used in the manufacture of the LEDs used in our products are silicon wafers, gold wire, lead frames and a variety of packages and substrates, including metal, printed circuit board, flex circuits, ceramic and plastic packages and phosphors. From time to time, particularly during periods of increased industry-wide demand, silicon wafers and other materials have been in short supply. Any significant interruption in the supply of these raw materials could have a material adverse effect upon us.

We rely upon key members of our management team and other key personnel and a loss of key personnel could prevent or significantly delay the achievement of our goals.

Our success will depend to a large extent on the abilities and continued services of key members of our management team and other key personnel. The loss of key members of our management team or other key personnel could prevent or significantly delay the implementation of our business plan and marketing efforts. If we continue to grow, we may need to add additional management and other personnel. Competition for qualified personnel in our industry is intense, and our success will depend on our ability to attract and retain highly skilled personnel. Our efforts to obtain or retain such personnel may not be successful.

The current economic downturn and uncertainty and turmoil in the equity and credit markets could continue to adversely impact our clients, diminish the demand for our products and harm our operations and financial performance.

The lighting markets in which we sell our LED lighting devices have experienced rapid evolution and growth in recent years, but have been negatively affected by the downturn in the general economy. The current economic downturn has harmed, and could continue to harm, the economic health of our clients and consequently decrease the demand for our products, particularly in the public and private infrastructure, retail and hospitality, consumer and commercial, and architecture and architainment markets. Further, certain of our present customers and potential future customers have informed us that they may not purchase our products unless or until they receive funds pursuant to the legislative initiatives promulgated under the ARRA. The persistence of the economic downturn also may cause reductions or elimination of utility and government energy efficiency incentive programs used to partially fund the costs of customer projects. In addition, increased competition during the current economic downturn may result in lower sales, reduced likelihood of profitability, and diminished cash flow to us.

We have a limited amount of revenues and a history of losses and may be unable to continue operations unless we can generate sufficient operating income from the sale of our products.

We have sustained operating losses since the inception of our lighting business. For the years ended December 31, 2009 and 2008, we had revenues of $31.4 million and $20.8 million, respectively, and as of December 31, 2009 and 2008, we had accumulated deficits of $148.0 million and $99.9 million, respectively.

We utilize contract manufacturers to manufacture certain of our products and any disruption in these relationships may cause us to fail to meet our customers’ demands and may damage our customer relationships.

Although we assemble and manufacture certain of our products, we currently depend on a small number of contract manufacturers to manufacture certain of our products at plants in various locations throughout the world. These manufacturers provide the necessary facilities and labor to manufacture our products. Our reliance on contract manufacturers involves certain risks, including the following:

•	lack of direct control over production capacity and delivery schedules;

•	lack of direct control over quality assurance, manufacturing yields and production costs; and

•	risk of loss of inventory while in transit.

If our contract manufacturers were to terminate their arrangements with us or fail to provide the required capacity and quality on a timely basis, we would experience delays in the manufacture and shipment of our products until alternative manufacturing services could be contracted or internal manufacturing processes could be implemented. To qualify a new contract manufacturer, familiarize it with our products, quality standards and other requirements, and commence volume production may be a costly and time-consuming process. If we are required or choose to change contract manufacturers for any reason, our revenue, gross margins and customer relationships could be adversely affected.

We assemble and manufacture certain of our products and our sales, results of operations and reputation could be materially adversely affected if there is a disruption at our assembly and manufacturing facilities.

We currently have one main assembly and manufacturing facility located in Satellite Beach, Florida and a custom product and project assembly and manufacturing facility located in Rancho Cordova, California. The operation of these facilities involves many risks, including equipment failures, natural disasters, industrial accidents, power outages and other business interruptions. Although we carry business interruption insurance and third-party liability insurance to cover claims in respect of personal injury or property or environmental damage arising from accidents on our properties or relating to our operations, our existing insurance coverage may not be sufficient to cover all risks associated with our business. As a result, we may be required to pay for financial and other losses, damages and liabilities, including those caused by natural disasters and other events beyond our control, out of our own funds, which could have a material adverse effect on our business, financial condition and results of operations. Additionally, any interruption in our ability to affect the assembly, manufacture or distribution of our products could result in lost sales, limited revenue growth and damage to our reputation in the market, all of which would adversely affect our business.

Since inception we have not achieved profitability, and it is difficult to evaluate the likelihood that we will achieve or maintain profitability in the future. Therefore, if we are unable to obtain sufficient capital when needed, our business and future prospects will be adversely affected and we could be forced to suspend or discontinue operations.

On an annual basis, our operations have not generated positive cash flow since our inception, and we have funded our operations primarily through the issuance of common and preferred stock and debt. We have recently made the transition from a development stage company to one that is focusing on sales and growth in the lighting industry. As we concentrate on commercializing our products, our limited operating history makes an evaluation of our future prospects difficult. The actual amount of funds that we will need to meet our operating needs during the next twelve months will be determined by a number of factors, many of which are beyond our control. These factors include the timing and volume of sales transactions, the success of our marketing strategy, market acceptance of our products, the success of our manufacturing and research and development efforts (including any unanticipated delays), the costs and timing of obtaining new patent rights, enforcing our existing patents, potential infringement claims, regulatory changes, competition, technological developments in the market, evolving industry standards and the amount of working capital investments we are required to make.

Our ability to continue to operate until our cash flow from operations turns positive may depend on our ability to continue to raise funds through public or private sales of shares of our capital stock or through debt. We currently have a line of credit with the Bank of Montreal (“BMO”), short- and long-term debt facilities with ABN AMRO that provide up to €300,000 and a working capital facility with IFN Finance that provides up to €4.0 million. Our line of credit with BMO matures on written demand by BMO, but in no event later than August 24, 2010. On March 15, 2010, we amended our Loan Agreement with BMO, to increase the size of our line of credit with BMO from $20 million to $25 million. As of March 19, 2010, the balance outstanding on the BMO loan was $20.4 million. Our short- and long-term debt facilities with ABN AMRO originally were scheduled to mature on January 1, 2010 and January 1, 2014, respectively. However, due to the fact that we were in default on our solvency ratio covenant with respect to each of these facilities as of November 30, 2009, we renegotiated the terms of our debt with ABN AMRO. Pursuant to the new terms of our agreement, the maturity date is December 15, 2010 for both facilities. Further, we have agreed to reduce the principal amount outstanding on these facilities on a monthly basis until maturity. The working capital facility with IFN Finance matures on November 14, 2010. Other than these facilities, we do not have any committed sources of outside capital at this time.

The current worldwide economic downturn has significantly reduced access to capital and credit markets, and it is uncertain whether we will be able to obtain outside capital when we need it or on terms that would be acceptable to us. In the past we have primarily relied on, and currently rely on, financing or guaranties from related parties, principally Pegasus IV. There are no assurances that such related parties will continue to provide financing on terms that are acceptable to us or at all. If we raise funds by selling additional shares of our common stock or securities convertible or exercisable into our common stock, the ownership interest of our existing stockholders will be diluted. If we are unable to obtain sufficient outside capital when needed, our business and future prospects will be adversely affected and we could be forced to suspend or discontinue operations.

Our products may contain defects that could reduce sales or result in claims against us.

Despite testing by us and our customers, defects have been and could be found in the future in our existing or future products. This could result in, among other things, a delay in the recognition or loss of revenues, loss of market share or failure to achieve market acceptance. These defects may cause us to incur significant warranty, support and repair costs, divert the attention of our engineering personnel from our product development efforts and harm our relationships with customers and our reputation in the marketplace. These problems could result in the delay or loss of market acceptance of our products and would likely harm our business. Defects, integration issues or other performance problems in our products could also result in personal injury or financial or other damages to our customers for which they might seek legal recourse against us. A product liability claim brought against us, even if unsuccessful, would likely be time consuming and costly to defend.

If our developed technology does not achieve market acceptance, prospects for our growth and profitability would be limited.

Our future success depends on market acceptance of our LED technology. Potential customers may be reluctant to adopt LED lighting as an alternative to traditional lighting technology because of its higher initial cost or perceived risks relating to its novelty, reliability, usefulness, light quality and cost-effectiveness when compared to other established lighting sources available in the market. If acceptance of LED lighting in general, and of our LED lighting devices in particular, does not continue to grow within the high performance lighting markets that we serve, and in the markets that we intend to serve through future customers, then opportunities to increase our revenues and operate profitably may be limited. Our business strategy includes penetration of the general lighting market with our lighting products. Failure to obtain and incorporate into our products, on a timely basis, LEDs with satisfactory performance, quality and cost characteristics could delay our introduction of new products, or reduce the attractiveness to potential customers of our products in the general lighting market.

If we are not able to compete effectively against larger lighting manufacturers with greater resources, our prospects for future success will be jeopardized.

In the lighting markets in which we sell our lighting devices, we compete with lighting products utilizing traditional lighting technology provided by many vendors. In addition, we face competition from a number of manufacturers, including manufacturers of traditional lighting equipment that have developed one or more LED products. Some of our competitors, particularly those that offer traditional lighting products, are larger companies with greater resources to devote to research and development, manufacturing and marketing.

To the extent that we seek to introduce LED products such as retrofit bulbs and lamps for standard fixtures for use in general lighting applications, we expect to encounter competition from large, established companies in the general lighting industry such as General Electric, Matsushita, Osram Sylvania and Philips Lighting, each of which has, we believe, undertaken initiatives to develop LED technology as well as other energy efficient lighting products. These companies have global marketing capabilities and substantially greater resources to devote to research and development and other aspects of the development, manufacture and marketing of LED systems than we have. We anticipate the possibility that larger LED manufacturers, including those that currently supply us with LEDs, may seek to compete with us by introducing more complete systems or fixtures that do not infringe upon our patents. We may be unable to compete successfully in such markets against these or future competitors.

We are subject to legal, political and economic risks abroad.

As a result of our acquisition of LSGBV and other international affiliates, our financial condition and operating results could be significantly affected by risks associated with international activities, including economic and labor conditions, political instability, laws (including U.S. taxes on foreign subsidiaries), changes in the value of the U.S. dollar versus foreign currencies, differing business cultures and foreign regulations that may conflict with domestic regulations.

We believe that there are many barriers and risks to operating successfully in the international marketplace, including the following:

•	intellectual property protection risks;

•	employment law risks;

•	differing contracting process including the ability to enforce agreements;

•	foreign currency risks;

•	increased dependence on foreign manufacturers, shippers and distributors;

•	compliance with multiple, conflicting and changing governmental laws and regulations; and

•	import and export restrictions and tariffs.

Failure to maintain effective internal controls could have a material adverse effect on our operations and our stock price.

We are subject to Section 404 of the Sarbanes-Oxley Act, which requires an annual management assessment of the effectiveness of our internal control over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports. If, as a result of deficiencies in our internal controls, we cannot provide reliable financial reports, our business decision process may be adversely affected, our business and operating results could be harmed, investors could lose confidence in our reported financial information and the price of our stock could decrease.

During the evaluation of disclosure controls and procedures for the years ended December 31, 2009 and 2008, we concluded that our disclosure controls and procedures were not effective in reaching a reasonable level of assurance of achieving management’s desired controls and procedures objectives in our internal control over financial reporting. There is no guarantee that we will be able to resolve these material weaknesses or avoid other material weaknesses in the future.

Risks Related to Intellectual Property

If we are unable to respond effectively as new lighting technologies and market trends emerge, our competitive position and our ability to generate revenues and profits may be harmed.

To be successful, we must keep pace with rapid changes in lighting technology, changing customer requirements, new product introductions by competitors and evolving industry standards, any of which could render our existing products obsolete if we fail to respond in a timely manner. For example, if new LED devices are introduced that can be controlled by methods not covered by our proprietary technology, or if effective new sources of light other than solid-state devices are discovered, our current products and technology could become less competitive or obsolete. If others develop innovative proprietary lighting technology that is superior to ours, or if we fail to accurately anticipate technology and market trends and respond on a timely basis with our own innovations, our competitive position may be harmed and we may not achieve sufficient growth in our revenues to attain, or sustain, profitability.

If we are unable to obtain and protect our intellectual property rights, our ability to commercialize our products could be substantially limited.

As of December 31, 2009, we had filed 132 U.S. patent applications. From these applications, 77 U.S. patents had been issued and 32 were pending approval. When we believe it is appropriate and cost effective, we make corresponding international, regional or national filings to pursue patent protection in other parts of the world. Patent applications filed by us, or by others, under which we have rights, may not result in patents being issued in the United States or foreign countries. Because our patent position involves complex legal, technical and factual questions, the issuance, scope, validity and enforceability of our patents cannot be predicted with certainty. Competitors may develop products similar to our products that do not conflict with our patent rights. Others may challenge our patents and, as a result, our patents could be narrowed or invalidated.

In some cases, we may rely on trade secrets to protect our innovations. There can be no assurance that trade secrets will be established, that secrecy obligations will be honored or that others will not independently develop similar or superior technology.

In addition, our technology or products may inadvertently infringe on patents or rights owned by others and licenses might not be available to us on reasonable or acceptable terms or at all. Litigation of intellectual property rights can be complex, costly, protracted and highly disruptive to our business operations by diverting the attention and energies of our management and key technical personnel, which could severely harm our business. Plaintiffs in intellectual property cases often seek injunctive relief. Any intellectual property litigation could be harmful to our business and we may not be able to afford the legal costs associated with defending against a claim of infringement or enforcing any of our patents.

Risks Related to Our Common Stock

Because our stock price is volatile, it can be difficult for stockholders to predict the value of our shares at any given time.

The price of our common stock has been and may continue to be volatile, which makes it difficult for stockholders to assess or predict the value of their shares. In the last two completed fiscal years, the price of our common stock has ranged from $0.15 to $10.20. A variety of factors may affect the market price of our common stock including, but not limited to:

•	changes in expectations as to our future financial performance;

•	announcements of technological innovations or new products by us or our competitors;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	changes in laws and government regulations;

•	developments concerning our proprietary rights;

•	public perception relating to the commercial value or reliability of any of our lighting products;

•	future sales of our common stock or issues of other equity securities convertible into or exercisable for the purchase of common stock;

•	our involvement in litigation;

•	the acquisition or divestiture by LED Holdings, Pegasus IV or their affiliates of part or all of their respective holdings; and

•	general stock market conditions.

Two related stockholders and certain of their affiliates, collectively, beneficially own a significant portion of our outstanding common stock and are able to heavily influence our actions.

As of March 3, 2010, LED Holdings, Pegasus IV and certain of their affiliates, collectively, beneficially owned 85,193,923 shares of our common stock, which represented approximately 87.1% of our common stock. Due to the significant amount of voting power collectively held by LED Holdings, Pegasus IV and their affiliates, they have the ability to greatly influence the election of our board of directors and to approve or disapprove all other matters requiring the vote of stockholders.

Trading in our common stock is sporadic and an established trading market may not be developed or sustained.

Our shares do not at this time qualify for listing on any national securities exchange, and we cannot assure you that our shares will ever be listed on a national securities exchange. Prior to the close of trading on May 18, 2009, our shares were traded on the OTC Bulletin Board. After the close of trading on May 18, 2009, our common stock was removed from the OTC Bulletin Board because we had not filed our 2008 Form 10-K by that date. Our common stock is currently traded in the pink sheets, a centralized quotation service maintained by Pink OTC Markets Inc. that collects and publishes market maker quotes for over-the-counter securities. Although our common stock is quoted in the pink sheets, a regular trading market for the securities may not be sustained in the future. Quotes for stocks listed in the pink sheets generally are not listed in the financial sections of newspapers and newspapers and other media sources often devote very little coverage to stocks quoted solely in the pink sheets. Accordingly, prices for, and coverage of, securities quoted solely in the pink sheets may be difficult to obtain. In addition, stocks quoted solely in the pink sheets tend to have a limited number of market makers and a larger spread between the bid and ask prices than those listed on the NYSE, NYSE Amex or The Nasdaq Stock Market. All of these factors may cause holders of our common stock to be unable to resell their securities at any price. This limited trading also could decrease or eliminate our ability to raise additional funds through issuances of our securities.

The holders of certain of our outstanding warrants have anti-dilution protection that may have an adverse impact on the market value of our common stock and our ability to raise additional financing.

The holders of certain of our outstanding warrants presently have anti-dilution protection. For instance, the number of shares of common stock into which certain of our outstanding warrants are exercisable and the exercise price of such warrants may be adjusted in certain cases if we issue shares of common stock at a price per share that is less than the exercise price of such warrants. This may prove a hindrance to our efforts to raise future equity and debt funding, and the exercise of such rights will dilute the percentage ownership interest of our stockholders and will dilute the value of their stock.

At its current levels, our common stock is considered a “penny stock” and may be difficult to sell.

SEC regulations generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock currently is less than $5.00 per share and, therefore, is designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability or willingness of brokers or dealers to sell our common stock and may affect the ability or willingness of investors to buy or sell our shares.

Because we have never paid dividends on our common stock and have no plans to do so, the only return on an investment in our common stock will come from any increase in the value of the common stock.

Since beginning our current business, we have not paid cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Rather, we currently intend to retain future earnings, if any, to finance operations and expand our business. Therefore, any return on an investment in our common stock would come only from an increase in the value of our common stock.

Because there is a potential for significant future dilution of our existing stockholders, their percentage ownership and control over company matters could be reduced.

Currently, we are authorized to issue up to 400,000,000 shares of our common stock. As of March 31, 2010, there were 30,549,679 shares of our common stock outstanding, and we were obligated to issue up to an additional 21,940,139 shares of our common stock to the holders of our outstanding 6% Convertible Preferred Stock, Series B Preferred Stock, warrants for the purchase of common stock and stock options. The authorized but unissued shares of common stock may be issued by us in such transactions and at such times as our board of directors considers appropriate, whether in public or private offerings, as stock splits or dividends or in connection with mergers and acquisitions or otherwise. Any such issuance that is not made solely to all then-existing common stockholders proportionate to their interests (as in a stock dividend or stock split) will result in dilution to each stockholder by reducing his or her percentage ownership of the total outstanding shares.

Item 2.	Properties.

Our principal executive office, finance and accounting, research, design and development operations, and certain of our assembly and manufacturing operations are located at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. Our telephone number at our principal executive offices is (321) 779-5520. Our custom solutions business unit is based in Rancho Cordova, California. Our European operations are based in Goes, The Netherlands, and we also maintain sales offices in Japan, the United Kingdom and Australia.

We currently occupy leased office and industrial space in the following locations:

Location	Estimated Monthly Rental Cost	Expiration date
Satellite Beach, Florida	$31,100	September 2012

Rancho Cordova, California	$15,000	August 2012

Goes, The Netherlands	$11,000	November 2011

Tokyo, Japan	$7,000	January 2011

Castle Hill, Australia	$3,000	October 2011

Item 3.	Legal Proceedings.

On December 23, 2009, we filed a complaint in the United States District Court for the District of New Jersey against Schahl LED Lighting GMBH & Co. KG (f/k/a Richard Schahl GMBH & Co. KG) and Richard Schahl GMBH & Co. KG (collectively, “Schahl”). Our complaint alleges that Schahl has breached two distributor agreements that we acquired from Lamina in June 2008. We are seeking monetary relief from Schahl of approximately $400,000, plus costs and attorneys’ fees. Schahl has moved to dismiss the action on jurisdictional grounds and we are in the process of opposing that motion. We accepted the return of some products previously delivered to Schahl and we issued credit notes to Schahl for those products. The amount remaining unpaid by Schahl and which we are seeking in the action is approximately $280,000 and we will amend our complaint in due course.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Prior to the close of trading on May 18, 2009, our common stock was traded over the counter on the OTC Bulletin Board under the symbol “LSCG.OB.” After the close of trading on May 18, 2009, our common stock was removed from the OTC Bulletin Board because we had not filed our 2008 Form 10-K by that date. Our common stock is currently traded in the pink sheets, a centralized quotation service maintained by Pink OTC Markets Inc. that collects and publishes market maker quotes for over-the-counter securities. Our trading symbol in the pink sheets is “LSCG.PK.” The pink sheets is a limited and sporadic trading market.

The following table sets forth the range of high and low bid information for our common stock for the periods indicated below. The price information available reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Common Stock
	HIGH	LOW
2009
Fourth Quarter	$1.90	$0.76
Third Quarter	$1.00	$0.35
Second Quarter	$0.90	$0.40
First Quarter	$0.90	$0.52
2008
Fourth Quarter	$3.30	$0.36
Third Quarter	$5.30	$1.65
Second Quarter	$7.20	$4.80
First Quarter	$10.20	$2.85

As of March 31, 2010, there were 30,549,679 shares of common stock outstanding (including 675,833 shares of restricted common stock that have voting rights, but are not defined as outstanding under generally accepted accounting principles) and held of record by approximately 350 holders (inclusive of those brokerage firms, clearing houses, banks and other nominee holders, holding common stock for clients, with each such nominee being considered as one holder).

The last reported sales price of our common stock in the pink sheets on March 31, 2010 was $0.81 per share.

We have not paid cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance operations and expand our business and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future.

Employee Benefit Plans

Amended and Restated Equity-Based Compensation Plan.

On July 6, 2005, our board of directors adopted the Lighting Science Group Corporation 2005 Equity-Based Incentive Compensation Plan (the “2005 Plan”), and a proposal to implement such plan was approved at the annual stockholders’ meeting in August 2005. In April 2008, our board of directors amended, restated and renamed the Amended and Restated Equity-Based Compensation Plan (the “Amended and Restated Plan”), and a proposal to approve the Amended and Restated Plan was approved at the annual stockholders’ meeting in October 2008. On August 31, 2009, the board of directors approved an amendment to the Amended and Restated Plan that: (i) increased the total number of shares of common stock available for issuance under the Amended and Restated Plan from 5,000,000 shares to 20,000,000 shares, all of which may be granted as incentive stock options, and (ii) provided that individuals may receive awards relating to a maximum of 2,500,000 shares of common stock per fiscal year, instead of a maximum of 500,000 shares as provided in the Amended and Restated Plan. The board of directors intends to submit this amendment to the Amended and Restated Plan to the Company’s stockholders at its next annual meeting.

Awards granted under the Amended and Restated Plan may include incentive stock options, which are qualified under Section 422 of the Internal Revenue Code (the “Code”), stock options other than incentive stock options, which are not qualified under Section 422 of the Code, stock appreciation rights, restricted stock, phantom stock, bonus stock and awards in lieu of obligations, dividend equivalents and other stock-based awards. Awards may be granted to employees, members of the board of directors, and consultants. The Amended and Restated Plan is administered by the Compensation Committee of the board of directors. Vesting periods and terms for awards are determined by the plan administrator. The exercise price of each stock option or stock appreciation right is equal to or greater than the market price of our common stock on the date of grant, and no stock option or stock appreciation right granted may have a term in excess of ten years.

Employee Stock Purchase Plan

On December 23, 2008, our board of directors adopted the Lighting Science Group Corporation 2008 Employee Stock Purchase Program (the “2008 ESPP”). The purpose of the 2008 ESPP is to provide a means through which employees conveniently may purchase shares of common stock on an after-tax basis through payroll deductions. All Company employees are eligible to participate. All amounts credited to a participant’s account during each payroll period are automatically used to purchase a whole share based on the fair market value of the common stock on the date the shares are purchased. There is currently no limit on the number of shares that may be purchased under the 2008 ESPP. The Company may also make a discretionary contribution of up to twenty percent (20%) of the amount deducted from a participating employee’s compensation during each payroll period, up to a maximum of ten percent (10%) of the employee’s before-tax compensation. Any amount in a participant’s account not sufficient to purchase a whole share of common stock is either credited back to the participant’s account for use in purchasing shares during a future payroll period, or, if the participant is not a participant for the next payroll period, or if the participant so elects, refunded to the participant as soon as administratively practicable. The following table sets forth information as of December 31, 2009, with respect to compensation plans under which shares of our common stock may be issued.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders—Amended and Restated Plan	10,079,001		$1.54		9,920,999
Equity Compensation Plans Not Approved by Security Holders— 2008 Employee Stock Purchase Plan	8,108	(1)	$0.74	(2)	—	(3)

(1)	Represents shares of common stock issued pursuant to the 2008 ESPP.
(2)	Represents the average purchase price for shares issued pursuant to the 2008 ESPP.
(3)	There is currently no limit on the number of shares of common stock that may be issued pursuant to the 2008 ESPP.

Recent Sales of Unregistered Securities

On November 14, 2009, we issued a total of 185,983 shares of common stock to our seven outside directors in a private placement for settlement of $20,000 due to each director as compensation for services as a director for the third quarter of 2009. This consideration was based on the average closing price of the stock for the period beginning September 1, 2009 and ending September 30, 2009. These shares were issued pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

On March 3, 2010, we issued: (i) 35,017,667 Units to Pegasus IV pursuant to the conversion of the outstanding principal and accrued interest balances on the Pegasus Convertible Note and (ii) 5,330,482 Units to Koninklijke Philips Electronics N.V. pursuant to the conversion of the outstanding principal and accrued interest balances on the Philips Convertible Note. These Units were issued pursuant to an exemption from registration for transaction not involving a public offering under Section 4(2) of the Securities Act.

During the three months ended December 31, 2009, we issued 5,707 shares of common stock to employees under the 2008 ESPP at prices ranging from $0.43 to $1.44 per share. These shares were issued pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

CAUTIONARY STATEMENTS REGARDING FORWARD LOOKING STATEMENTS

This Annual Report contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our marketing efforts and future economic performance. Any statement in this Annual Report and in the documents incorporated by reference into this Annual Report that is not a statement of an historical fact constitutes a “forward-looking statement.” Further, when we use the words “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “intend,” and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. The forward-looking statements and associated risks set forth in this Annual Report include or relate to, among other things, (a) our ability to compete effectively in the lighting industry, (b) our growth and operational strategies, (c) the anticipated proceeds to be received by us in conjunction with our recently completed rights offering, (d) anticipated trends in our industry, (e) our ability to obtain and retain sufficient capital for future operations, (f) our anticipated needs for working capital, (g) our anticipated release of new products, (h) expectations regarding financial or other market conditions, (i) anticipated changes in our revenues or earnings and (j) the successful remediation of any breaches under our credit facilities. These statements may be found under “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” and “DESCRIPTION OF BUSINESS,” as well as in this Annual Report generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “RISK FACTORS” and matters described in this Annual Report generally.

Overview

We research, design, develop, manufacture and market a range of lighting devices and systems that use light emitting diodes (“LEDs”) as the light source. As compared to traditional lighting devices and systems, our LED lighting devices and systems, some of which are patented and patent-pending, are engineered to enhance lighting performance, reduce energy consumption, increase product life, lower maintenance costs, expand design flexibility and reduce the use of hazardous materials. We specialize in the integration of power supplies, thermal management technology, optics and controls around LED chips to produce lamps and fixtures that demonstrate strong performance, in terms of light quality, light output and lamp lifetime, and at a competitive price.

We source our LED chips from a number of major suppliers and are continuously seeking to develop key strategic relationships with preferred vendors that provide us with advance access to new developments in chip technology and advantageous pricing. We believe that by being agnostic as to which LED chip we use in our products, we have developed a competitive advantage relative to vertically integrated LED lighting companies and those companies without strong relationships with major chip manufacturers.

Our revenues are primarily derived from sales of the LED devices and systems described above. Although our financial results are mainly dependent on the level of selling, general and administrative, compensation and other operating expenses, our financial results have also been dependent on the level of market adoption of LED technology as well as general economic conditions.

Lighting products remained relatively static for 50 years until recently, when lighting became one of the last major markets to be transformed substantially by new technology. Because LED technology remains an emerging and expensive technology that has only recently become more economically viable, market adoption has been slow. Given the current economic downturn, liquidity has been constrained forcing institutions and individuals to substantially reduce capital spending to focus only on critical path expenditures. LED lighting products have been a discretionary rather than mandatory investment, and as a result, sales of our devices and systems have been negatively impacted. We believe that as the global economy grows and provides institutions and individuals with greater liquidity, sales of our devices and systems will increase.

Increased market awareness of the benefits of LED lighting, increasing energy prices and the social movement influencing individuals and institutions towards greater investment in energy-efficient products and services will have, we believe, an increasingly positive impact on our sales in the future. Additionally, we intend to utilize our strategic partnerships to help us reduce the component and production costs of our devices and systems in order to offer them at competitive prices. Further, we believe our ability to provide attractive financing options to our clients with respect to the purchase of our devices and systems will positively affect our sales. Similar to many manufacturing companies, we expect to benefit from economies of scale, meaning that as unit sales increase, our cost of production per unit should decrease, which would positively impact our financial results.

In 2009, we attracted and retained more than 30 professionals for Finance, Customer Service, Engineering, Research and Development, and Supply Chain management. Many of the noted professionals have significant experience in the lighting industry. The education, experience, and skills of those professionals had an immediate positive effect on our operations. A summary of some of the hiring activity includes:

•

six research and development professionals including one Ph.D. in nuclear engineering who was previously Director, Applied Technology Directorate at the Kennedy Space Center and a second engineer who holds a Doctorate of Philosophy in Engineering and Applied Science and possesses many years of experience in both academic and research environments, as well as four electrical and mechanical engineers, all to support our research and development activities which are important for establishing and maintaining technological leadership;

•	nine experienced electrical/electronic engineers and mechanical engineers to support our expanded product development activities;

•	five finance and accounting professionals including three certified public accountants to support a more robust finance and accounting function; and

•	managers for quality assurance, material control and customer service to strengthen our supply chain infrastructure.

History

We were incorporated in Delaware in 1988 and our business today is the result of the combination of the products, patents, intellectual property, assets and businesses of four LED lighting companies: (i) Lighting Science Group Corporation, an early entrant and leader in the application of LEDs for general illumination with white lighting, (ii) LED Effects, Inc. (“LED Effects”), an established LED company specializing in custom and architectural lighting systems, (iii) Lighting Science Group, B.V. (“LSGBV”), formerly known as Lighting Partner B.V., a Netherlands based manufacturer and marketer of LED shop lighting and other specialty LED lighting devices and (iv) Lamina Lighting, Inc. (“Lamina”), a supplier of LED light engines and LED modules. LED Holdings, LLC, a Delaware limited liability company (“LED Holdings”) was formed on or about June 5, 2007 for the purpose of acquiring LED Effects and on June 14, 2007, LED Holdings acquired 100% of the operations and net assets of LED Effects, a California-based company engaged in the business of designing, developing and manufacturing LED lighting applications.

On October 4, 2007, we entered into an Exchange and Contribution Agreement (the “Exchange Agreement”) with LED Holdings, pursuant to which we: (i) acquired substantially all of the assets of LED Holdings and (ii) issued in exchange for these assets 2,000,000 shares of our Series B Preferred Stock and 15,928,734 shares of our common stock to LED Holdings (collectively, the “Acquisition”). As a result of the Acquisition and, specifically, LED Holdings’ acquisition of approximately a 70% participating interest and an 80% voting interest in the Company, we became a majority-owned subsidiary of LED Holdings as of October 4, 2007.

We accounted for the Acquisition as a reverse merger. Accordingly, for accounting and financial reporting purposes, Lighting Science Group was treated as the acquired company, and LED Holdings was treated as the acquiring company.

Recent Events

Pegasus Convertible Note

On May 15, 2009, we entered into a Convertible Note Agreement (the “Original Pegasus Convertible Note”) with Pegasus IV, which provided us with approximately $31.7 million. Specifically, pursuant to the Original Pegasus Convertible Note, we borrowed approximately $13.2 million on May 15, 2009 and approximately $18.5 million on May 26, 2009. The proceeds of the borrowings on the Original Pegasus Convertible Note were generally used to pay in full approximately $11.5 million worth of promissory notes previously granted to Pegasus IV, together with accrued interest thereon, and to pay outstanding principal amounts under our line of credit with BMO. Effective as of July 31, 2009, we entered into the First Amendment to the Convertible Note Agreement, pursuant to which the maturity date of the Original Pegasus Convertible Note was extended.

On August 27, 2009, the Original Pegasus Convertible Note (as amended) was terminated, and we entered into the Pegasus Convertible Note in the principal amount of approximately $32.8 million, which represented the outstanding principal and accrued interest on the Original Pegasus Convertible Note as of August 27, 2009. As with the Original Pegasus Convertible Note, interest on the Pegasus Convertible Note accrued at the rate of 14% per annum. The outstanding principal and interest was scheduled to mature upon the earlier of: (a) July 31, 2010 and (b) the date of the consummation of the Rights Offering. As a result of our consummation of the Rights Offering on March 3, 2010, approximately $35.2 million of principal and accrued interest on the Pegasus Convertible Note automatically converted into 35,017,667 Units of our securities.

Philips Settlement

On August 27, 2009, we, LED Holdings, LED Effects, Pegasus Capital and Pegasus IV (together with Pegasus Capital, the “Pegasus Group”), on the one hand, entered into that certain Governing Agreement and Complete Releases (the “Release Agreement”) with Philips, Philips Electronics North America Corporation (“PENAC”) and Philips Solid-State Lighting Solutions, Inc. (“PSSLS”, and, together with Philips and PENAC, the “Philips Group”), on the other hand. We had previously been involved in patent infringement litigation with the Philips Group since February 19, 2008 (the “Patent Litigation”).

Pursuant to the Release Agreement, the parties agreed to dismiss all pending litigation among and between them. Specifically, we, LED Holdings, LED Effects and the Pegasus Group, on the one hand, and the Philips Group, on the other hand, agreed to terminate all claims and disputes among them relating to any matter or occurrence, including, but not limited to, all claims and disputes arising out of or related to the Patent Litigation and arising out of or related to any agreements or contracts entered into among the parties prior to the date of the Release Agreement (the “Prior Agreements”). Pursuant to the Release Agreement, the parties agreed that certain of the Prior Agreements will remain in full force and effect and that others will be terminated or will expire in accordance with their terms. The Philips Group released us, LED Holdings, LED Effects and the Pegasus Group from any liability stemming from the Patent Litigation and the Prior Agreements, and we, LED Holdings, LED Effects and the Pegasus Group each released the Philips Group from any liability relating to the Patent Litigation and the Prior Agreements.

In connection with the Release Agreement, on August 27, 2009, we entered into a Commercial Framework Agreement with Philips Lighting B.V. (“Philips Lighting”), an affiliate of the entities in the Philips Group, pursuant to which we and Philips Lighting agreed to buy and sell LED lighting products to each other. Also in connection with the Release Agreement, we and Philips entered into a Patent License Agreement pursuant to which Philips granted us a royalty-bearing license to the patents in the Philips LED-based Luminaires and Retrofit Bulbs licensing program.

Philips Convertible Note

In connection with the Release Agreement, Philips also made a limited equity investment in us pursuant to the Philips Convertible Note.

In accordance with the Philips Convertible Note, we borrowed $5.0 million from Philips. Interest on any outstanding principal balance under the Philips Convertible Note accrued at the rate of 14% per annum. All principal and interest on the Philips Convertible Note was scheduled to mature on the earliest of the following three dates: (a) July 31, 2010, (b) the date of the consummation of the Rights Offering or (c) the first business day immediately following the date on which we notified Philips that Pegasus IV has voluntarily converted the outstanding principal and interest under the Pegasus Convertible Note. As a result of our consummation of the Rights Offering on March 3, 2010, approximately $5.4 million of principal and accrued interest on the Philips Convertible Note automatically converted into 5,330,482 Units of our securities.

Rights Offering

On November 6, 2009, we filed a registration statement on Form S-1 with the SEC relating to a Rights Offering to certain of our existing security holders. Pursuant to the Rights Offering, we offered 25,268,193 Units of our securities at $1.006 per Unit, with each Unit consisting of one share of our Series D Non-Convertible Preferred Stock and a warrant entitling the holder thereof to purchase one share of common stock for $6.00 per share. On March 3, 2010, we consummated the Rights Offering. On the closing date of the Rights Offering, we received approximately $303,000 from the purchase of 301,268 Units.

Pursuant to the Pegasus Convertible Note, we previously granted Pegasus IV or its assignees the option (the “Standby Purchase Option”) to acquire any or all of the Units that were not subscribed for pursuant to the Rights Offering. On February 23, 2010, we received $2.0 million from Pegasus IV as an advance payment for Units pursuant to the Standby Purchase Option. Notwithstanding this advance payment, Pegasus IV or its assignees may also elect to purchase additional Units pursuant to the Standby Purchase Option until April 18, 2010. In total, the Standby Purchase Option provides Pegasus IV the right to purchase approximately 24,966,925 Units. In an amendment to a Schedule 13D that was filed by Pegasus IV and its affiliates on March 8, 2010, Pegasus IV disclosed that Pegasus IV or its assignees currently intend to purchase all of the remaining Units pursuant to the Standby Purchase Option. We therefore expect to receive approximately $25.4 million in gross proceeds in connection with the closing of the Rights Offering (excluding the amount of principal and interest that automatically converted to Units pursuant to the terms of the Pegasus Convertible Note and the Philips Convertible Note) and the exercise of the Standby Purchase Option.

Bank of Montreal (BMO) Line of Credit

On August 24, 2009, we amended the Loan Authorization Agreement with BMO, dated July 25, 2008 (the “Loan Agreement”) to extend the maturity date of the Loan Agreement until August 24, 2010 in the event that BMO does not make prior written demand. On the same date and in conjunction with the amendment to the Loan Agreement, we entered into a Guaranty Extension Agreement (the “Original Guaranty Extension Agreement”) with Pegasus IV, pursuant to which Pegasus IV agreed to extend its Guaranty of the amounts outstanding under the Loan Agreement through August 24, 2010. As consideration for extending the Guaranty, we agreed to pay Pegasus IV a fee (the “Fee”), payable upon the earliest to occur of (a) the Maturity Date, (b) the date of termination of the amended Loan Agreement (c) the date of termination of the Guaranty and (d) a change of control of the Company (each of (a), (b), (c) and (d), a “Fee Payment Date”). In accordance with the Original Guaranty Extension Agreement, if the Fee Payment Date is the Maturity Date, the date of termination of the Loan Agreement or the date of termination of the Guaranty, we must pay a Fee (the “Average Daily Balance Fee”) equal to 15% (on an annualized basis) of our average daily loan balance with BMO. If the Fee Payment Date is the date of a change of control of the Company, we must pay a Fee equal to the greater of (1) Average Daily Balance Fee and (2) 1.0% (on an annualized basis) of the total transaction consideration received by the Company upon such change of control.

On March 15, 2010, we entered into a third amendment to the BMO Loan Agreement, which increased the size of our line of credit with BMO from $20 million to $25 million. On the same date and in connection with the third amendment, Pegasus IV executed a Guarantor’s Acknowledgement and Consent (the “Guaranty Consent”) pursuant to which Pegasus IV agreed to increase its Guaranty of our obligations pursuant to the amended Loan Agreement.

In conjunction with the third amendment and as consideration for Pegasus IV’s execution of the Guaranty Consent, we amended and restated the Original Guaranty Extension Agreement with Pegasus IV and entered into the Amended and Restated Guaranty Extension Agreement, dated as of March 15, 2010 (the “Amended Guaranty Extension Agreement”). Pursuant to the Amended Guaranty Extension Agreement, we agreed that the fee payable pursuant to the Original Guaranty Extension Agreement would take into account any borrowings made pursuant to the loan increase. We further agreed that to the extent Pegasus IV or its assignees fully exercised the Standby Purchase Option and purchased all of the Units that were not subscribed for pursuant to the Rights Offering, we would apply all of the proceeds received upon exercise of the Standby Purchase Option to reduce the principal amount outstanding pursuant to the amended Loan Agreement with BMO. In addition, we agreed we would take commercially reasonable efforts to amend the Guaranty and the amended Loan Agreement (such amendment, collectively the “Fourth Amendment”) to: (a) reduce the total amount of the Guaranty required by the amended Loan Agreement from $25 million to $10 million and (b) extend the stated maturity date of the amended Loan Agreement from August 24, 2010 to the first anniversary of the effective date of the Fourth Amendment (the “Fourth Amendment Maturity Date”). Until the Fourth Amendment has been executed by the parties thereto, the Company would not make any borrowings pursuant to the amended Loan Agreement without the prior consent of Pegasus IV.

The Amended Guaranty Extension Agreement amends the definition of “Fee Payment Date” to provide that the Fee will also be payable upon the effective date of the Fourth Amendment. In addition, upon execution of the Fourth Amendment and as consideration for further extending the Guaranty, we agreed that we would pay Pegasus IV a fee (the “Fourth Amendment Fee”), payable upon the earliest to occur of (a) the Fourth Amendment Maturity Date, (b) the date of termination of the amended Loan Agreement (as amended pursuant to the Fourth Amendment), (c) the date of termination of the Guaranty and (d) a change of control of the Company (each of (a), (b), (c) and (d), a “Fourth Amendment Fee Payment Date”). The Fourth Amendment Fee would be equal to the sum of: (i) 10% (on an annualized basis beginning on the first calendar day immediately following the effective date of the Fourth Amendment) of the Company’s average daily loan balance with BMO, plus (ii) 10% (on an annualized basis) of the maximum amount of loans available pursuant to the amended Loan Agreement (as amended pursuant to the Fourth Amendment) from the period beginning on the 121st day after the effective date of the Fourth Amendment and ending on the Fourth Amendment Fee Payment Date (this portion (ii) of the Fourth Amendment Fee is referred to as the “Maximum Loan Fee”). Pegasus IV and the Company agreed that, if the Guaranty were terminated on or before the 120th day after the effective date of the Fourth Amendment, the Maximum Loan Fee would be equal to $0.00.

The Amended Guaranty Extension Agreement further provides that we would issue Units to Pegasus IV in satisfaction of the Fee and the Fourth Amendment Fee (if applicable). Pegasus IV would be entitled to receive that number of Units equal to one Unit for each $1.006 of the Fee or the Fourth Amendment Fee, as applicable. Such Units would be in addition to any Units issued pursuant to the Rights Offering or the Standby Purchase Option.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and consolidated results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based upon historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: (i) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and (ii) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements as soon as they became known. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our financial statements:

Accounts Receivable

We record accounts receivable at the invoiced amount when our products are shipped to customers or upon the completion of specific milestone billing requirements. The allowance for doubtful accounts is our best estimate of probable credit losses in our existing accounts receivable. We review our allowance for doubtful accounts on a quarterly basis. Past due balances over 90 days and customer specific information is reviewed for collectability. We write off accounts receivable when it becomes apparent, based upon age or customer circumstances that such amounts will not be collected. Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. Generally, we do not require collateral for our accounts receivable.

Inventories

Inventories, which consist of raw materials and components, work-in-process and finished lighting products, are stated at the lower of cost or market. Cost is primarily determined using a weighted average method. Slow product adoption, rapid technological changes and new product introductions and enhancements could result in excess or obsolete inventory. We evaluate inventory levels and expected usage on a periodic basis, based upon business trends, to specifically identify obsolete, slow-moving or non-salable inventory. The change in the provision during the period is recorded as an operating expense in the Consolidated Statement of Operations.

Revenue Recognition

Product sales are recorded when the products are shipped and title passes to customers. Where sales of product are subject to certain customer acceptance terms, revenue from the sale is recognized once these terms have been met. We recognize revenue on our custom design projects using the completed contract method. Revenue is recognized upon substantial completion and acceptance by the customer of each project. Amounts received as deposits against future completion of projects are recorded as unearned revenue until such projects are completed and title passes to the customer.

Product Warranties

We provide a limited warranty covering defective materials and workmanship. The estimated costs related to warranties are accrued at the time products are sold based on various factors, including our stated warranty policies and practices, the historical frequency of claims and the cost to replace or repair the products under warranty.

Income taxes

We employ the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and net operating loss carryforwards, and are measured using enacted tax rates and laws that are expected to be in effect when the differences are reversed.

In June 2006, the FASB issued Accounting Standards Update No. 2009-06 (ASU 2009-06). ASU 2009-06 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. ASU 2009-06 also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. We adopted ASU 2009-06 as of June 14, 2007 and, thereafter, recognized the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Our policy is to recognize interest and penalties related to income taxes in its income tax provision. We have not accrued or paid interest or penalties which were material to our results of operations for the years ended December 31, 2009 and 2008. As of December 31, 2009 and 2008, we had no material unrecognized tax benefits.

We record a valuation allowance to reduce our deferred tax assets to the amount which, we estimate, is more likely than not to be realized. Our ability to realize our deferred tax assets is generally dependent on the generation of taxable income during the future periods in which the temporary differences are deductible and the net operating losses can be offset against taxable income. We increased our valuation allowance in 2009 and believe the increase is appropriate based on our pre-tax losses in the past several years and accounting guidelines that provide that cumulative losses in recent years provide significant evidence that a company should not recognize tax benefits that depend on the generation of taxable income from future operations. We have experienced pre-tax losses in 2009 and 2008 and have recognized additional valuation allowances on current year tax benefits. If we were to determine that we would be able to realize deferred tax assets in the future in excess of the net recorded amount, the resulting adjustment to deferred tax assets would increase net earnings in the period such a determination was made.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment when events and circumstances indicate that the carrying amount of an asset may not be recoverable and are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. Recoverability of assets to be held and used is measured by a comparison of the carrying value of the assets to their estimated undiscounted future cash flows expected to be generated by the assets. If the carrying value of the assets exceeds their estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the assets exceeds their fair value.

Goodwill

Goodwill acquired in a purchase business combination is not amortized, but instead we perform a goodwill impairment analysis, using the two-step method at the end of our third quarter, or whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The recoverability of goodwill is measured at the reporting unit level. The fair value of each reporting unit is estimated using a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term growth rate for the business, the useful life over which cash flows will occur and the determination of the weighted cost of capital. The internal forecasts, used in the 2009 testing, were based on the outlook for a recovering global economy, roll-out of our new LED product lines for which increasing demand is expected based on relevant third-party industry studies, an improvement in our gross and operating margins resulting from integration of our business acquisitions made during 2008 and successfully negotiating lower prices from our suppliers. Should the global demand for LED lighting solutions be slower to develop, or if we are unable to successfully execute our strategic initiatives with respect to our targeted markets, the actual operating results could be materially different than our forecasts. If the fair value of a reporting unit is less than the carrying amount, goodwill of the reporting unit is considered impaired and the second step is performed. The second step of the impairment test performed, when required, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment charge is recognized for the amount equal to that excess.

The following table presents our goodwill allocated by reporting unit:

	December 31,
	2009	2008
Lighting Science Group	$1,626,482	$1,626,482
LSGBV	4,143,763	5,173,480

	$5,770,245	$6,799,962

The change in goodwill value between 2009 and 2008 was due to the effects of the changes in the foreign exchange rate.

General Financial Overview

The year ended 2009 was, in our view, a transformative year for the Company. During 2009 we accomplished numerous improvements, including:

•	significant progress integrating the acquired businesses;

•	consolidated three separate U.S. operating locations into our corporate headquarters in Satellite Beach, Florida;

•	streamlined our product development by focusing on next generation lamps and infrastructure products such as roadway luminaires;

•	added several key employees, particularly in our product development, engineering, research, finance and supply chain engineering functions;

•	significantly reduced our total operating expenses; and

•	refocused and expanded research and development resources.

In addition, we have entered into various strategic relationships with technology providers, component suppliers, and contract manufacturers. We also further increased our access to distribution channels. We believe that the steps that we have taken in 2009 have positioned the Company to be an industry-leading provider of LED lighting.

Gross Margin

	Years Ended December 31,
	2009	2008
Revenue	$31,376,816	$20,758,593
Cost of goods sold	24,754,819	16,688,600

Gross margin	$6,621,997	$4,069,993

Gross margin percentage	21.1%	19.6%

We have entered into new contract manufacturing and supply agreements that provide us with favorable terms on key components, which are necessary to produce our products. We believe that these agreements will have a positive impact on our cost of goods sold and our gross margins in the future.

Total Operating Expenses, Excluding Certain Non-Cash Expenses

As a result of the acquisition of three companies over a two-year period and the combination of four separate entities, our financial results have been adversely impacted. In order to reduce our general operating expenses, management undertook a restructuring initiative to consolidate operations in our Florida and California locations. As a result, in August 2009 we closed our New Jersey facility and our office in Dallas, significantly reducing the number of employees as well as our overhead costs. We also substantially reduced the number of employees at our Netherlands location in order to reduce duplication in engineering efforts and focus the organization on sales and distribution across Europe. Although this consolidation effort had a short-term negative impact on financial results, we expect to achieve positive long-term benefits from this consolidation of operations.

	Years Ended December 31,
	2009	2008
Revenue	$31,376,816	$20,758,593

Total operating expenses	49,157,476	100,322,718
Less:
Stock based compensation	(3,936,382)	(8,038,817)
Impairment of goodwill and other intangible assets	—	(53,110,133)
Depreciation and amortization	(5,327,033)	(4,354,028)

Net operating expenses	39,894,061	34,819,740

Percentage of revenue	127.1%	167.7%

During the year ended December 31, 2009, we took significant steps to reduce our total operating expenses, excluding certain non-cash expenses in relation to our revenues. Net operating expenses as a percentage of revenues decreased to 127.1% for the year ended December 31, 2009 compared to 167.7% for the year ended December 31, 2008.

Results of Operations

The following table sets forth statement of operations data expressed as a percentage of total revenue for the periods indicated (some items may not add due to rounding):

	Years Ended December 31,
	2009	2008
Revenue	100.0%	100.0%
Cost of goods sold	78.9%	80.4%

Gross margin	21.1%	19.6%

Operating expenses:
Sales and marketing	23.1%	28.2%
Operations	48.3%	66.4%
General and administrative	68.2%	111.9%
Impairment of goodwill and other intangible assets	0.0%	255.8%
Depreciation and amortization	17.0%	21.0%

Total operating expenses	156.6%	483.3%

Loss from operations	(135.5)%	(463.7)%

Other income (expense)
Interest income	0.0%	0.9%
Interest expense	(19.3)%	(6.9)%
Other, net	0.1%	1.5%

Total other income (expense)	(19.2)%	(4.5)%

Loss before income tax benefit	(154.7)%	(468.2)%

Income tax benefit	(1.3)%	(10.6)%

Net loss	(153.4)%	(457.6)%

Dividend requirements
6% return on Series B Preferred Stock	3.9%	—
8% return on Series C Preferred Stock	0.8%	—

Net loss attributable to common stock	(158.1)%	(457.6)%

Net loss	(153.4)%	(457.6)%

Foreign currency translation loss	(2.7)%	(9.1)%

Comprehensive loss	(156.1)%	(466.7)%

Year Ended December 31, 2009 Compared to Year Ended December 31, 2008

	Years Ended December 31,		Variance		Percentage of Revenue
	2009	2008	$	%	2009	2008
Revenue	$31,376,816	$20,758,593	10,618,223	51.2%	100.0%	100.0%
Cost of goods sold	24,754,819	16,688,600	8,066,219	48.3%	78.9%	80.4%
Sales and marketing	7,248,311	5,847,833	1,400,478	23.9%	23.1%	28.2%
Operations	15,170,029	13,786,163	1,383,866	10.0%	48.3%	66.4%
General and administrative	21,412,103	23,224,561	(1,812,458)	-7.8%	68.2%	111.9%
Impairment of goodwill and other intangible assets	—	53,110,133	(53,110,133)	-100.0%	0.0%	255.8%
Depreciation and amortization	5,327,033	4,354,028	973,005	22.3%	17.0%	21.0%
Interest income	1,104	188,460	(187,356)	-99.4%	0.0%	0.9%
Interest expense	6,058,693	1,425,446	4,633,247	325.0%	19.3%	6.9%
Other income, net	43,139	318,748	(275,609)	-86.5%	0.1%	1.5%
Income tax benefit	(413,002)	(2,207,507)	1,794,505	-81.3%	-1.3%	-10.6%

Revenues

Revenues for the year ended December 31, 2009 increased $10.6 million, or 51.2%, to $31.4 million, as compared to $20.8 million for the year ended December 31, 2008. Revenues consisted mainly of sales to OEMs in the general illumination, gaming and retail display sectors and the delivery of four major custom projects in Asia, Europe and North America. Revenues increased in 2009 primarily due to our acquisition of LSGBV (the operations of which are included for eight months in fiscal 2008 compared to twelve months in fiscal 2009) and the purchase of the net assets of Lamina (the operations of which are included for five months in fiscal 2008 compared to twelve months in fiscal 2009). Foreign exchange rates did not have a material effect on the increase in revenues for the current period.

Cost of Goods Sold

Cost of goods sold increased $8.1 million, or 48.3%, to $24.8 million for the year ended December 31, 2009 from $16.7 million for the year ended December 31, 2008. The increase was primarily due to an increase in revenues from large custom projects and the acquisitions of LSGBV and Lamina.

The gross margin on revenues modestly increased in 2009 to 21.1% compared to 19.6% for 2008.

Sales and Marketing Expenses

Sales and marketing expenses increased $1.4 million, or 23.9%, to $7.2 million for the year ended December 31, 2009 from $5.8 million for the year ended December 31, 2008. As a percentage of revenues, sales and marketing expenses decreased to 23.1% for 2009 compared to 28.2% for 2008. The increase in sales and marketing expense was primarily due to: (i) the acquisitions of LSGBV and Lamina and the effect of a full year of combined operations in 2009 compared to a partial year of combined operations in 2008, (ii) increases in samples and other marketing costs related to new products launched in the second half of 2008 compared to a full year of expenses for 2009 and (iii) an increase in commissions expense due mainly to the increase in revenues.

Operations Expenses

Operations expenses increased by $1.4 million, or 10.0%, to $15.2 million for the year ended December 31, 2009 compared to $13.8 million for the year ended December 31, 2008. As a percentage of revenues, operations expenses decreased to 48.3% for 2009 compared to 66.4% for 2008. The increase in operations expenses was primarily a result of: (i) increases in the number of employees in supply chain management, including employees assumed pursuant to our acquisitions of LSGBV and Lamina, (ii) the acquisitions of LSGBV and Lamina and the effect of a full year of combined operations in 2009 compared to a partial year of combined operations in 2008, (iii) increases in third party contract costs and external testing and certification costs related to our research and development activities and (iv) accruals of severance expenses related to facility closures and our consolidation efforts.

General and Administrative Expenses

General and administrative expenses decreased by $1.8 million, or 7.8%, to $21.4 million for the year ended December 31, 2009 compared $23.2 million for the year ended December 31, 2008. As a percentage of revenues, general and administrative expenses decreased to 68.2% for 2009 compared to 111.9% for 2008. This decrease was mainly due to reduced legal expenses and the results of the consolidation activities undertaken by management during the second half of 2009. This decrease was partially offset by increases resulting from the acquisitions of LSGBV and Lamina and the effect of a full year of combined operations in 2009 compared to a partial year of combined operations in 2008.

Impairment of Goodwill and Other Intangible Assets

As of September 30, 2009, we completed our annual assessment of the carrying value of goodwill and determined that no impairment had occurred and therefore no impairment expense was recorded for the year ended December 31, 2009.

During the fourth quarter of 2008, we completed our assessment of the carrying value of the goodwill and intangible assets that we previously recorded and determined that it was necessary to record an impairment charge of $53.1 million in 2008. A number of factors that occurred in 2008 gave rise to the impairment of the carrying value of the goodwill and intangible assets, including: (i) delays in the development and launch of several new products, (ii) delays in obtaining certifications for products, (iii) product failures, (iv) customer delays on custom projects, (v) the lack of the availability of financing for customers to complete significant projects and installations, (vi) the general slowdown in construction spending, and (vii) the reduction in the market price of our common stock and the multiple attributed to our common stock. As a result of these factors, we reviewed and amended our cash flow projections for our business and products. Generally, we reduced the sales forecasts that we had otherwise relied on for our internal planning and forecasting. This reduction in the future cash flows of the business along with a reduction in the total enterprise value of the Company, based on the traded market price for our common stock, resulted in the significant impairment charge in 2008. The following table summarizes the total impairment charge recorded in the fourth quarter of 2008:

Goodwill arising on the acquisition of Lighting Science Group	$42,605,552
Technology and patents acquired on the acquisition of Lighting Science Group	2,419,984
Goodwill arising on the acquisition of LSGBV	6,159,000
Trademarks acquired on the acquisition of LSGBV	796,741
Technology and patents acquired on the acquisition of LSGBV	322,856
Customer relationships acquired on the acquisition of LSGBV	806,000

Total impairment charge	$53,110,133

Depreciation and Amortization Expenses

Depreciation and amortization expense increased $973,000, or 22.3%, to $5.3 million for the year ended December 31, 2009 compared to $4.4 million for the year ended December 31, 2008. The increase was primarily due to: (i) an increase of $600,000 in the amortization expense for certain software assets during 2009 as compared with the corresponding period in 2008 due to a reduction in the estimated useful life of such software, (ii) an increase of $711,000 in the amortization expense for certain intangible assets during 2009 as compared with the corresponding period in 2008 due to a reduction in the estimated useful life of such assets and (iii) an increase in the amortization expense related to technology, tooling and molds and other production assets purchased in the second half of 2008. As a percentage of revenues, depreciation and amortization expenses decreased to 17.0% for 2009 compared to 21.0% for 2008.

Interest Income

Interest income decreased $187,000 to $1,000 for the year ended December 31, 2009 compared to $188,000 for the prior year period due to the decrease in cash balances during 2008. At December 31, 2008 and for all of 2009 there were limited funds available for interest bearing investments.

Interest Expense

Interest expense increased $4.6 million, or 325.0%, to $6.1 million for the year ended December 31, 2009 compared to $1.4 million for the year ended December 31, 2008. As a percentage of revenues, interest expense increased to 19.3% for 2009 compared to 6.9% for 2008. The significant increase in interest expense recorded in 2009 compared with the corresponding period in 2008 was primarily due to: (i) interest expense on our BMO line of credit that we began to incur in August 2008, (ii) interest expense on LSGBV’s ABN AMRO ten-year term facility and line of credit, (iii) the amortization of the BMO guarantee fees payable to Pegasus IV, (iv) interest expense on promissory notes issued to Pegasus IV and certain executives in December 2008 and the first six months of 2009, (v) interest expense on the Original Pegasus Convertible Note issued to Pegasus IV in May 2009 and the Pegasus Convertible Note issued to Pegasus IV in August 2009 and (vi) interest expense on the Philips Convertible Note issued to Philips in August 2009. Interest expense for the year ended December 31, 2008 consisted of interest incurred on the line of credit and term debt facility that were owed by LSGBV, interest expense on our BMO line of credit, which we started incurring in August 2008, and interest expense on promissory notes issued to Pegasus IV and certain executives in December 2008.

Other Income, Net

Other income, net decreased by $276,000, or 86.5%, to $43,000 for the year ended December 31, 2009 compared to $319,000 for the year ended December 31, 2008. During 2008, other income related mainly to the change in the fair value of the derivative instruments that had been recorded as derivative liabilities and the accretion of the 6% Preferred Stock redemption value. During 2009, we recorded a loss on the change in fair value of the same derivative liabilities.

Income Tax Benefit

The income tax benefit decreased by $1.8 million or 81.2% to $413,000 compared to $2.2 million for the year ended December 31, 2008. The benefit recognized during the year ended December 31, 2009 was mainly due to the valuation allowance of $40.5 million recorded against the net deferred tax assets. Due to our history of net losses, management deemed it more-likely-than-not that we would not recognize a significant portion of our deferred tax assets as of December 31, 2009.

Liquidity and Capital Resources

Our primary sources of liquidity have been short-term loans from Pegasus IV, our cash reserves, draws from our lines of credit with BMO, ABN AMRO and IFN Finance, other short-term loans and cash flows from operating activities. We are currently dependent on Pegasus IV for our liquidity needs because our other historical sources of liquidity are insufficient or unavailable to meet our anticipated working capital needs. Cash outflows are primarily tied to procurement of inventory and payment of salaries, benefits and other operating costs. As of March 26, 2010, we had a backlog of open orders of $8.5 million and had recorded $1.3 million of unearned revenue which mainly represented deposits received for milestone payments achieved on custom projects. The orders included in our backlog are expected to ship throughout 2010 and the unearned revenue is expected to be recognized during 2010.

We have embarked upon an aggressive design and development program in conjunction with bringing our products to market. If we are successful in marketing our current products and developing additional new products or we make further acquisitions, additional capital may be needed to fund the manufacturing process to produce finished goods and support the required investment in working capital. We may be required to raise additional capital to meet our obligations and to complete the commercialization of certain of our products currently being developed, to increase our marketing efforts or to make additional acquisitions.

Negative developments in the latter half of 2008 and during 2009 in the global credit and securitization markets have resulted in uncertainty in the financial markets in general through 2009. The global economic crisis and turmoil in the global financial markets has adversely impacted our business, the businesses of our customers from whom we generate revenues and our potential sources of capital financing. As a result, we have had difficulty identifying conventional lending sources. While we believe that our current cash balances, amounts available under our line of credit and other credit facilities, the cash received from the sale of our products and the anticipated proceeds from the Rights Offering will be sufficient to meet our expected cash needs through at least December 31, 2010, we may need to seek other potential sources of outside capital including entering strategic business relationships, bank borrowings, and public or private sales of shares of our capital stock or debt or similar arrangements.

	Years Ended December 31,
	2009	2008
Cash flow activities:
Net cash used in operating activities	$(31,159,329)	$(28,792,901)
Net cash used in investing activities	(1,111,656)	(12,624,686)
Net cash provided by financing activities	31,978,374	30,726,264

Operating Activities

Cash used in operating activities was $31.2 million for the year ended December 31, 2009 as compared to $28.8 million for year ended December 31, 2008. The primary change in the use of cash in operations was due to the effect of a decrease in net loss offset by the reduction in stock based compensation and impairment of goodwill and other intangible assets for 2009 compared to 2008. Additionally, the cash used in operating activities during the year ended December 31, 2009 was offset by decreases in accounts receivables, inventories and other current and long term assets and unearned revenue of $1.6 million, $4.1 million and $989,000, respectively, as well as increases in accounts payable and accrued expenses and other liabilities of $1.1 million and $2.1 million, respectively.

Investing Activities

Cash used in investing activities was $1.1 million for the year ended December 31, 2009 as compared to $12.6 million for the year ended December 31, 2008. The total cash used in investing activities for the year ended December 31, 2009 was for the purchase of additional property and equipment. In the corresponding period of 2008, the cash used in investing activities consisted of $6.2 million for the purchase of LSGBV, $4.8 million for the purchase of the net assets of Lamina and $1.7 million for the purchase of additional property and equipment.

Financing Activities

Cash provided by financing activities was $32.0 million for the year ended December 31, 2009 as compared to $30.7 million for the year ended December 31, 2008. The cash provided by financing activities for 2009 consisted primarily of $30.9 million in proceeds from the issuance of additional promissory notes and the Original Pegasus Convertible Note to Pegasus IV, $5.0 million in proceeds from the issuance of the Philips Convertible Note and $29.5 million of additional draws on our lines of credit or other short term borrowings. This was offset by $32.0 million in payments to reduce our outstanding balance on our lines of credit and payments of $1.5 million on outstanding short and long term debt and promissory notes payable. Cash provided by financing activities for 2008 consisted of $21.1 million in proceeds from additional draws on our lines of credit or other short term borrowings, $10.0 million in proceeds from a private placement and $694,000 in proceeds from the exercise of common stock warrants. These proceeds were offset by $1.0 million in payments on outstanding short and long term debt.

Convertible Notes and Credit Facilities

During 2008 and 2009, we had borrowings pursuant to certain unsecured promissory notes. Specifically, on December 19, 2008, we borrowed $2.0 million from Pegasus IV and $50,000 from certain officers of the

Company, including Govi Rao, our Chairman and Chief Executive Officer at that time. On March 2, 2009, we repaid $7,500 borrowed from one of our officers, and amended the other outstanding promissory notes to extend the maturity date from March 2, 2009 to June 30, 2009. We subsequently borrowed an additional $9.5 million, in the aggregate, from Pegasus IV pursuant to three separate promissory notes issued on February 13, 2009, April 17, 2009 and May 11, 2009. All of the notes, except the note issued on May 11, 2009 bore interest at a rate of 8% per annum. The note issued on May 11, 2009 bore interest at 14% per annum.

On May 15, 2009, we entered into the Original Pegasus Convertible Note with Pegasus IV, which provided us with $31.7 million. Specifically, pursuant to the Original Pegasus Convertible Note, we borrowed $13.2 million on May 15, 2009 and $18.5 million on May 26, 2009. The proceeds of the borrowings on the Original Pegasus Convertible Note were generally used to pay in full $11.5 million worth of promissory notes previously granted to Pegasus IV, together with accrued interest thereon, and to pay outstanding principal amounts under our line of credit with BMO. Effective as of July 31, 2009, we entered into the First Amendment to the Convertible Note Agreement, pursuant to which the maturity date of the Original Pegasus Convertible Note was extended.

On August 27, 2009, the Original Pegasus Convertible Note (as amended) was terminated, and we entered into the Pegasus Convertible Note with Pegasus IV in the principal amount of $32.8 million, which represented the outstanding principal and accrued interest on the Original Pegasus Convertible Note as of August 27, 2009. As with the Original Pegasus Convertible Note, interest on the Pegasus Convertible Note accrued at the rate of 14% per annum. The outstanding principal and interest was scheduled to mature upon the earlier of: (a) July 31, 2010 and (b) the date of the consummation of the Rights Offering. As with the Original Pegasus Convertible Note, so long as any amounts remained outstanding under the Pegasus Convertible Note, we were required to obtain the prior written consent of Pegasus IV prior to borrowing more than $5.0 million in the aggregate pursuant to our line of credit with BMO. As a result of our consummation of the Rights Offering on March 3, 2010, approximately $35.2 million of principal and interest on the Pegasus Convertible Note automatically converted into 35,017,667 Units of our securities.

Philips Convertible Note

On August 27, 2009, in conjunction with the Release Agreement between, among other parties, us and Philips, we entered into the Philips Convertible Note with Philips pursuant to which we borrowed $5.0 million from Philips. Interest on any outstanding principal balance under the Philips Convertible Note accrued at the rate of 14% per annum. All principal and interest on the Philips Convertible Note was due on the earliest of the following three dates: (a) July 31, 2010, (b) the date of the consummation of the rights offering or (c) the first business day immediately following the date on which we notified Philips that Pegasus IV had voluntarily converted the outstanding principal and interest under the Pegasus Convertible Note. As a result of our consummation of the Rights Offering on March 3, 2010, approximately $5.4 million of principal and interest on the Philips Convertible Note automatically converted into 5,330,482 Units of our securities.

Other Credit Facilities

As previously discussed, in July 2008, we acquired the net assets of Lamina for $4.5 million. In connection with this acquisition, we entered into an agreement with BMO to obtain a demand line of credit in the amount of $20.0 million. On March 15, 2010, our demand line of credit with BMO was increased to $25.0 million. The demand line of credit is available to us for working capital and other corporate purposes. As of March 19, 2010, the amount of indebtedness owed by the Company on the BMO line of credit was $20.4 million and the amount available for additional borrowing was $4.6 million. The BMO line of credit matures on written demand by BMO, but in no event later than August 24, 2010. In the event that Pegasus IV or its assignees fully exercise the Standby Purchase Option and purchase all of the Units that were not subscribed for pursuant to the Rights Offering, we have agreed to take commercially reasonable efforts to amend the Guaranty and the amended Loan Agreement to: (i) reduce the total amount of the Guaranty required by the amended Loan Agreement from

$25 million to $10 million and (ii) extend the maturity date of the amended Loan Agreement from August 24, 2010 to the Fourth Amendment Maturity Date.

LSGBV has also negotiated short- and long-term debt facilities with ABN AMRO and a working capital facility with IFN Finance. At March 19, 2010, the total amount outstanding under the ABN AMRO facilities was $1.1 million and the total amount outstanding under the IFN Finance facility was $966,000. Our short- and long-term debt facilities with ABN AMRO originally where scheduled to mature on January 1, 2010 and January 1, 2014, respectively. However, because we were in default on our solvency ratio covenant as of November 30, 2009, we renegotiated the terms of our debt with ABN AMRO. Pursuant to the new terms of our agreement, the maturity date is December 15, 2010 for both facilities. Further, we have agreed to reduce the principal amount outstanding on these facilities on a monthly basis until maturity. The working capital facility with IFN Finance matures on November 14, 2010.

We pay dividends on our 6% Convertible Preferred Stock four times annually: February 10, May 10, August 10 and November 10. Based on the number of shares of 6% Convertible Preferred Stock currently outstanding, we expect to pay up to $40,000 annually to satisfy our dividend obligation.

Rights Offering

On March 3, 2010, we consummated the Rights Offering. On the closing date of the Rights Offering, we received approximately $303,000 from the sale of 301,268 Units. Pursuant to the Standby Purchase Option, Pegasus IV or its assignees have the option to acquire approximately 24,966,925 Units, which were not subscribed for pursuant to the Rights Offering. On February 23, 2010, we received $2.0 million from Pegasus IV as an advance payment for Units pursuant to the Standby Purchase Option. Notwithstanding this advance payment, Pegasus IV or its assignees may also elect to purchase additional Units pursuant to the Standby Purchase Option until April 18, 2010. In an amendment to a Schedule 13D that was filed by Pegasus IV and its affiliates on March 8, 2010, Pegasus IV disclosed that Pegasus IV or its assignees currently intend to purchase all of the remaining Units pursuant to the Standby Purchase Option. In the event that Pegasus IV elects to exercise the Standby Purchase Option in full, we would receive approximately $25.4 million in gross proceeds in connection with the closing of the Rights Offering (excluding the amount of principal and interest that automatically converted to Units pursuant to the terms of the Pegasus Convertible Note and the Philips Convertible Note) and the exercise of the Standby Purchase Option.

Item 8.	Financial Statements.

The financial statements required by this item are included in Part IV, Item 15 of this Annual Report.

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item  9A(T).     Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that are designed to provide reasonable assurance that the information required to be disclosed by us in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

We carried out an evaluation subsequent to the period covered by this Annual Report, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Accounting Officer, of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Annual Report. Based on that evaluation and the identification of the material weaknesses in internal control over financial reporting described below, our Chief Executive Officer and Chief Accounting Officer, concluded that our disclosure controls and procedures as of December 31, 2009 were not effective.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) is a set of processes designed by, or under the supervision of, our Chief Executive Officer and Chief Accounting Officer, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with GAAP. Our internal control over financial reporting includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions and dispositions of our assets;

•

Provide reasonable assurance that our transactions are recorded as necessary to permit preparation of our financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect all misstatements. Thus, any system of internal control, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system will be met. In addition, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Accounting Officer, we conducted an assessment of the effectiveness of our internal control over financial reporting based on criteria established in “Internal Control-Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO Framework”), as of December 31, 2009.

A material weakness in internal control is defined as “a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements, will not be prevented or detected on a timely basis.” In connection with the assessment described above, we identified the following control deficiencies that represent material weaknesses at December 31, 2009:

(1) Financial Reporting and Consolidation—Controls surrounding the overall financial reporting and consolidation process were inadequate to close the books, consolidate information, and assemble all pertinent information and identify adjustments in a timely manner due to the following:

•

The book-closing process was not streamlined due to limited IT application functionality and disparate general ledger applications and charts of accounts between the United States and European entities.

•	Key accounting policies for preparing and reviewing the financial statements have not been formally documented.

•	There was extensive turnover within our finance department in fiscal 2009.

(2) Segregation of Duties and IT Application Access—We identified various segregation of duties issues across all areas of accounting and reporting due to the limited size of the accounting staff. In addition, it was not possible to properly restrict access to certain accounting records because of limited functionality of current IT applications.

(3) Inventory Accounting—In general, there was an overall lack of internal controls over inventory accounting. During our assessment of the internal control process, we identified the following internal control gaps:

•	inventory reserves were not supported by documented methodologies and assumptions;

•	lack of controls with respect to approvals and documentation support for inventory-related purchases;

•	limited access controls and documentation with respect to updating and maintaining inventory cost/master files and bills of materials;

•	lack of formal policies with respect to costing methodology, reserve requirements, or required approvals; and

•	overall segregation of duties issues with respect to the purchasing of inventory, physical custody of assets, and inventory counts.

(4) Classification of Project Costs—Our current process does not allow for the complete capture of certain costs to work-in-process inventory for custom solution lighting projects. Specifically, we do not have a methodology to reconcile the completeness of labor costs to the correct projects, support labor burden assumptions, reconcile the completeness of materials purchased to projects, or allocate manufacturing overhead for large, open projects. As a result, potential costs that should have been captured as work-in-process inventory and pushed through cost of goods sold could have instead been captured as selling, general and administrative expenses.

(5) Entity Level Controls—Although various entity level controls were noted to be in place within each component of the COSO Framework, the following important entity level controls were not in place as of December 31, 2009:

•	a whistleblower hotline did not exist to report suspicion of unethical or illegal conduct;

•	an approval/authority matrix to align roles and key processes supporting financial reporting objectives; and

•	our IT systems did not support segregation of duties.

(6) Formal Policies and Procedures—In general, there was an overall lack of formal policies and standardized procedures across numerous accounting cycles. Numerous internal control gaps and control failures were identified during management’s assessment across all key accounting processes, increasing the likelihood that in the aggregate, a material error could occur and go undetected.

As a result of the material weakness described above, management has concluded that, as of December 31, 2009, we did not maintain effective internal control over financial reporting, involving the preparation and reporting of our consolidated financial statements presented in conformity with GAAP.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management’s report in this annual report.

There were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended December 31, 2009 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	Other Information.

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance.

The information required in response to this Item 10 is incorporated herein by reference to our definitive proxy statement to be filed with the SEC pursuant to Regulation 14A promulgated under the Exchange Act, not later than 120 days after the end of the fiscal year covered by this Annual Report.

Item 11.	Executive Compensation.

The information required in response to this Item 11 is incorporated herein by reference to our definitive proxy statement to be filed with the SEC pursuant to Regulation 14A promulgated under the Exchange Act not later than 120 days after the end of the fiscal year covered by this Annual Report.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

Certain information regarding securities authorized for issuance under our equity compensation plans is included under the caption “Equity Compensation Plan Information” in Part II, Item 5, above, of this Annual Report and is incorporated by reference herein. Other information required in response to this Item 12 is incorporated herein by reference to our definitive proxy statement to be filed with the SEC pursuant to Regulation 14A promulgated under the Exchange Act not later than 120 days after the end of the fiscal year covered by this Annual Report.

Item 13.	Certain Relationships and Related Transactions, and Director Independence.

The information required in response to this Item 13 is incorporated herein by reference to our definitive proxy statement to be filed with the SEC pursuant to Regulation 14A promulgated under the Exchange Act not later than 120 days after the end of the fiscal year covered by this Annual Report.

Item 14.	Principal Accounting Fees and Services.

The information required in response to this Item 14 is incorporated herein by reference to our definitive proxy statement to be filed with the SEC pursuant to Regulation 14A promulgated under the Exchange Act not later than 120 days after the end of the fiscal year covered by this Annual Report.

PART IV

Item 15.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this report:

1. Index to Consolidated Financial Statements, Reports of Independent Registered Public Accounting Firm, Consolidated Balance Sheets as of December 31, 2009 and 2008, Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2009 and 2008, Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2009 and 2008, and Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008.

2. The financial statement schedules have been omitted because they are not applicable or the required information is shown in the Consolidated Financial Statements or the Notes to Consolidated Financial Statements.

Exhibits: The exhibits required to be filed by this Item 15 are set forth in the Index to Exhibits accompanying this report.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

April 13, 2010	By:	/s/ ZACHARY S. GIBLER
Zachary S. Gibler
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

/s/ JONATHAN T. COHEN
Jonathan T. Cohen
Vice President and Chief Accounting Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates as indicated.

Signature	Capacity in which Signed	Date

/s/ ZACHARY S. GIBLER Zachary S. Gibler	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 13, 2010

/s/ KHALED HARAM Khaled Haram	President and Chief Operating Officer	April 13, 2010

/s/ JONATHAN T. COHEN Jonathan T. Cohen	Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	April 13, 2010

/s/ RICHARD WEINBERG (by John D. Mitchell, Jr., Attorney-in-Fact*) Richard Weinberg	Director	April 13, 2010

/s/ ROBERT E. BACHMAN (by John D. Mitchell, Jr., Attorney-in-Fact*) Robert E. Bachman	Director	April 13, 2010

/s/ DAVID BELL (by John D. Mitchell, Jr., Attorney-in-Fact*) David Bell	Director	April 13, 2010

/s/ DONALD R. HARKLEROAD (by John D. Mitchell, Jr., Attorney-in-Fact*) Donald R. Harkleroad	Director	April 13, 2010

*	pursuant to Power of Attorney filed herewith

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

2.1	Share Purchase Agreement, dated April 22, 2008, by and among Lighting Science Coöperatief U.A., Lighting Science Group Corporation, C. van de Vrie Holding B.V., W. van de Vrie Holding B.V., R.Q. van de Vrie Holding B.V., Q. van de Vrie Jr. Holding B.V., Y.B. van de Vrie Holding B.V. and Lighting Partner B.V. (certain schedules and exhibits have been omitted and the Company agrees to furnish to the Commission supplementally a copy of any omitted schedules and exhibits upon request) (previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed on April 24, 2008, File No. 0-20354, and incorporated herein by reference).

2.2	Asset Purchase Agreement, dated July 29, 2008, by and among LLI Acquisition, Inc., Lighting Science Group Corporation, Lamina Lighting, Inc., and the stockholders listed on the signature pages thereto (previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed on July 29, 2008, File No. 0-20354, and incorporated herein by reference).

3.1	Amended and Restated Certificate of Incorporation of Lighting Science Group Corporation (previously filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on October 14, 2009, File No. 0-20354, and incorporated herein by reference).

3.2	Amended and Restated By-laws of Lighting Science Group Corporation (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed on October 11, 2007, File No. 0-20354, and incorporated herein by reference).

4.1	Form of Warrant granted pursuant to the Securities Purchase Agreement dated as of May 12, 2005 (previously filed as Exhibit 99.3 to the Current Report on Form 8-K filed on May 16, 2005, File No. 0-20354, and incorporated herein by reference).

4.2	Form of Warrant issued to certain directors, officers and security holders as consideration for providing guarantees pursuant to the Line of Credit (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on September 22, 2006, File No. 0-20354, and incorporated herein by reference).

4.3	Form of Warrant A, dated March 9, 2007 (previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed on March 12, 2007, File No. 0-20354, and incorporated herein by reference).

4.4	Form of Warrant B, dated March 9, 2007 (previously filed as Exhibit 10.3 to the Current Report on Form 8-K filed on March 12, 2007, File No. 0-20354, and incorporated herein by reference).

4.5	Form of Warrant issued upon exercise of Warrant B (previously filed as Exhibit 10.4 to the Current Report on Form 8-K filed on March 12, 2007, File No. 0-20354, and incorporated herein by reference).

4.6	Certificate of Designation of Series B Stock (previously filed as Exhibit 4.2 to the Current Report on Form 8-K filed on October 11, 2007, File No. 0-20354, and incorporated herein by reference).

4.7	Amended and Restated Registration Rights Agreement, dated April 22, 2008, by and among Lighting Science Group Corporation, C. van de Vrie Holding B.V., W. van de Vrie Holding B.V., R.Q. van de Vrie Holding B.V. and Q. van de Vrie Jr. Holding B.V., Y.B. van de Vrie Holding B.V. and LED Holdings, LLC (previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed on April 24, 2008, File No.0-20354, and incorporated by reference).

4.8	Warrant to Purchase Common Stock, dated July 25, 2008, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P. (previously filed as Exhibit 4.2 to the Current Report on Form 8-K filed on July 29, 2008, File No. 0-20354, and incorporated herein by reference).

EXHIBIT NUMBER	DESCRIPTION

4.9	Certificate of Designation of Series C Preferred Stock of Lighting Science Group Corporation (previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed on January 7, 2009, File No. 0-20354, and incorporated herein by reference).

4.10	Warrant to Purchase Common Stock, dated December 31, 2008, by and between Lighting Science Group Corporation and Morrison & Foerster LLP (previously filed as Exhibit 4.2 to the Current Report on Form 8-K filed on January 7, 2009, File No. 0-20354, and incorporated herein by reference).

4.11	Warrant to Purchase Common Stock, dated December 31, 2008, by and between Lighting Science Group Corporation and Haynes and Boone, LLP (previously filed as Exhibit 4.3 to the Current Report on Form 8-K filed on January 7, 2009, File No. 0-20354, and incorporated herein by reference).

4.12	Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P. (previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed on January 30, 2009, File No. 0-20354, and incorporated herein by reference).

4.13	Certificate of Designation of Series D Non-Convertible Preferred Stock of Lighting Science Group Corporation (previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed on September 8, 2009, File No. 0-20354, and incorporated herein by reference).

4.14	Specimen Common Stock Certificate (previously filed as Exhibit 4.14 to Amendment No. 1 to the Registration Statement on Form S-1 filed on January 12, 2010, File No. 333-162966, and incorporated herein by reference)

4.15	Specimen Series D Non-Convertible Preferred Stock Certificate (previously filed as Exhibit 4.15 to Amendment No. 1 to the Registration Statement on Form S-1 filed on January 12, 2010, File No. 333-162966, and incorporated herein by reference).

4.16	Form of Warrant issued pursuant to that certain Rights Offering (previously filed as Exhibit 4.16 to Amendment No. 1 to the Registration Statement on Form S-1 filed on January 12, 2010, File No. 333-162966, and incorporated herein by reference).

4.17*	Specimen Unit Certificate issued pursuant to that certain Rights Offering, the Convertible Note, dated August 27, 2009, between Lighting Science Group Corporation, as borrower, and Pegasus Partners IV, L.P., as lender, and the Convertible Note, dated August 27, 2009, between Lighting Science Group Corporation, as borrower, and Koninklijke Philips Electronics N.V., as lender.

10.1+	Employment Agreement, dated as of October 4, 2007, by and between Lighting Science Group Corporation and Fredric Maxik (previously filed as Exhibit 10.6 to the Current Report on Form 8-K filed on October 11, 2007, File No. 0-20354, and incorporated herein by reference).

10.2#	Technology Development and Supply Agreement, dated April 30, 2008, by and between Lighting Science Group Corporation and Jamestown One Times Square, L.P. (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 6, 2008, File No. 0-20354, and incorporated herein by reference).

10.3	Letter of Authorization, dated June 20, 2008, by and between Lighting Science Group Corporation and Melco Crown (COD) Developments Limited (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on June 30, 2008, File No. 0-20354, and incorporated herein by reference).

10.4	Loan Authorization Agreement, dated July 25, 2008, by and between Lighting Science Group Corporation and Bank of Montreal (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 29, 2008, File No. 0-20354, and incorporated herein by reference).

EXHIBIT NUMBER	DESCRIPTION

10.5	First Amendment to Loan Authorization Agreement, dated July 24, 2009, by and between Lighting Science Group Corporation and Bank of Montreal (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 6, 2009, File No. 0-20354, and incorporated herein by reference).

10.6	Allonge to Demand Note, dated July 24, 2009, by and between Lighting Science Group Corporation and Bank of Montreal (previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed on August 6, 2009, File No. 0-20354, and incorporated herein by reference).

10.7	Second Amendment to Bank of Montreal Loan Authorization Agreement and Demand Note, dated as of August 24, 2009, by and between Lighting Science Group Corporation and Bank of Montreal (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 27, 2009, File No. 0-20354, and incorporated herein by reference).

10.8	Second Allonge to Demand Note, dated as of August 24, 2009, by and between Lighting Science Group Corporation and Bank of Montreal (previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed on August 27, 2009, File No. 0-20354, and incorporated herein by reference).

10.9+	Amended and Restated Equity Based Compensation Plan (previously filed as Appendix A to the Proxy Statement on Schedule 14A filed on September 18, 2008, File No. 0-20354 and incorporated herein by reference).

10.10+	Amendment to the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (previously filed as Exhibit 10.4 to the Current Report on Form 8-K filed on August 27, 2009, File No. 0-20354, and incorporated herein by reference).

10.11+	Form of Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Stock Option Agreement (previously filed as Exhibit 4.13 to the Registration Statement on Form S-8 filed on May 5, 2008, File No. 0-20354, and incorporated herein by reference).

10.12+	Form of Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Employee Incentive Stock Option Agreement, (previously filed as Exhibit 4.14 to the Registration Statement on Form S-8 filed on May 5, 2008, File No. 0-20354, and incorporated herein by reference).

10.13+	Form of Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Restricted Stock Award Agreement (previously filed as Exhibit 4.15 to the Registration Statement on Form S-8 filed on May 5, 2008, File No. 0-20354, and incorporated herein by reference).

10.14+

Form of Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan Nonqualified Stock Option Agreement (previously filed as Exhibit

10.5 to the Current Report on Form 8-K filed on August 27, 2009, File No. 0-20354, and incorporated herein by reference).

10.15+	Form of Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Incentive Stock Option Agreement (previously filed as Exhibit 10.6 to the Current Report on Form 8-K filed on August 27, 2009, File No. 0-20354, and incorporated herein by reference).

10.16	Letter Agreement, dated February 13, 2009, between Lighting Science Group Corporation and Pegasus Partners IV, L.P. (previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed on February 20, 2009, File No. 0-20354, and incorporated herein by reference).

10.17+	Employment Letter, dated as of February 28, 2009, from Lighting Science Group Corporation to Kathryn Reynolds Wallbrink (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 26, 2009, File No. 0-20354, and incorporated herein by reference).

10.18+	Employment Letter, dated July 10, 2009 between Lighting Science Group Corporation and Khaled Haram (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 16, 2009, File No. 0-20354, and incorporated herein by reference).

EXHIBIT NUMBER	DESCRIPTION

10.19+	Employment Letter, dated August 17, 2009 between Lighting Science Group Corporation and Zachary S. Gibler (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on September 30, 2009, File No. 0-20354, and incorporated herein by reference).

10.20	Guaranty Extension Agreement, dated as of August 24, 2009, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P. (previously filed as Exhibit 10.3 to the Current Report on Form 8-K filed on August 27, 2009, File No. 0-20354, and incorporated herein by reference).

10.21	Governing Agreement and Complete Releases, dated August 27, 2009, among Lighting Science Group Corporation, LED Holdings, LLC, LED Effects, Inc., Pegasus Capital Advisors, L.P., Pegasus Partners IV, L.P., Philips Electronics North America Corporation, Philips Solid-State Lighting Solutions, Inc. and Koninklijke Philips Electronics N.V. (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 28, 2009, File No. 0-20354, and incorporated herein by reference).

10.22	Convertible Note, dated August 27, 2009, between Lighting Science Group Corporation, as borrower, and Koninklijke Philips Electronics N.V., as lender (previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed on August 28, 2009, File No. 0-20354, and incorporated herein by reference).

10.23	Convertible Note, dated August 27, 2009, between Lighting Science Group Corporation, as borrower, and Pegasus Partners IV, L.P., as lender (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 28, 2009, File No. 0-20354, and incorporated herein by reference).

10.24+

Employment Letter dated October 27, 2009 between Lighting Science Group Corporation and Jon Cohen (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on

January 12, 2010, File No. 0-20354, and incorporated herein by reference).

10.25	Third Amendment to Bank of Montreal Loan Authorization Agreement and Demand Note, dated as of March 15, 2010, by and between Lighting Science Group Corporation and Bank of Montreal (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 19, 2010, File No. 0-20354, and incorporated herein by reference).

10.26	Replacement Demand Note, dated as of March 15, 2010, issued by Lighting Science Group Corporation to Bank of Montreal (previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed on March 19, 2010, File No. 0-20354, and incorporated herein by reference).

10.27	Amended and Restated Guaranty Extension Agreement, dated as of March 15, 2010, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P. (previously filed as Exhibit 10.3 to the Current Report on Form 8-K filed on March 19, 2010, File No. 0-20354, and incorporated herein by reference).

21.1*	Subsidiaries of Lighting Science Group Corporation.

23.1*	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney.

31.1*	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Vice President and Chief Accounting Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Chief Executive Officer and Vice President and Chief Accounting Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*	Filed herewith
#	Confidential treatment has been granted with respect to certain provisions of this agreement
+	Management contract or compensatory plan or arrangement

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Lighting Science Group Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Lighting Science Group Corporation and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lighting Science Group Corporation and Subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine the effectiveness of Lighting Science Group Corporation’s internal control over financial reporting as of December 31, 2009 and, accordingly, we do not express an opinion thereon.

/s/ McGladrey & Pullen, LLP

Dallas, Texas

April 13, 2010

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008

ASSETS
CURRENT ASSETS
Cash	$267,048	$254,538
Accounts receivable, net of allowances for doubtful accounts	5,020,226	6,633,888
Inventories, net of allowances	8,064,624	12,202,774
Deferred income tax	682,227	671,782
Prepaid expenses and other current assets	1,472,018	1,517,690

Total current assets	15,506,143	21,280,672

PROPERTY AND EQUIPMENT, net	3,291,296	3,630,888

OTHER ASSETS
Intangible assets, net	13,482,736	17,452,632
Goodwill	5,770,245	6,799,962
Other long-term assets	418,394	389,113

Total other assets	19,671,375	24,641,707

TOTAL ASSETS	$38,468,814	$49,553,267

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Short-term debt (includes $32,846,619 of related party loans in 2009 and $2,000,000 in 2008)	$56,400,173	$24,426,991
Current portion of long-term debt	110,322	142,262
Accounts payable	7,496,633	6,419,248
Accrued expenses	6,190,129	4,163,156
Unearned revenue	12,631	1,001,704

Total current liabilities	70,209,888	36,153,361

OTHER LIABILITIES
Long-term debt, less current portion	117,447	96,443
Deferred income taxes	1,805,334	2,049,074

Total other liabilities	1,922,781	2,145,517

TOTAL LIABILITIES	72,132,669	38,298,878

COMMITMENTS AND CONTINGENCIES

6% CONVERTIBLE PREFERRED STOCK, $.001 par value, 2,656,250 shares authorized, 196,902 shares issued and outstanding in 2009 and 2008, liquidation value of $630,086 in 2009 and 2008	585,549	459,532

STOCKHOLDERS’ EQUITY (DEFICIT)
Series B Preferred Stock, $.001 par value, 2,000,000 shares authorized, issued and outstanding in 2009 and 2008. Liquidation value $17,127,642 (2008—$16,132,619)	2,000	2,000
Series C Preferred Stock, $.001 par value, 251,739 shares authorized, issued and outstanding in 2009 and 2008. Liquidation value $3,476,066 (2008—$3,209,666)	252	252
Common stock, $.001 par value, 400,000,000 shares authorized, 29,873,846 (2008—28,985,897) shares issued and outstanding	29,874	28,986
Additional paid-in-capital	116,447,080	112,505,607
Accumulated deficit	(148,002,652)	(99,865,725)
Accumulated other comprehensive loss	(2,725,958)	(1,876,263)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(34,249,404)	10,794,857

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$38,468,814	$49,553,267

The accompanying notes are an integral part of the consolidated financial statements.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

	For the Years Ending December 31,
	2009	2008
Revenue	$31,376,816	$20,758,593
Cost of goods sold	24,754,819	16,688,600

Gross margin	6,621,997	4,069,993

Operating expenses:
Sales and marketing	7,248,311	5,847,833
Operations	15,170,029	13,786,163
General and administrative	21,412,103	23,224,561
Impairment of goodwill and other intangible assets	—	53,110,133
Depreciation and amortization	5,327,033	4,354,028

Total operating expenses	49,157,476	100,322,718

Loss from operations	(42,535,479)	(96,252,725)

Other income (expense):
Interest income	1,104	188,460
Interest expense	(6,058,693)	(1,425,446)
Other, net	43,139	318,748

Total other income (expense)	(6,014,450)	(918,238)

Loss before income tax benefit	(48,549,929)	(97,170,963)

Income tax benefit	(413,002)	(2,207,507)

Net loss	(48,136,927)	(94,963,456)

Dividend requirements
6% return on Series B Preferred Stock	1,217,642	—
8% return on Series C Preferred Stock	266,400	—

Net loss attributable to common stock	$(49,620,969)	$(94,963,456)

Basic and diluted net loss per weighted average common share	$(1.69)	$(3.55)

Basic and diluted weighted average number of common shares outstanding	29,352,585	26,781,431

Net loss	$(48,136,927)	$(94,963,456)

Foreign currency translation loss	(849,695)	(1,886,544)

Comprehensive loss	$(48,986,622)	$(96,850,000)

The accompanying notes are an integral part of the consolidated financial statements.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2007	2,000,000	$2,000	—	$—	21,958,482	$21,959	$71,056,282	$(4,902,269)	$10,281	$66,188,253
Sale of common stock to related party	—	—		—	2,083,333	2,083	9,997,917	—	—	10,000,000
Common stock issued in connection with Lighting Partners acquisition	—	—	—	—	4,632,000	4,632	22,228,968	—	—	22,233,600
Preferred stock issued for payment of operating expenses	—	—	251,739	252	—	—	3,209,414	—	—	3,209,666
Stock based compensation expense	—	—	—	—	62,500	63	2,712,624	—	—	2,712,687
Fair value of warrants issued in connection with debt guaranty	—	—	—	—	—	—	1,476,464	—	—	1,476,464
Common stock issued upon exercise of warrants	—	—	—	—	101,391	101	693,425	—	—	693,526
Director and other compensation paid in common stock	—	—	—	—	138,191	138	639,862	—	—	640,000
Fair value of derivatives exercised or converted	—	—	—	—	10,000	10	492,447	—	—	492,457
Repurchase of common stock pursuant to reverse stock split	—	—	—	—			(1,796)	—	—	(1,796)
Net loss	—	—	—	—	—	—	—	(94,963,456)		(94,963,456)
Foreign currency translation adjustment	—	—	—	—	—	—	—		(1,886,544)	(1,886,544)

Balance December 31, 2008	2,000,000	2,000	251,739	252	28,985,897	28,986	112,505,607	(99,865,725)	(1,876,263)	10,794,857
Director compensation paid in common stock	—	—	—	—	817,341	817	559,183	—	—	560,000
Stock based compensation expense	—	—	—	—	62,500	63	3,376,319	—	—	3,376,382
Stock issued per Employee Stock Purchase Plan	—	—	—	—	8,108	8	5,971	—	—	5,979
Net loss	—	—	—	—	—	—	—	(48,136,927)	—	(48,136,927)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(849,695)	(849,695)

Balance December 31, 2009	2,000,000	$2,000	251,739	$252	29,873,846	$29,874	$116,447,080	$(148,002,652)	$(2,725,958)	$(34,249,404)

The accompanying notes are an integral part of the consolidated financial statements.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2009	2008
OPERATING ACTIVITIES
Net loss	$(48,136,927)	$(94,963,456)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid by issuance of common stock and warrants	560,000	5,326,130
Impairment of goodwill and other intangible assets	—	53,110,133
Non cash stock option compensation expense	3,376,382	2,712,687
Accretion of 6% convertible preferred stock redemption value	126,017	94,607
Fair value adjustment to liabilities under derivative contracts	2,731	(415,628)
Loss on disposal of assets	143,846	—
Deferred income tax	(413,002)	(2,207,507)
Depreciation and amortization	5,327,033	4,354,028
Changes in operating assets and liabilities:
Accounts receivable	1,613,662	258,754
Inventories	4,074,095	320,766
Prepaid expenses and other current and long-term assets	16,391	865,179
Accounts payable	1,077,385	1,123,060
Accrued expenses and other liabilities	2,062,131	(373,358)
Unearned revenue	(989,073)	1,001,704

Net cash used in operating activities	(31,159,329)	(28,792,901)

INVESTING ACTIVITIES
Acquisition of Lighting Science Group BV	—	(6,190,000)
Acquisition of Lamina Lighting, Inc.	—	(4,763,383)
Purchase of property and equipment	(1,111,656)	(1,671,303)

Net cash used in investing activities	(1,111,656)	(12,624,686)

FINANCING ACTIVITIES
Repurchase of common stock pursuant to reverse stock split	—	(1,796)
Proceeds from draws on line of credit and other short-term borrowings	29,550,000	21,073,243
Payment of amounts due under line of credit	(31,950,000)	—
Proceeds from issuance of promissory notes	35,896,619	—
Payment of amounts due under promissory notes	(50,000)	—
Payment of short and long-term debt	(1,436,335)	(1,038,709)
Payment of 6% convertible preferred stock dividends	(37,889)	—
Proceeds from issuance of common stock under 2008 Employee Stock Purchase Plan	5,979	—
Proceeds from exercise of common stock warrants	—	693,526
Proceeds from private placement	—	10,000,000

Net cash provided by financing activities	31,978,374	30,726,264

Effect of exchange rate fluctuations on cash	305,121	(453,568)

Net increase (decrease) in cash	12,510	(11,144,891)
Cash balance at beginning of year	254,538	11,399,429

Cash balance at end of year	$267,048	$254,538

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid during the year	$1,222,439	$468,088

Taxes paid during the year	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Value of common stock issued in connection with Lighting Science Group BV transaction	$—	$22,233,600

The accompanying notes are an integral part of the consolidated financial statements.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Description of Business and Basis of Presentation

Overview

Lighting Science Group Corporation (the “Company”) was incorporated in Delaware in 1988 and the business today is the result of the combination of the products, patents, intellectual property, assets and businesses of four light emitting diode (“LED”) lighting companies. The Company researches, designs, develops, manufactures and markets a range of lighting devices and systems that use LEDs as the light source. LEDs are semiconductor devices that emit light when electric currents are passed through them and present many advantages over traditional light sources.

Basis of Financial Statement Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and the rules of the Securities Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, as listed in the following table:

Company Name	Percentage Ownership
Lighting Science Group Limited (U.K.)	100%
LSGC Pty. Ltd (Australia)	100%
LSGC LLC (Delaware)	100%
Lighting Science Coöperatief U.A. (The Netherlands) *	100%
Lighting Science Group B.V. (The Netherlands) (“LSGBV”) *	100%
LLI Acquisition, Inc. (Delaware) **	100%
LED Systems K.K. (Japan) ***	60%

*	consolidated effective May 1, 2008
**	consolidated effective August 1, 2008
***	consolidated effective October 1, 2008

All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

Note 2: Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Foreign Currency Translation

The functional currency for the foreign operations of the Company is the local currency. For LSGBV, the functional currency is the Euro. The translation of foreign currencies into U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet dates and for revenue and expense accounts using the average exchange rate for each period during the year. Any gains or losses resulting from the translation are included in accumulated other comprehensive income (loss) in the consolidated statements of stockholders’ equity and are excluded from net income (loss).

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash

The Company considers all highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents. As of both December 31, 2009 and 2008, the Company had no cash equivalents.

Accounts Receivable

The Company records accounts receivable at the invoiced amount when its products are shipped to customers or upon the completion of specific milestone billing requirements. The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts quarterly. Past due balances over 90 days and customer specific information is reviewed for collectability. The Company writes off accounts receivable when it becomes apparent, based upon age or customer circumstances that such amounts will not be collected. Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. Generally, the Company does not require collateral for its accounts receivable. As of December 31, 2009 and 2008, accounts receivable of the Company are reflected net of reserves of $655,000 and $1.2 million, respectively.

Inventories

Inventories, which consist of raw materials and components, work-in-process and finished lighting products, are stated at the lower of cost or market. Cost is primarily determined using a weighted average method. Slow product adoption, rapid technological changes and new product introductions and enhancements could result in excess or obsolete inventory. The Company evaluates inventory levels and expected usage on a periodic basis, based upon business trends, to specifically identify obsolete, slow-moving or non-salable inventory. The provision for obsolete and slow moving inventory during the period is recorded as an operating expense in the Consolidated Statement of Operations.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Equipment under capital leases is stated at the present value of future minimum lease payments. Depreciation is provided using the straight-line method over the estimated economic lives of the assets, which range from two to five years. Leasehold improvements and equipment under capital leases are amortized on a straight-line basis over the shorter of the minimum lease term or the estimated useful life of the assets.

Impairment of Long-lived Assets

Long-lived assets are reviewed for impairment when events and circumstances indicate that the carrying amount of an asset may not be recoverable and are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities. Recoverability of assets to be held and used is measured by a comparison of the carrying value of the assets to their estimated undiscounted future cash flows expected to be generated by the assets. If the carrying value of the assets exceeds their estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the assets exceeds their fair value.

Intangible Assets

Intangible assets with estimable useful lives are amortized over their respective useful lives, which ranged from 3.0 to 20.0 years.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Goodwill

Goodwill acquired in a purchase business combination is not amortized, but instead the Company performs a goodwill impairment analysis, using the two-step method at the end of the Company’s third quarter, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The recoverability of goodwill is measured at the reporting unit level. The fair value of each reporting unit is estimated using a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term growth rate for the business, the useful life over which cash flows will occur and the determination of the weighted cost of capital. If the fair value of a reporting unit is less than the carrying amount, goodwill of the reporting unit is considered impaired and the second step is performed. The second step of the impairment test, when required, compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment charge is recognized for the amount equal to that excess.

The Company completed its annual goodwill impairment test as of September 30, 2009 and 2008 and completed an additional test as of December 31, 2008 due to changes in circumstances in the fourth quarter of 2008. An impairment charge of $0 and $48.8 million was recorded for the years ended December 31, 2009 and 2008, respectively.

Derivatives

All derivatives are recorded at fair value on the consolidated balance sheet and changes in the fair value of such derivatives are recorded in operations each period and are reported in other income (expense).

Revenue Recognition

Product sales are recorded when the products are shipped and title passes to customers. Where sales of product are subject to certain customer acceptance terms, revenue from the sale is recognized once these terms have been met. The Company recognizes revenue on its custom design projects using the completed contract method. Revenue is recognized upon substantial completion and acceptance by the customer of each project. Amounts received as deposits against future completion of projects are recorded as unearned revenue until such projects are completed and title passes to the customer.

Shipping and Handling Fees and Costs

Shipping and handling fees billed to customers are included in revenue. Shipping and handling costs associated with in-bound freight are recorded in cost of goods sold. Other shipping and handling costs are included in selling, general and administrative expenses and totaled $149,000, and $264,000 for the years ended December 31, 2009 and 2008, respectively.

Research and Development

The Company expenses all research and development costs, including amounts for design prototypes and modifications made to existing prototypes, as incurred, except for prototypes that have alternative future uses. All costs incurred for building of production tooling and molds are capitalized and amortized over the estimated useful life of the tooling set or mold. The Company has expensed research and development costs of $1.3 million and $1.1 million for the years ended December 31, 2009 and 2008, respectively.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Product Warranties

The Company provides a limited warranty covering defective materials and workmanship. The estimated costs related to warranties are accrued at the time products are sold based on various factors, including the Company’s stated warranty policies and practices, the historical frequency of claims and the cost to replace or repair its products under warranty. The following table summarizes warranty provision activity during the year ended December 31, 2009:

Warranty provision at December 31, 2008	$302,173
Additions to provision	628,000
Less warranty costs	(486,186)

Warranty provision at December 31, 2009	$443,987

Share Based Compensation

The Company has one share based compensation plan. The fair value of share based compensation awards, including stock options, restricted stock and the employee stock purchase plan, is recognized as compensation expense in the statement of operations. The fair value of stock options is estimated on the date of grant using the Black-Scholes option pricing model. Option valuation methods require the input of highly subjective assumptions, including the expected stock price volatility. Measured compensation expense related to such option grants is recognized ratably over the vesting period of the related grants. Restricted stock issuances are valued on the date of grant.

Income taxes

The Company employs the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and net operating loss carryforwards, and are measured using enacted tax rates and laws that are expected to be in effect when the differences are reversed.

The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company’s policy is to recognize interest and penalties related to income taxes in its income tax provision. The Company has not accrued or paid interest or penalties which were material to its results of operations for the years ended December 31, 2009 and 2008. As of December 31, 2009 and 2008, the Company had no material unrecognized tax benefits.

Valuation Allowance—Deferred Tax Assets

The Company records a valuation allowance to reduce its deferred tax assets to the amount which, the Company estimates, is more likely than not to be realized. The Company’s ability to realize its deferred tax assets is generally dependent on the generation of taxable income during the future periods in which the temporary differences are deductible and the net operating losses can be offset against taxable income. The Company increased its valuation allowance in 2009 and believes the increase is appropriate based on its pre-tax losses in the past several years and accounting guidelines that provide that cumulative losses in recent years provide significant evidence that a company should not recognize tax benefits that depend on the generation of taxable income from future operations. The Company has experienced pre-tax losses in 2009 and 2008 and has

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

recognized additional valuation allowances on current year tax benefits. If the Company were to determine that it would be able to realize deferred tax assets in the future in excess of the net recorded amount, the resulting adjustment to deferred tax assets would increase net earnings in the period such a determination was made.

Earnings per share

Basic earnings per share are computed based upon the weighted average number of common shares outstanding during the periods. Diluted earnings per share are based upon the weighted average number of common shares outstanding during the periods plus the number of incremental shares of common stock contingently issuable upon the conversion of the preferred stock and the exercise of warrants and stock options. No effect has been given to the assumed exercise of warrants or stock options because their effect would be anti-dilutive.

Segment Reporting

The Company operates as a single segment under Accounting Standard Codification (“ASC”) 280-10-50, “Disclosures about Segments of an Enterprise and Related Information”. The Company’s chief operating decision maker reviews financial information at the enterprise level and makes decisions accordingly.

Subsequent Events

Subsequent events are events or transactions that occur after the date of the statement of financial condition but before financial statements are issued. Recognized subsequent events are events or transactions that provide additional evidence about conditions that existed at the date of the statement of financial condition, including the estimates inherent in the process of preparing financial statements. Nonrecognized subsequent events are events that provide evidence about conditions that did not exist at the date of the statement of financial condition but arose after that date. In accordance with FASB ASC 855 10 (SFAS No. 165, “Subsequent Events”), the Company has assessed subsequent events in these annual financial statements through the date when the financial statements were issued to determine if they must be reported.

New Accounting Pronouncements

The Company has reviewed all recently issued accounting pronouncements and does not believe the adoption of any of these pronouncements has had or will have a material impact on the Company’s consolidated financial condition or the results of its operations or cash flows.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued ASC 105-10-05, “The FASB’s Accounting Standards Codification” (the “Codification”). This standard establishes only two levels of GAAP, authoritative and non-authoritative. The Codification is the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. This standard is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The Company has implemented the new guidelines and numbering system prescribed by the Codification when referring to GAAP. The adoption of ASC Topic 105-10-05 did not have a material effect on the Company’s consolidated financial statements, as the Codification was not intended to change or alter existing GAAP.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 3: Liquidity

As shown in the consolidated financial statements, the Company has experienced significant net losses as well as negative cash flows from operations since its inception on June 14, 2007. At December 31, 2009, the Company also had a substantial balance of short-term debt.

To provide the Company with adequate working capital, the Company issued short-term notes payable to Pegasus Partners IV, L.P. (“Pegasus IV”), which together with its affiliates, is the Company’s controlling stockholder. As of December 31, 2009, these borrowings totaled $32.8 million. As a result of the Company’s consummation of the Rights Offering (as defined below) on March 3, 2010, approximately $35.2 million of principal and interest automatically converted into 35,017,667 Units of the Company’s securities.

On August 27, 2009, in conjunction with the Release Agreement between, among other parties, the Company and Koninklijke Philips Electronics N.V. (“Philips”), the Company entered into a Convertible Note Agreement (the “Philips Convertible Note”) with Philips pursuant to which the Company borrowed $5.0 million from Philips. As a result of the Company’s consummation of the Rights Offering on March 3, 2010, approximately $5.4 million of principal and interest on the Philips Convertible Note automatically converted into 5,330,482 Units of the Company’s securities.

On March 3, 2010, the Company consummated a rights offering (the “Rights Offering”) pursuant to which it offered certain of its existing security holders 25,268,193 Units of its securities, with each Unit consisting of one share of the Company’s Series D Non-Convertible Preferred Stock and a warrant entitling the holder thereof to purchase one share of common stock for $6.00 per share. On the closing date of the Rights Offering, the Company received approximately $300,000. Pursuant to the New Pegasus Convertible Note, the Company previously granted Pegasus IV or its assignees the option (the “Standby Purchase Option”) to acquire any or all of the Units that were not subscribed for pursuant to the Rights Offering. On February 23, 2010, the Company received $2.0 million from Pegasus IV as an advance payment for Units pursuant to the Standby Purchase Option. Notwithstanding this advance payment, Pegasus IV or its assignees may also elect to purchase additional Units pursuant to the Standby Purchase Option until April 18, 2010. In total, the Standby Purchase Option provides Pegasus IV the right to purchase approximately 24,966,925 Units. The Company has been informed by Pegasus IV that Pegasus IV or its assignees currently intend to purchase all of the remaining Units pursuant to the Standby Purchase Option. The Company therefore expects to receive approximately $25.4 million in gross proceeds in connection with the closing of the Rights Offering (excluding the amount of principal and interest that automatically converted to Units pursuant to the terms of the Pegasus Convertible Note and the Philips Convertible Note) and the exercise of the Standby Purchase Option. The proceeds of the Rights Offering are anticipated to be applied to the re-payment of outstanding principal amounts on the Company’s line of credit with Bank of Montreal (“BMO”). As of March 31, 2010, the balance outstanding on the BMO facility was $21.5 million.

On March 15, 2010, the Company entered into a third amendment to the Loan Agreement with BMO, which increased the size of its line of credit with BMO from $20 million to $25 million. On the same date and in connection with the third amendment, Pegasus IV executed a Guarantor’s Acknowledgement and Consent (the “Guaranty Consent”) pursuant to which Pegasus IV agreed to increase its Guaranty of the Company’s obligations pursuant to the amended Loan Agreement.

In conjunction with the third amendment and as consideration for Pegasus IV’s execution of the Guaranty Consent, the Company amended and restated the Original Guaranty Extension Agreement with Pegasus IV and entered into the Amended and Restated Guaranty Extension Agreement, dated as of March 15, 2010 (the “Amended Guaranty Extension Agreement”). Pursuant to the Amended Guaranty Extension Agreement, the

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Company agreed that the Fee payable pursuant to the Original Guaranty Extension Agreement would take into account any borrowings made pursuant to the loan increase. The Company further agreed that to the extent Pegasus IV or its assignees fully exercised the Standby Purchase Option and purchased all of the Units that were not subscribed for pursuant to the Rights Offering, the Company would apply all of the proceeds received upon exercise of the Standby Purchase Option to reduce the principal amount outstanding pursuant to the amended Loan Agreement with BMO. In addition, the Company agreed it would take commercially reasonable efforts to amend the Guaranty and the amended Loan Agreement (such amendment, collectively the “Fourth Amendment”) to: (a) reduce the total amount of the Guaranty required by the amended Loan Agreement from $25 million to $10 million and (b) extend the stated maturity date of the Amended Loan Agreement from August 24, 2010 to the first anniversary of the effective date of the Fourth Amendment (the “Fourth Amendment Maturity Date”). Until the Fourth Amendment has been executed by the parties thereto, the Company would not make any borrowings pursuant to the amended Loan Agreement without the prior consent of Pegasus IV.

Based on the completion of the Rights Offering, the Company believes that it will have sufficient funds available to repay a substantial portion of its short-term debt and to use in its operations to fund operating costs and the required investments in working capital through December 31, 2010.

Note 4: Acquisitions

During the year ended December 31, 2008, the Company completed the following acquisitions. Each of the acquisitions has been accounted for in accordance with ASC Topic 805—“Business Combinations”, with the Company being identified as the acquirer. The intangible assets for each of the acquired companies and businesses were calculated in accordance with ASC Topic 805.

Acquisition of LSGBV

On April 22, 2008, the Company acquired a 100% interest in the common and preferred stock of LSGBV, (formerly known as Lighting Partner B.V. or LPBV). To settle the transaction, the Company paid the selling stockholders of LSGBV cash of $5.0 million and issued 4,632,000 shares of common stock of the Company. The acquisition of LSGBV provided the Company with a more global distribution network and provided an opportunity to access opportunities to grow its business with a number of European-based lighting companies. The Company began consolidating the results of LSGBV on May 1, 2008. The following table summarizes the LSGBV purchase consideration:

Cash purchase price paid to selling stockholders of LSGBV	$5,000,000
Issue of 4,632,000 shares of common stock to selling stockholders of LSGBV	22,233,600
Transaction fees	1,190,000

Total purchase price of LSGBV	$28,423,600

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table shows the allocation of the net assets of LSGBV on the acquisition date:

Current assets
Accounts receivable, net	$5,118,296
Inventories, net	7,037,400
Other current assets	446,333
Non-current assets
Property and equipment, net	940,448
Intangible assets	14,600,000
Goodwill	11,332,480
Current liabilities
Accounts payable and accrued expenses	(2,033,712)
Other current liabilities	(704,088)
Short-term debt	(2,069,177)
Long-term debt	(2,561,974)
Deferred taxes and other liabilities	(3,682,406)

Fair value of net assets acquired	$28,423,600

The Company has assessed that the goodwill acquired pursuant to the acquisition of LSGBV is not deductible for federal income tax purposes.

At December 31, 2008, the Company recorded an impairment charge against certain of the intangible assets acquired.

Acquisition of Net Assets of Lamina Lighting, Inc.

On July 29, 2008, a wholly-owned subsidiary of the Company (the “Purchaser”) acquired under an Asset Purchase Agreement (the “Purchase Agreement”) substantially all of the net assets of Lamina Lighting, Inc. (“Lamina”) for aggregate consideration of $4.5 million in cash (the “Cash Payment”). The Company also had an obligation to make earn-out payments of up to $10.5 million based on the total sales of the purchased technologies made over the period from July 29, 2008 through December 31, 2009. As of December 31, 2009, the earn-out period ended and no earn-out payments were required. With the acquisition of the net assets of Lamina, the Company acquired additional light engine technology that it believes will further build out its technology capabilities. The Company began consolidating the operations of the business acquired from Lamina on August 1, 2008

The following table shows the aggregate purchase price of the net assets of Lamina:

Total cash payment	$4,500,000
Transaction fees	263,383

Total purchase price of Lamina	$4,763,383

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table shows the allocation of the net assets acquired from Lamina on the acquisition date:

Current assets
Accounts receivable, net	$382,282
Inventories, net	1,699,173
Other current assets	181,519
Non-current assets
Property and equipment	1,121,154
Intangible assets	2,445,000
Current Liabilities
Accounts payable and accrued expenses	(1,065,745)

Total purchase price of Lamina net assets	$4,763,383

The allocation of the total purchase price for the acquisition of the Lamina net assets to identifiable net tangible and intangible assets resulted in total negative goodwill of $773,000. The Company has recorded the negative goodwill amount as a reduction of the net property and equipment and intangible assets in the purchase equation above.

Note 5: Fair Value of Financial Instruments

Cash, accounts receivable, note and accounts payable, amounts due under the lines of credit, promissory notes, including the convertible notes, accrued expenses and other current liabilities are carried at book value amounts, which approximate fair value due to the short-term maturity of these instruments.

Long-term debt bears interest at variable interest rates and, therefore, its carrying value approximates fair value.

Note 6: Fair Value Measurements

The Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification defines fair value as the price at which an asset could be exchanged in a current transaction between knowledgeable, willing parties. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor.

Assets and liabilities measured at fair value are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to a fair valuation of these assets and liabilities and are as follows:

Level 1—Unadjusted quoted prices that are available in active markets for the identical assets or liabilities at the measurement date.

Level 2—Other observable inputs available at the measurement date, other than quoted prices included in Level 1, either directly or indirectly, including:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets in non-active markets;

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

•	Inputs other than quoted prices that are observable for the asset or liability; and

•	Inputs that are derived principally from or corroborated by other observable market data.

Level 3—Unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

The fair value of the interest rate swap (used for non-speculative purposes) is based on the market value as reported by ABN AMRO.

The Company has applied liability accounting to the warrants issued to certain directors and officers of a predecessor company. These warrants have been recorded at fair value using the Black Scholes valuation method.

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2009, according to the valuation techniques the Company used to determine their fair values:

	Fair Value Measurement on December 31, 2009
	Quoted Price in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Level 1	Level 2	Level 3
Assets:
Interest rate swap	$—	$21,745	$—

	$—	$21,745	$—

Liabilities:
Liabilities under derivative contracts	—	1	—

	$—	$1	$—

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2008, according to the valuation techniques the Company used to determine their fair values:

	Fair Value Measurement on December 31, 2008
	Quoted Price in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Level 1	Level 2	Level 3
Assets:
Interest rate swap	$—	$9,868	$—

	$—	$9,868	$—

Liabilities:
Liabilities under derivative contracts	—	3,654	—

	$—	$3,654	$—

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 7: Inventories

Inventories are comprised of the following:

	December 31, 2009	December 31, 2008
Raw materials and components	$13,082,060	$13,342,589
Work-in-process	331,417	1,365,431
Finished goods	2,493,750	2,359,754
Allowance for obsolete and slow-moving inventory	(7,842,603)	(4,865,000)

Inventories, net of allowances	$8,064,624	$12,202,774

On a quarterly basis, the Company performed a review of its inventory for estimated obsolescence or slow-moving inventory based upon assumptions about future demand and market conditions. As a result of these reviews, the Company recorded provisions for obsolescence of $4.8 million and $4.5 million for the years ended December 31, 2009 and 2008, respectively, with the expense included in operations expenses.

Note 8: Property and Equipment

Property and equipment consists of the following:

	December 31, 2009	December 31, 2008
Leasehold improvements	$2,727,334	$2,668,566
Office furniture and equipment	1,114,804	1,090,812
Computers and telephone equipment	3,381,115	3,128,286
Production and test equipment	2,505,032	2,951,185
Tooling and molds	3,454,626	2,941,200

Total property and equipment	13,182,911	12,780,049
Accumulated depreciation	(9,891,615)	(9,149,161)

Property and equipment, net	$3,291,296	$3,630,888

Depreciation expense was $1.3 million and $1.2 million for the years ended December 31, 2009 and 2008, respectively.

Note 9: Intangible Assets and Goodwill

Because of the significant decline in the Company’s stock price during the fourth quarter of 2008, the Company tested its goodwill for impairment and its intangible assets for recoverability as of December 31, 2008. For goodwill, the fair value of the Company’s reporting units and the associated goodwill was estimated using the discounted cash flow method, which is based on the future expected cash flows to be generated by the reporting units, discounted to their present values, using discount rates ranging from 17.5% to 25%. Amortizable intangible assets, whose carrying values were determined to be recoverable from the future undiscounted cash flows expected to be generated by them, were written down to their estimated fair values as of December 31, 2008. The estimated fair values were determined under various methodologies under the income approach of valuation, using discount rates comparable to those used to value the Company’s goodwill. The result of these valuations were that a material impairment charge totaling $53.1 million was recorded as of December 31, 2008.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes the total impairment charge recorded by the Company in the fourth quarter of 2008:

Goodwill arising on the acquisition of Lighting Science Group Corporation	$42,605,552
Technology and patents acquired on the acquisition of Lighting Science Group Corporation	2,419,984
Goodwill arising on the acquisition of LSGBV	6,159,000
Trademarks acquired on the acquisition of LSGBV	796,741
Technology and patents acquired on the acquisition of LSGBV	322,856
Customer relationships acquired on the acquisition of LSGBV	806,000

Total impairment charge	$53,110,133

No impairments to goodwill were recorded at September 30, 2009 or 2008, as a result of the Company’s annual testing in accordance with its accounting policy for goodwill.

Intangible assets that have finite lives are being amortized over their useful lives. The intangible assets, their original fair values, adjusted for the impairment charges in the fourth quarter of 2008, and their useful lives are detailed below as of December 31, 2009:

Intangible Asset	Cost, Less Impairment Charges	Accumulated Amortization	Net Carrying Value	Estimated Remaining Useful Life
Technology and intellectual property	$5,152,229	$(2,574,421)	$2,577,808	0.5 to 14.5 years
Trademarks	1,566,910	(311,428)	1,255,482	3.5 to 18.5 years
Software	2,000,000	(2,000,000)	—	00 years
Customer relationships	6,049,000	(1,525,729)	4,523,271	2.5 to 12.5 years
License agreements	7,642,500	(2,516,325)	5,126,175	8.5 years
Non-competition agreements	300,000	(300,000)	—	0.0 years

Total intangible assets	$22,710,639	$(9,227,903)	$13,482,736

Goodwill	$5,770,245	$—	$5,770,245	Indefinite

The intangible assets, their original fair values, adjusted for the impairment charges in the fourth quarter of 2008, and their useful lives are detailed below as of December 31, 2008:

Intangible Asset	Cost, Less Impairment Charges	Accumulated Amortization	Net Carrying Value	Estimated Remaining Useful Life
Technology and intellectual property	$5,152,229	$(2,013,956)	$3,138,273	1.5 to 15.5 years
Trademarks	1,566,910	(158,922)	1,407,988	4.5 to 19.5 years
Software	2,000,000	(1,000,000)	1,000,000	0.5 years
Customer relationships	6,049,000	(850,994)	5,198,006	3.5 to 13.5 years
License agreements	7,642,500	(1,114,762)	6,527,738	9.5 years
Non-competition agreements	300,000	(119,373)	180,627	1.0 years

Total intangible assets	$22,710,639	$(5,258,007)	$17,452,632

Goodwill	$6,799,962	$—	$6,799,962	Indefinite

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The change in goodwill value between 2009 and 2008 is due to the effects of the change in the foreign exchange rate. Amortization expense was $4.0 million and $3.2 million for the years ended December 31, 2009 and 2008, respectively. The table below is the estimated amortization expense, adjusted for any impairment charge recorded in the fourth quarter of 2008, for the Company’s intangible assets for each of the next five years and thereafter:

2010	2,100,798
2011	2,100,478
2012	1,821,564
2013	1,665,471
2014	1,660,448
Thereafter	4,133,978

$13,482,736

Note 10: Short-Term Debt

The Company and its subsidiaries had the following balances outstanding under lines of credit and other short-term debt facilities:

	Balance Outstanding at December 31,
Facility	2009 (USD)	2008 (USD)
Fixed-rate ABN AMRO Bank, revolving line of credit	$—	$330,137
Fixed–rate term note payable to ABN AMRO	1,791,525	2,220,278
Variable-rate IFN Finance, working capital line,	1,132,229	1,876,576
Variable-rate Bank of Montreal, demand line of credit	15,600,000	18,000,000
Fixed-rate promissory notes issued to related parties	32,846,619	2,000,000
Fixed-rate promissory notes issued to Phillips Electronics	5,000,000	—
Other	29,800	—

Total lines of credit and short-term debt	$56,400,173	$24,426,991

ABN AMRO Bank

As of December 31, 2009, the ABN AMRO revolving line of credit has a maximum liability of €200,000 and the interest rate on the facility was 6.90% as of both December 31, 2009 and 2008. As security for the line of credit, ABN AMRO was given a senior security interest in the inventory, property and equipment of LSGBV, the Company’s European operating subsidiary. The interest rate on the ABN AMRO fixed term note payable was 4.65% and 4.15% as of December 31, 2009 and 2008, respectively. The maturity date for both facilities is December 15, 2010. Further, the Company has agreed to reduce the principal amount outstanding on the fixed-rate term note payable with various monthly payments ranging from €25,000 to €200,000 per month, resulting in payment in full by December 15, 2010.

IFN Finance

IFN Finance has a senior security interest in all accounts receivable of LSGBV. Interest is payable monthly on this facility. The maximum line of credit is €4.0 million and availability is based on 90% of the value of trade receivable invoices. Interest rate was 7.15% at both December 31, 2009 and 2008.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Bank of Montreal

On July 25, 2008, the Company entered into a Loan Authorization Agreement (the “Loan Agreement”) with Bank of Montreal (“BMO”), whereby BMO established a $20.0 million revolving line of credit for the Company. The Company and BMO subsequently amended the Loan Agreement on July 24, 2009 and again on August 24, 2009 to extend the scheduled maturity date. As amended, the Loan Agreement provides for monthly payments of interest only at the greater of prime plus 0.5% and 7.25% (7,25% at both December 31, 2009 and 2008) and matures on written demand by BMO, but in no event later than August 24, 2010. Any outstanding balance under the Loan Agreement is payable on written demand by BMO, provided that the Company will have 14 business days to make any such payment. The Loan Agreement is not secured by any assets of the Company.

The Loan Agreement is guaranteed by Pegasus Partners IV, L.P. (“Pegasus IV”) in accordance with a guaranty agreement (the “Guaranty”), dated as of July 25, 2008, which Guaranty was extended on July 24, 2009 and August 24, 2009 in conjunction with the amendments to the Loan Agreement. Pegasus IV is a private equity fund managed by Pegasus Capital Advisors, L.P. (“Pegasus Capital”). Pegasus Capital is the controlling equity holder of the Company and beneficially owned approximately 82.5% of the Company’s common stock as of December 31, 2009. In connection with the closing of the line of credit, the Company paid Pegasus Capital $100,000, pursuant to a side letter agreement dated July 25, 2008 (the “Side Letter Agreement”), to reimburse Pegasus Capital for the fees and expenses it incurred with respect to the Guaranty and line of credit. In addition, the Company agreed to pay, on the last day of the Credit Facility Period (defined below), a transaction fee equal to (x) 1% of the average daily outstanding principal amount and accrued but unpaid interest under the line of credit during the period beginning on the date the credit facility was established through the date the credit facility is repaid in full or otherwise discharged (the “Credit Facility Period”) multiplied by (y) the quotient equal to the number of days in the Credit Facility Period divided by 365 days. The Company also issued to Pegasus IV a warrant for the purchase of 942,857 shares of common stock at an exercise price of $7.00 per share. The warrant has a term of five years.

On August 24, 2009, in conjunction with the extension of the Loan Agreement, the Company and Pegasus IV entered into a Guaranty Extension Agreement, whereby Pegasus IV agreed to extend its Guaranty through August 24, 2010 in exchange for the Company’s agreement to pay Pegasus IV a fee (the “Fee”), payable upon the earliest to occur of (a) the Maturity Date, (b) the date of termination of the amended Loan Agreement (c) the date of termination of the Guaranty and (d) a change of control of the Company (each of (a), (b), (c) and (d), a “Fee Payment Date”). In accordance with the Original Guaranty Extension Agreement, if the Fee Payment Date is the Maturity Date, the date of termination of the Loan Agreement or the date of termination of the Guaranty, we must pay a Fee (the “Average Daily Balance Fee”) equal to 15% (on an annualized basis) of our average daily loan balance with BMO. If the Fee Payment Date is the date of a change of control of the Company, we must pay a Fee equal to the greater of (1) Average Daily Balance Fee and (2) 1.0% (on an annualized basis) of the total transaction consideration received by the Company upon such change of control. During the years ended December 31, 2009 and 2008, the Company recorded guarantee and transaction fee expenses of $1.9 million and $669,000 related to the guarantee of the BMO facility by Pegasus IV. As of December 31, 2009 and 2008, the Company had accrued total guaranty fees payable to Pegasus IV of $748,000 and $54,000 related to the BMO facility and were included in interest expense.

Related Party

As of December 31, 2009, the Company had issued an unsecured convertible note to Pegasus IV for $32.8 million with interest accruing at the rate of 14.00% per annum. As of December 31, 2008, the Company had issued an unsecured promissory note to Pegasus IV for $2.0 million with interest accruing at the rate of 8.00% per annum.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Phillips Electronics

On August 27, 2009, the Company entered into a Convertible Note Agreement (the “Philips Convertible Note”) with Koninklijke Philips Electronics N.V. (“Philips Electronics”) pursuant to which the Company borrowed $5.0 million from Philips Electronics. Interest on the outstanding principal balance under the Philips Convertible Note accrues at the rate of 14% per annum.

Note 11: Convertible Note Issuances

Pegasus IV

On May 15, 2009, the Company entered into a convertible note agreement (the “Original Pegasus Convertible Note”) with Pegasus IV, which provided the Company with approximately $31.6 million. Specifically, pursuant to the Original Pegasus Convertible Note, the Company borrowed $13.1 million on May 15, 2009 and $18.5 million on May 26, 2009. The proceeds of the borrowings on the Original Pegasus Convertible Note were generally used to: (a) pay in full the promissory notes issued to Pegasus IV in December 2008, February 2009, April 2009 and May 2009 together with accrued interest thereon, and (b) pay outstanding principal amounts under the BMO line of credit. Effective as of July 31, 2009, the Company entered into the First Amendment to the Convertible Note Agreement, pursuant to which the maturity date of the Original Pegasus Convertible Note was extended.

On August 27, 2009, the Original Pegasus Convertible Note (as amended) was terminated, and the Company entered into the New Pegasus Convertible Note with Pegasus IV in the principal amount of $32.8 million, which represented the outstanding principal and interest on the Original Pegasus Convertible Note as of August 27, 2009. As with the Original Pegasus Convertible Note, interest on the New Pegasus Convertible Note accrued at the rate of 14% per annum. The outstanding principal and interest was scheduled to mature upon the earlier of: (a) July 31, 2010 and (b) the date of the consummation of the Rights Offering. The New Pegasus Convertible Note could not be prepaid and would be immediately due and payable upon the Company’s failure to pay any of its material debts when due. As with the Original Pegasus Convertible Note, so long as any amounts remained outstanding under the New Pegasus Convertible Note, the Company had to obtain the prior written consent of Pegasus IV prior to borrowing more than $5.0 million in the aggregate pursuant to the Company’s line of credit with BMO.

Pursuant to the New Pegasus Convertible Note, the Company agreed to use commercially reasonable efforts to conduct the Rights Offering as soon as reasonably practical. Similar to the Original Pegasus Convertible Note, the New Pegasus Convertible Note provided that the Rights Offering would consist of the offering of approximately 13,000,000 Units of the Company’s securities (which would exclude the number of Units that could be acquired pursuant to the New Pegasus Convertible Note and the Philips Convertible Note) for $1.006 per unit, with each Unit to consist of one share of newly designated Series D Non-Convertible Preferred Stock and a warrant representing the right to purchase one share of the Company’s common stock at an exercise price of $6.00 per share. The Company was also required to use commercially reasonable efforts to cause the Certificate of Designation for the Series D Non-Convertible Preferred Stock to be filed with the Delaware Secretary of State, which was completed on September 2, 2009. As with the Original Pegasus Convertible Note, the New Pegasus Convertible Note granted Pegasus IV the right to acquire any units not otherwise subscribed for pursuant to the terms of the Rights Offering.

On March 3, 2010, the Company consummated the Rights Offering and approximately $35.2 million of principal and interest on the New Pegasus Convertible Note automatically converted into 35,017,667 Units of the Company’s securities.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Philips Electronics

On August 27, 2009, the Company entered into the Philips Convertible Note with Philips pursuant to which the Company borrowed $5.0 million. Interest on the outstanding principal balance under the Philips Convertible Note accrued at the rate of 14% per annum. All principal and interest on the Philips Convertible Note was scheduled to become due on the earliest of the following three dates (such date, the “Maturity Date”): (a) July 31, 2010, (b) the date of the consummation of the Rights Offering or (c) the first business day immediately following the date on which the Company notified Philips that Pegasus IV had voluntarily converted the outstanding principal and interest under the New Pegasus Convertible Note (the “Notification Date”). The Philips Convertible Note could not be prepaid and would be immediately due and payable upon the Company’s failure to pay any of its material debts when due. Pursuant to the Philips Convertible Note, the Company agreed to conduct the Rights Offering on the same terms as those set forth above with respect to the New Pegasus Convertible Note with Pegasus IV.

As a result of the Company’s consummation of the Rights Offering on March 3, 2010, approximately $5.4 million of principal and interest on the Philips Convertible Note automatically converted into 5,330,482 Units of the Company’s securities.

Note 12: Related Party Transactions

During the years ended December 31, 2009 and 2008, the Company recorded $4.7 million and $676,000 in combined interest expense, guarantee fee expense and transaction fee expense related to Pegasus IV’s promissory notes and guarantee of the BMO facility.

In connection with the acquisition of LSGBV in 2008, the Company paid $400,000 to an affiliate of Pegasus Capital for expenses incurred in performing certain due diligence and other activities. These costs have been reflected in the transaction fees associated with the acquisition.

Note 13: Income Taxes

The significant components of income before income taxes and the consolidated income tax provision (benefit) for the Company are shown in the following table:

	For the years ended December 31,
	2009	2008
Loss before taxes
Domestic	$(41,270,723)	$(92,269,577)
Foreign	(7,279,206)	(4,901,386)

Total	$(48,549,929)	$(97,170,963)

Deferred income tax expense (benefit)
Federal	$1,191,588	$(1,264,436)
State	—	—
Foreign	(1,604,590)	(943,071)

Deferred income tax benefit	$(413,002)	$(2,207,507)

Income tax benefit	$(413,002)	$(2,207,507)

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents a reconciliation of the actual income tax expense (benefit) to the amount calculated applying the United States Federal statutory tax rate of 34%.

	For the years ended December 31,
	2009	2008
Loss before taxes	$(48,549,929)	$(97,170,963)

Income tax benefit applying United States federal statutory rate	$(16,506,976)	$(33,038,127)

Permanent differences
Impairment charge	—	18,057,445
Other	61,791	134,060
Increase in valuation allowance	15,992,522	12, 478, 941
Rate difference between United States federal statutory rate and Netherlands statutory rate	577,652	355,136
Other	(537,991)	(194,962)

Income tax benefit	$(413,002)	$(2,207,507)

At the time of the reverse merger transaction and resulting change in control, the Company had accumulated approximately $75.0 million in tax loss carryforwards. As a result of the change in control, the Company will be limited in the amount of loss carryforwards that it may apply to its taxable income in any tax year. These net losses expire from 2012 through 2029. To the extent the Company is able to utilize available tax loss carryforwards that arose from operations in tax years prior to September 26, 2003, any benefit realized will be credited to income tax expense.

As of December 31, 2009, the Company’s 2006, 2007 and 2008 federal income tax returns are open to examination by the Internal Revenue Service. Additionally, income tax returns filed in the Netherlands for the years 2008 and 2009 are still open to examination by taxing authorities at that date.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2009	2008
Deferred tax assets
Net operating loss carryforwards	$34,994,946	$22,551,486
Net operating loss carryforward recorded by foreign subsidiary	2,496,279	923,988
Stock based compensation	2,108,925	1,186,205
Inventories	1,627,452	729,808
Accounts receivable	97,304	33,434
Accrued liabilities	230,410	217,441

Total deferred tax assets	41,555,316	25,642,362
Less: valuation allowance	(40,500,466)	(24,507,944)

Net deferred tax assets	$1,054,850	$1,134,418

Deferred tax liabilities
Derivatives	$(96,879)	$(96,879)
Intangible assets	(2,081,078)	(2,414,831)

Deferred tax liabilities	(2,177,957)	(2,511,710)

Net deferred tax liabilities	$(1,123,107)	$(1,377,292)

At December 31, 2009, the Company had operating income tax loss carryforwards available to offset future income taxes, subject to expiration:

Year of Expiration	United States Net Operating Tax Loss Carryforwards	The Netherlands Net Operating Tax Loss Carryforwards
2012	$2,293,432	$—
2016	—	3,695,951
2017	—	6,486,210
2018	2,293,432	—
2019	2,293,432	—
2020	2,293,432	—
2021	2,293,432	—
2022	2,293,432	—
2023	2,293,432	—
2024	2,293,432	—
2025	2,293,432	—
2026	2,293,432	—
2027	9,937,230	—
2028	33,456,349	—
2029	36,598,411	—

Total	$102,926,310	$10,182,161

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 14: Preferred Stock

Series B Preferred Stock

The Company has authorized and issued 2,000,000 shares of Series B Preferred Stock. Shares of Series B Preferred Stock are convertible at any time at the option of the holder, at a conversion price equal to approximately $5.65 per share of common stock. The conversion price is subject to adjustment for subsequent stock splits, stock dividends and similar events and subject to certain anti-dilution adjustments.

Each share of Series B Preferred Stock is entitled to 3.5 votes for each share of common stock into which it is convertible. Shares of Series B Preferred Stock are entitled to a liquidation preference over other classes of capital stock except the 6% Convertible Preferred Stock, in which case the Series B Preferred Stock is pari passu. The liquidation preference per share is equal to the purchase price of the Series B Preferred Stock plus dividends, which accrue at the rate of 6% per annum. The liquidation right and preference is applicable in the event of the liquidation of the Company, a merger of the Company with or into another entity or the sale of all or substantially all of the business or operating assets of the Company. The holders of at least a majority of the outstanding Series B Preferred Stock have the right to purchase up to an aggregate of $10.0 million of the Company’s common stock, for cash, in one or more transactions at a 15% discount to the average closing price of the Company’s common stock for the thirty consecutive trading days immediately preceding the date of the purchase or purchases.

In April 2008, the holder of the Series B Preferred Stock exercised its right to purchase additional common stock of the Company. The holder purchased 2,083,333 shares of common stock of the Company for gross proceeds of $10.0 million. The Company negotiated a reduction in the discount to market from 15% to approximately 5% for the transaction.

Series C Preferred Stock

On December 31, 2008, the Company issued 251,739 shares of its Series C Preferred stock to settle outstanding amounts due to two law firms representing the Company. The Series C Preferred Stock is not convertible and is senior to the Common Stock and pari passu with the 6% Convertible Preferred Stock and the Series B Preferred Stock of the Company. Dividends may be declared and paid on the Series C Preferred Stock as determined by the Board of Directors. Each holder of shares of Series C Preferred Stock is entitled to 15 votes per share of Series C Preferred Stock held on any matter in which holders of Common Stock may vote. Upon the dissolution, liquidation or deemed change of control of the Company or the repurchase of any shares of Series C Preferred Stock, holders of Series C Preferred Stock would be entitled to a liquidation preference in the amount of the purchase price of the Series C Preferred Stock plus an amount accruing at the rate of 8% per annum on the purchase price.

The Company also issued to the holders of the Series C Preferred stock warrants to purchase a total of 3,776,078 shares of common stock. The warrants are exercisable only following the dissolution, winding-up or change of control of the Company or the repurchase or other acquisition by the Company of all of the Series C Preferred Stock and have an exercise price of $0.85 per share. The warrants expire on December 31, 2013.

Subsequent to December 31, 2008, the 251,739 shares of Series C Preferred stock and the related warrants were acquired by Pegasus IV from the two law firms.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

6% Convertible Preferred Stock

The Company has authorized 2,656,250 shares of 6% Convertible Preferred Stock and there are 196,902 shares issued and outstanding as of both December 31, 2009 and 2008. During the years ended December 31, 2009 and 2008, 0 and 18,750 shares of 6% Convertible Preferred Stock were converted by the holders to common stock of the Company, respectively.

The 6% Convertible Preferred Stock ranks ahead of the common stock of the Company upon liquidation of the Company. The 6% Convertible Preferred Stock also ranks ahead of the common stock with respect to the payment of dividends. The 6% Convertible Preferred Stock ranks pari passu with the Series B Preferred Stock and the Series C Preferred Stock with respect to liquidation preference and the payment of dividends. The dividend rate on the 6% Convertible Preferred Stock is $3.84 per share per annum (6% effective yield) and such dividends are fully cumulative, accruing, without interest, from the date of original issuance of the 6% Convertible Preferred Stock through the date of redemption or conversion thereof. The Company must redeem any outstanding 6% Convertible Preferred Stock on May 10, 2010.

As of December 31, 2009, the conversion price of the outstanding 6% Convertible Preferred Stock is $6.00 per common share and the total number of shares of common stock that may be required to be issued by the Company is 1,101,690. In conjunction with the issuance of the 6% Convertible Preferred Stock, warrants were issued to the purchasers of the 6% Convertible Preferred Stock to purchase additional shares of common stock exercisable at the election of the holder. As of December 31, 2009, 226,644 warrants were outstanding and the current exercise price is $6.00 per share (also subject to adjustment pursuant to anti-dilution provisions) on either a cash or cashless exercise basis. The warrants expire on May 10, 2010. During the years ended December 31, 2009 and 2008, 0 and 5,860 warrants were exercised, respectively.

The embedded conversion feature associated with the 6% Convertible Preferred Stock and the warrants issued to the 6% Convertible Preferred Stock purchasers have been determined to be derivative instruments. Accordingly, the fair value of these derivative instruments has been recorded as a liability on the consolidated balance sheet with the corresponding amount recorded as a discount to the 6% Convertible Preferred Stock. Such discount is being accreted from the date of issuance to the redemption date of the 6% Convertible Preferred Stock and totaled $126,000 and $95,000 for the years ended December 31, 2009 and 2008, respectively. The derivative instruments are adjusted for fair value each reporting period.

Note 15: Stockholders’ Equity

As of both December 31, 2009 and 2008, 722,362 A Warrants for the purchase of common stock were outstanding. These warrants have an exercise price of $7.00 per share and expiration dates ranging from March 9, 2012 through June 29, 2012. During the years ended December 31, 2009 and 2008, no A Warrants were exercised.

Note 16: Equity Based Compensation Plan

Effective September 1, 2005, a predecessor company implemented the Lighting Science Group Corporation 2005 Equity-Based Incentive Compensation Plan (the “2005 Plan”), and a proposal to implement such plan was approved at the annual stockholders’ meeting in August 2005. In April 2008, the Company’s board of directors amended, restated and renamed the Amended and Restated Equity-Based Compensation Plan (the “Amended and Restated Plan”), and a proposal to approve the Amended and Restated Plan was approved at the annual stockholders’ meeting in October 2008. On August 21, 2009, the board of directors approved an amendment to the Amended and Restated Plan that: (i) increased the total number of shares of common stock available for

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

issuance under the Amended and Restated Plan from 5,000,000 shares to 20,000,000 shares, all of which may be granted as incentive stock options, and (ii) provided that individuals may receive awards relating to a maximum of 2,500,000 shares of common stock per fiscal year, instead of a maximum of 500,000 shares as provided in the Amended and Restated Plan. The board of directors intends to submit the amendment to the Amended and Restated Plan to the Company’s stockholders at its next annual meeting.

Awards granted under the 2005 Plan may include incentive stock options, which are qualified under Section 422 of the Internal Revenue Code (the “Code”), stock options other than incentive stock options, which are not qualified under Section 422 of the Code, stock appreciation rights, restricted stock, phantom stock, bonus stock and awards in lieu of obligations, dividend equivalents and other stock-based awards. Awards may be granted to employees, members of the Board of Directors, and consultants. The 2005 Plan is administered by the Compensation Committee of the Board of Directors. Vesting periods and terms for awards are determined by the plan administrator. The exercise price of each stock option or stock appreciation right is equal to or greater than the market price of the Company’s stock on the date of grant and no stock option or stock appreciation right granted shall have a term in excess of ten years.

On December 31, 2009 and 2008, there were 9,356,501 and 895,667 stock options outstanding, respectively. No options were exercised during the years ended December 31, 2009 or 2008. The fair value of the options is determined by using a Black-Scholes pricing model that includes the following variables: 1) exercise price of the instrument, 2) fair market value of the underlying stock on date of grant, 3) expected life, 4) estimated volatility, 5) expected dividend yield and 6) the risk-free interest rate. The Company utilized the following assumptions in estimating the fair value of the options granted under the Plan:

	Years Ended December 31,
	2009	2008
Exercise price	$0.60 - $1.00	$4.90
Fair market value of the underlying stock on date of grant	$0.60 - $0.41	$4.90
Expected life	10.0 years	4.0 years
Estimated volatility	75.0	75.0%
Expected dividend yield	0.0	0.0%
Risk free rate	2.43% - 3.52%	1.99%
Calculated fair value per share	$0.28 - $0.35	$2.77

The Company has estimated volatility of its stock based on the historical volatility of the Company’s common stock and its peers.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

A summary of all stock option activity for the years ended December 31, 2009 and 2008 is presented below:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Options outstanding at December 31, 2007	267,667	$7.80
Granted	729,000	4.90
Exercised	—	—
Forfeited	(101,000)	4.90

Options outstanding at December 31, 2008	895,667	$5.77	3.6

Granted	8,745,000	1.00
Exercised	—
Forfeited	(284,166)	6.05

Options outstanding at December 31, 2009	9,356,501	$1.30

Options exercisable at December 31, 2009	355,420		2.2

Weighted average fair value of options granted during the year ended December 31, 2009		$0.28

The aggregate intrinsic value of the options outstanding as of December 31, 2009 was $13,000 and represents the total pre-tax intrinsic value that would have been received by the option holders if all of the in-the-money options were exercised on December 31, 2009. The pre-tax intrinsic value is the difference between the closing price of the Company’s common stock on December 31, 2009 and the exercise price for each in-the-money option. This value fluctuates with the changes in the price of the Company’s common stock.

The Company recorded stock option expense of $3.4 million and $2.1 million for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009, there was a total of $1.9 million of unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the 2005 Plan. That cost is expected to be recognized over a weighted-average period of 2.5 years.

Restricted Stock Agreements

In August 2007, a predecessor company entered into a restricted stock agreement with one of its executives under which it may be required to issue up to 250,000 shares of common stock. The restricted stock vested as follows: (i) 25% on award date and (ii) 25% on each anniversary date of the grant. The Company valued the restricted stock grant at $2.7 million, being the value of the shares on the day the agreement was completed. The total cost of the restricted stock grant will be recognized in the statement of operations over an estimated period of 2.5 years. In the first quarter of 2009, the executive’s employment with the Company was terminated and the 125,000 unvested shares were forfeited by the executive. For the years ended December 31, 2009 and 2008, the Company recorded compensation expense related to this restricted stock award of $0 and $386,000, respectively.

In April 2008, the Company issued restricted stock awards to certain of its management staff for a total of 841,250 shares of common stock. The restricted stock awards will vest as follows: (i) 33% of the total awarded shares shall vest on the first date after the grant date that the Company’s “Recognized Revenue” equals $50 million, (ii) 34% of the awarded shares shall vest on the first date after the grant date that the Company’s Recognized Revenue is greater than $115 million and (iii) 33% of the awarded shares shall vest on the first day after the grant date that the Company’s Recognized Revenue is greater than $150 million. In any event, all outstanding restricted stock awards will vest on the third anniversary of the grant date. For purposes of the

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

vesting schedule, Recognized Revenue is defined as the cumulative gross revenue generated by (i) sales of products that have been delivered to customers of the Company or one of its subsidiaries, or (ii) licensing of the technology developed by the Company or one of its subsidiaries, since January 1, 2008. For the years ended December 31, 2009 and 2008, the Company recorded compensation expense related to these restricted stock awards of $1.4 million and $663,000, respectively.

The following table presents the activity of the restricted stock grants made by the Company during the years ended December 31, 2009 and 2008:

Non-vested restricted stock	# of shares	Weighted Average Grant Date Fair Value
Non-vested restricted stock, December 31, 2007	187,500	$10.60
Granted	841,250	4.90
Vested	(62,500)	(10.60)
Cancelled	(125,000)	(10.60)

Non-vested restricted stock, December 31, 2008	841,250	$4.90

Granted	55,000	$0.75
Vested	—	—
Cancelled	(173,750)	4.90

Non-vested restricted stock, December 31, 2009	722,500	$4.58

The fair value of the restricted stock that vested during the years ended December 31, 2009 and 2008 was $0 and $241,000, respectively. The Company recorded restricted stock compensation expense of $1.4 million and $2.6 million for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009, there was a total of $1.9 million of unrecognized compensation cost related to restricted stock granted under the 2005 Plan. That cost is expected to be recognized over a weighted-average period of 1.3 years.

Note 17: Warrants for the Purchase of Common Stock

At December 31, 2009, the Company has issued the following warrants for the purchase of common stock:

Warrant Holder	Reason for Issuance	No. of Common Shares	Exercise Price	Expiration Date
Investors in March 2007 Private Placement	Private Placement A Warrants	722,362	$7.00	March 9, 2012 to June 29, 2012
Pegasus IV	Guaranty of BMO line of credit	942,857	$7.00	July 25, 2013
Line of Credit Guarantors	Financing guarantees	121,375	$6.00	September 22, 2011 through March 31, 2012
6% convertible preferred stockholders	Private Placement	226,644	$6.00	May 10, 2010
The Equity Group	Consulting services	37,500	$16.00	February 10, 2010
ICurie	Marketing Agreement	6,250	$6.40	September 13, 2011
Officers and Directors	Bridge Financing	8,000	$30.00	April 20, 2010
ABM Industries Inc.	Marketing services	20,000	$8.00	March 31, 2010

Total		2,084,988

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, 2009, all warrants shown in the table above are fully vested.

Pursuant to the issue of the Series C Preferred stock, the Company issued to the holders of the Series C Preferred stock warrants to purchase a total of 3,776,078 shares of common stock. The warrants are exercisable only following the dissolution, winding-up or change of control of the Company or the repurchase or other acquisition by the Company of all of the Series C Preferred Stock and have an exercise price of $0.85 per share. The warrants will have a term of five years from such vesting date.

Note 18: International Sales and Revenue Concentrations

For the years ended December 31, 2009 and 2008, the Company has determined that the United States and the Netherlands were the only regions from which the Company had in excess of 10% of revenue. The following tables set out the total revenue and total assets of the geographical regions:

	Years Ended December 31,
Revenue by Geographical Region	2009	2008
United States	$18,270,531	$10,165,476
The Netherlands	10,428,418	2,623,873
Other	2,677,867	7,969,244

	$31,376,816	$20,758,593

	December 31,
Total Assets by Geographical Region	2009	2008
United States	$18,977,612	$39,136,026
The Netherlands	19,478,340	9,866,344
Other	12,862	550,897

	$38,468,814	$49,553,267

Note 19: Commitments and Contingencies

Lease Commitments

At December 31, 2009, the Company has the following commitments under operating leases for property and equipment for each of the next five years:

Year	Amount
2010	$900,000
2011	785,000
2012	479,000
2013	52,000
2014	36,000
Thereafter	30,000

$2,282,000

During the years ended December 31, 2009 and 2008, the Company incurred rent expense of $1.5 million and $1.1 million, respectively.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Agreements with Contract Manufacturers

The Company currently depends on a small number of contract manufacturers to manufacture its products. If any of these contract manufacturers were to terminate their agreements with the Company or fail to provide the required capacity and quality on a timely basis, the Company may be unable to manufacture and ship products until replacement contract manufacturing services could be obtained.

Philips Group Litigation

On August 27, 2009, the Company, LED Holdings, LLC (“LED Holdings”), LED Effects, Pegasus Capital and Pegasus IV (together with Pegasus Capital, the “Pegasus Group”), on the one hand, entered into that certain Governing Agreement and Complete Releases (the “Release Agreement”) with Philips, Philips Electronics North America Corporation (“PENAC”) and Philips Solid-State Lighting Solutions, Inc. (“PSSLS”, and, together with Philips Electronics and PENAC, the “Philips Group”), on the other hand. As previously disclosed, the Company and the Philips Group had been involved in patent infringement litigation since February 19, 2008 (the “Patent Litigation”).

Pursuant to the Release Agreement, the parties agreed to dismiss all pending litigation among and between them. Specifically, the Company, LED Holdings, LED Effects and the Pegasus Group, on the one hand, and the Philips Group, on the other hand, agreed to terminate all claims and disputes among them relating to any matter or occurrence, including, but not limited to, all claims and disputes arising out of or related to the Patent Litigation and arising out of or related to any agreements or contracts entered into among the parties prior to the date of the Release Agreement (the “Prior Agreements”). Pursuant to the Release Agreement, the parties agreed that certain of the Prior Agreements will remain in full force and effect and that others will be terminated or will expire in accordance with their terms. The Philips Group released the Company, LED Holdings, LED Effects and the Pegasus Group from any liability stemming from the Patent Litigation and the Prior Agreements, and the Company, LED Holdings, LED Effects and the Pegasus Group each released the Philips Group from any liability relating to the Patent Litigation and the Prior Agreements.

In connection with the Release Agreement, on August 27, 2009, the Company and Philips Lighting B.V. (“Philips Lighting”), an affiliate of the entities in the Philips Group, entered into a Commercial Framework Agreement pursuant to which the Company and Philips Lighting agreed to buy and sell LED lighting products to each other. Also in connection with the Release Agreement, the Company and Philips entered into a Patent License Agreement pursuant to which Philips granted the Company a royalty-bearing license to the patents in the Philips LED-based Luminaires and Retrofit Bulbs licensing program. Further, in connection with the Release Agreement, Philips has made a limited equity investment in the Company pursuant to the Philips Convertible Note.

Other Contingencies

From time to time, the Company may become involved in lawsuits or other legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. Management is not currently aware of any such legal proceedings or claims that it believes will have a material adverse effect on the business, financial condition or operating results.

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 20: Subsequent Events

Rights Offering

On March 3, 2010, the Company consummated the Rights Offering pursuant to which it offered certain of its existing security holders 25,268,193 Units of its securities at $1.006 per Unit, with each Unit consisting of one share of the Company’s Series D Non-Convertible Preferred Stock and a warrant entitling the holder thereof to purchase one share of common stock for $6.00 per share. On the closing date of the Rights Offering, the Company received approximately $303,000 for 301,268 Units. Pursuant to the New Pegasus Convertible Note, the Company previously granted Pegasus IV or its assignees the Standby Purchase Option to acquire any or all of the Units that were not subscribed for pursuant to the Rights Offering. On February 23, 2010, the Company received $2.0 million from Pegasus IV as an advance payment for Units pursuant to the Standby Purchase Option. Notwithstanding this advance payment, Pegasus IV or its assignees may also elect to purchase additional Units pursuant to the Standby Purchase Option until April 18, 2010. In total, the Standby Purchase Option provides Pegasus IV the right to purchase approximately 24,966,925 Units. The Company has been informed by Pegasus IV that Pegasus IV or its assignees currently intend to purchase all of the remaining Units pursuant to the Standby Purchase Option. The Company therefore expects to receive approximately $25.4 million in gross proceeds in connection with the closing of the Rights Offering (excluding the amount of principal and interest that automatically converted to Units pursuant to the terms of the Pegasus Convertible Note and the Philips Convertible Note) and the exercise of the Standby Purchase Option. The proceeds of the Rights Offering are anticipated to be applied to the re-payment of outstanding principal amounts on the Company’s line of credit with BMO.

Amendment to Loan Agreement with BMO

On March 15, 2010, the Company entered into a third amendment to the Loan Agreement with BMO, which increased the size of its line of credit with BMO from $20 million to $25 million. On the same date and in connection with the third amendment, Pegasus IV executed the Guaranty Consent pursuant to which Pegasus IV agreed to increase its Guaranty of the Company’s obligations pursuant to the amended Loan Agreement.

In conjunction with the third amendment and as consideration for Pegasus IV’s execution of the Guaranty Consent, the Company amended and restated the Original Guaranty Extension Agreement with Pegasus IV and entered into the Amended Guaranty Extension Agreement. Pursuant to the Amended Guaranty Extension Agreement, the Company agreed that the Fee payable pursuant to the Original Guaranty Extension Agreement would take into account any borrowings made pursuant to the loan increase. The Company further agreed that to the extent Pegasus IV or its assignees fully exercised the Standby Purchase Option and purchased all of the Units that were not subscribed for pursuant to the Rights Offering, the Company would apply all of the proceeds received upon exercise of the Standby Purchase Option to reduce the principal amount outstanding pursuant to the amended Loan Agreement with BMO. In addition, the Company agreed it would take commercially reasonable efforts to enter into the Fourth Amendment to: (a) reduce the total amount of the Guaranty required by the amended Loan Agreement from $25 million to $10 million and (b) extend the stated maturity date of the Amended Loan Agreement from August 24, 2010 to the Fourth Amendment Maturity Date. Until the Fourth Amendment has been executed by the parties thereto, the Company would not make any borrowings pursuant to the amended Loan Agreement without the prior consent of Pegasus IV.

The Amended Guaranty Extension Agreement amends the definition of “Fee Payment Date” to provide that the Fee will also be payable upon the effective date of the Fourth Amendment. In addition, upon execution of the Fourth Amendment and as consideration for further extending the Guaranty, the Company agreed that it would pay Pegasus IV a fee (the “Fourth Amendment Fee”), payable upon the earliest to occur of (a) the Fourth

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amendment Maturity Date, (b) the date of termination of the amended Loan Agreement (as amended pursuant to the Fourth Amendment), (c) the date of termination of the Guaranty and (d) a change of control of the Company (each of (a), (b), (c) and (d), a “Fourth Amendment Fee Payment Date”). The Fourth Amendment Fee would be equal to the sum of: (i) 10% (on an annualized basis beginning on the first calendar day immediately following the effective date of the Fourth Amendment) of the Company’s average daily loan balance with BMO, plus (ii) 10% (on an annualized basis) of the maximum amount of loans available pursuant to the amended Loan Agreement (as amended pursuant to the Fourth Amendment) from the period beginning on the 121st day after the effective date of the Fourth Amendment and ending on the Fourth Amendment Fee Payment Date (this portion (ii) of the Fourth Amendment Fee is referred to as the “Maximum Loan Fee”). Pegasus IV and the Company agreed that, if the Guaranty were terminated on or before the 120th day after the effective date of the Fourth Amendment, the Maximum Loan Fee would be equal to $0.00.

The Amended Guaranty Extension Agreement further provides that the Company would issue Units to Pegasus IV in satisfaction of the Fee and the Fourth Amendment Fee (if applicable). Pegasus IV would be entitled to receive that number of Units equal to one Unit for each $1.006 of the Fee or the Fourth Amendment Fee, as applicable. Such Units would be in addition to any Units issued pursuant to the Rights Offering or the Standby Purchase Option.

APPENDIX C

Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2010

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from             to

Commission File No. 000-20354

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	23-2596710
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1227 South Patrick Drive, Building 2A, Satellite Beach, FL	32937
(Address of principal executive offices)	(Zip Code)

(321) 779-5520

(Registrant’s telephone number, including area code)

Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     ☒  Yes    ☐  No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    ☐  Yes    ☐  No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    ☐  Yes    ☒  No

The number of shares outstanding of the registrant’s Common Stock, par value $0.001 per share, as of November 5, 2010, was 81,456,210 shares, including 176,668 shares of restricted Common Stock that have voting rights, but have not vested.

LIGHTING SCIENCE GROUP CORPORATION

AND SUBSIDIARIES

FORM 10-Q

For the Quarter Ended September 30, 2010

PART I—FINANCIAL INFORMATION

Item 1.	Financial Statements

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2010	December 31, 2009
Assets
Current assets:
Cash	$19,208,715	$267,048
Accounts receivable, net of allowance for doubtful accounts	10,727,283	5,020,226
Inventories, net of allowances	14,350,816	8,064,624
Deferred income tax, net	—	682,227
Prepaid expenses and other current assets	4,172,933	1,472,018

Total current assets	48,459,747	15,506,143

Property and equipment, net	4,573,865	3,291,296

Other assets
Intangible assets, net	5,204,684	13,482,736
Goodwill	1,626,482	5,770,245
Other long-term assets	91,812	418,394

Total other assets	6,922,978	19,671,375

Total assets	$59,956,590	$38,468,814

Liabilities and Stockholders’ Deficit
Current liabilities:
Short-term debt (includes $0 and $32,846,619 of related party loans in 2010 and 2009, respectively)	$1,763,389	$56,400,173
Current portion of long-term debt	107,868	110,322
Accounts payable	12,924,399	7,496,633
Accrued expenses	5,270,295	6,190,129
Unearned revenue	110,919	12,631
6% Convertible Preferred Stock, $.001 par value, authorized 2,656,250 shares, issued and outstanding 196,902 shares in 2009. Liquidation value of $630,086 in 2009	—	585,549

Total current liabilities	20,176,870	70,795,437

Long-term debt, less current portion	21,781	117,447
Manditorily redeemable Series D Preferred Stock, $0.001 par value, authorized 79,000,000 shares, issued and outstanding 67,863,665 shares in 2010. Liquidation value $70,477,668.	67,663,866	—
Warrant included in Series D Units	90,155,431	—
Other long-term liabilities	4,316,755	1,805,334

Total other liabilities	162,157,833	1,922,781

Total liabilities	182,334,703	72,718,218

Stockholders’ deficit:
Series B Preferred Stock, $.001 par value, authorized, issued and outstanding 2,000,000 shares in 2009. Liquidation value $17,127,642 in 2009	—	2,000
Series C Preferred Stock, $.001 par value, authorized, issued and outstanding 251,739 shares in 2009. Liquidation value $3,476,066 in 2009	—	252
Common stock, $.001 par value, authorized 400,000,000 shares, issued and outstanding 78,108,866 and 29,873,846 shares in 2010 and 2009, respectively	78,109	29,874
Additional paid-in-capital	183,568,040	116,447,080
Accumulated deficit	(302,338,993)	(148,002,652)
Accumulated other comprehensive loss	(3,685,269)	(2,725,958)

Total stockholders’ deficit	(122,378,113)	(34,249,404)

Total liabilities and stockholders’ deficit	$59,956,590	$38,468,814

The accompanying notes are an integral part of the condensed consolidated financial statements.

1

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue	$15,137,902	$7,700,730	$30,331,005	$21,969,701
Cost of goods sold	16,384,673	6,433,599	31,229,947	17,599,574

Gross margin	(1,246,771)	1,267,131	(898,942)	4,370,127

Operating expenses:
Sales and marketing	2,050,868	1,192,157	6,873,194	4,670,459
Operations	1,187,650	1,698,982	3,784,510	8,329,604
Research and development	2,580,456	904,948	6,719,808	2,444,158
General and administrative	3,849,941	3,651,798	10,877,051	17,035,266
Restructuring expenses	458,311	—	458,311	702,625
Impairment of goodwill and other long-lived assets	83,298	—	10,538,307	—
Depreciation and amortization	596,934	1,565,998	2,324,068	4,439,465

Total operating expenses	10,807,458	9,013,883	41,575,249	37,621,577

Loss from operations	(12,054,229)	(7,746,752)	(42,474,191)	(33,251,450)

Other income (expense):
Interest expense, net	(1,040,015)	(1,604,093)	(3,355,240)	(3,943,941)
Decrease (increase) in fair value of Series D and Series E Warrants	23,089,464	—	(56,007,778)	—
Dividends on preferred stock	(1,968,695)	(9,148)	(3,534,795)	(27,827)
Accretion of preferred stock	(47,753,920)	(31,245)	(48,535,463)	(94,254)
Other income (expense), net	(53,490)	193,627	(46,229)	(4,405)

Total other income (expense)	(27,726,656)	(1,450,859)	(111,479,505)	(4,070,427)

Loss before income tax expense (benefit)	(39,780,885)	(9,197,611)	(153,953,696)	(37,321,877)
Income tax expense (benefit)	(17,039)	(90,398)	382,645	(263,108)

Net loss	(39,763,846)	(9,107,213)	(154,336,341)	(37,058,769)
Dividend requirements
6% return on Series B Preferred Stock	268,177	252,597	784,142	738,586
8% return on Series C Preferred Stock	73,411	67,785	213,610	197,240

Net loss attributable to common stock	$(40,105,434)	$(9,427,595)	$(155,334,093)	$(37,994,595)

Basic and diluted net loss per weighted average common share	$(1.30)	$(0.32)	$(5.11)	$(1.30)

Basic and diluted weighted average number of common shares outstanding	30,896,333	29,372,933	30,393,884	29,207,158

Net loss	$(39,763,846)	$(9,107,213)	$(154,336,341)	$(37,058,769)
Foreign currency translation gain (loss)	269,550	604,679	(1,039,154)	1,809,008

Comprehensive loss	$(39,494,296)	$(8,502,534)	$(155,375,495)	$(35,249,761)

The accompanying notes are an integral part of the condensed consolidated financial statements.

2

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance December 31, 2009	2,000,000	$2,000	251,739	$252	29,873,846	$29,874	$116,447,080	$(148,002,652)	$(2,725,958)	$(34,249,404)
Director compensation paid in common stock	—	—	—	—	789,737	790	834,861	—	—	835,651
Stock based compensation expense	—	—	—	—	303,498	304	1,243,298	—	—	1,243,602
Stock issued per Employee Stock Purchase Plan	—	—	—	—	4,345	4	6,149	—	—	6,153
Stock issued per exercise of Stock Options	—	—	—	—	87,500	88	87,412	—	—	87,500
Stock issued per Purchase Agreement	—	—	—	—	12,500,000	12,500	19,987,500	—	—	20,000,000
Exchange of Series B Preferred Stock, Series C Preferred Stock and Series E Units for Common Stock	(2,000,000)	(2,000)	(251,739)	(252)	32,612,249	32,612	44,963,677	—	—	44,994,037
Exchange of Series C Warrants for Common Stock	—	—			1,937,420	1,937	(1,937)	—	—	—
Net loss	—	—	—	—	—	—	—	(154,336,341)	—	(154,336,341)
Foreign currency translation adjustment, net	—	—	—	—	—	—	—	—	(959,311)	(959,311)

Balance September 30, 2010	—	$—	—	$—	78,108,595	$78,109	$183,568,040	$(302,338,993)	$(3,685,269)	$(122,378,113)

The accompanying notes are an integral part of the condensed consolidated financial statements.

3

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(154,336,341)	$(37,058,769)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,324,068	4,439,465
Impairment of goodwill and other long-lived assets	10,538,307	—
Expenses paid by issuance of common stock and warrants	835,652	1,082,500
Non-cash stock option and restricted stock compensation expense	1,243,602	1,905,662
Accretion of preferred stock redemption value	48,535,463	94,254
Increase in fair value of warrants	56,007,780	2,731
Dividends on preferred stock	3,534,795	—
Loss on disposal of assets	812,783	138,133
Deferred income tax	382,645	(263,108)
Changes in operating assets and liabilities:
Accounts receivable	(5,673,366)	541,364
Inventories	(5,962,660)	174,135
Prepaid expenses and other current and long-term assets	(632,485)	1,240,063
Accounts payable	4,910,345	1,194,958
Accrued expenses and other liabilities	3,470,152	570,244
Unearned revenue	98,288	728,629

Net cash used in operating activities	(33,910,972)	(25,209,739)

Cash flows from investing activities:
Purchase of property and equipment	(2,668,687)	(746,125)
Sale of property and equipment	54,500	—

Net cash used in investing activities	(2,614,187)	(746,125)

Cash flows from financing activities:
Proceeds from draws on line of credit and other short-term borrowings	12,330,722	133,456
Payment of amounts due under line of credit and other short-term borrowings	(28,750,000)	(8,340,739)
Proceeds from issuance of promissory notes	—	34,699,999
Payment of amounts due under promissory notes	—	(50,000)
Payment of short and long-term debt	(1,590,989)	(253,678)
Proceeds from issuance of Common Stock for ESPP and exercise of options	93,653	1,349
Redemption of 6% Convertible Preferred Stock	(596,890)	—
Payment of 6% Convertible Preferred Stock dividends	(17,116)	(28,464)
Proceeds from issuance of manditorily redeemable Series D Preferred Stock	25,379,144	—
Proceeds from issuance of manditorily redeemable Series E Preferred Stock	30,000,112	—
Proceeds from issuance of Common Stock for Purchase Agreement	18,925,000	—

Net cash provided by financing activities	55,773,636	26,161,923

Effect of exchange rate fluctuations on cash	(306,810)	(66,074)

Net increase in cash	18,941,667	139,985
Cash balance at beginning of period	267,048	254,538

Cash balance at end of period	$19,208,715	$394,523

Supplemental disclosures:
Interest paid during the period	$506,079	$399,070

Taxes paid during the period	$—	$—

Non-cash investing and financing activities:
6% convertible Preferred Stock dividends paid and deducted in arriving at net loss	$17,116	$—

Conversion of notes payable and accrued interest to Series D Units	$40,590,240	$—

Conversion of accrued guaranty fees and interest to Series D Units	$1,694,482	$—

Conversion of Series E Units to Common Stock	$44,994,036	$—

Receivable for issuance of Common Stock for Purchase Agreement	$1,075,000	$—

The accompanying notes are an integral part of the condensed consolidated financial statements.

4

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Company

Lighting Science Group Corporation (the “Company”) was incorporated in Delaware in 1988 and its business today is the result of the combination of the products, patents, intellectual property, assets and businesses of four light emitting diode (“LED”) lighting companies. The Company researches, designs, develops, manufactures and markets a range of lighting devices and systems that use LEDs as the light source. LEDs are semiconductor devices that emit light when electric currents are passed through them.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) in accordance with the disclosure requirements for the quarterly report on Form 10-Q and therefore do not include all of the information and footnotes required by generally accepted accounting principles (“GAAP”) for complete annual financial statements. In the opinion of Company management, the unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary to fairly state the results for the interim periods presented. The condensed consolidated balance sheet as of December 31, 2009 is derived from the Company’s audited financial statements. Operating results for the three and nine month periods ended September 30, 2010 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2010. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company as of and for the year ended December 31, 2009 and notes thereto included in the Company’s Annual Report on Form 10-K filed with the SEC on April 13, 2010 (the “Form 10-K”).

The Company’s condensed consolidated financial statements include the accounts of the Company’s wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Revenues and Accounts Receivable

The Company records revenues and accounts receivable when its products are shipped and title passes to customers. When product sales are subject to certain customer acceptance terms, revenue from such sales is recognized once these terms have been met.

The Company recognizes revenue on its long-term, fixed price, custom design projects using the percentage of completion method measured by the ratio of costs incurred to date to the estimated total costs to be incurred for each contract. Contract costs include all direct material, direct labor and other indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

For smaller or shorter term custom design projects or projects where estimated total costs cannot be determined, revenue is recognized using the completed contract method and revenue is recognized upon substantial completion and acceptance by the customer of each project. Amounts received as deposits against future completion of completed contract method projects are recorded as unearned revenue until such projects are completed and title passes to the customer.

5

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

The Company records an allowance for doubtful accounts, reducing its accounts receivable to an amount it considers collectible. Estimates used in determining the allowance for doubtful accounts are based on historical collection experience, aging of receivables and known collectability issues, because such issues relate to specific transactions or customer balances. As of September 30, 2010 and December 31, 2009, accounts receivable of the Company were reflected net of reserves of $647,000 and $655,000, respectively. The Company writes off accounts receivable when it becomes apparent, based upon age or customer circumstances, that such amounts will not be collected. Generally, the Company does not require collateral for its accounts receivable and does not regularly charge interest on past due amounts.

Fair Value of Financial Instruments

Cash, accounts receivable, notes and accounts payable, amounts due under the lines of credit, promissory notes, including convertible notes, accrued expenses and other current liabilities are carried at book value amounts, which approximate fair value due to the short-term maturity of these instruments.

Long-term debt bears interest at variable interest rates and, therefore, its carrying value approximates fair value.

Mandatorily redeemable shares of Series D Non-Convertible Preferred Stock (the “Series D Preferred Stock”) are carried at accreted value amounts, which approximate fair value due to the recent issuance of these instruments.

Fair Value Measurements

The Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) defines fair value as the price at which an asset could be exchanged in a current transaction between knowledgeable, willing parties. A liability’s fair value is defined as the amount that would be paid to transfer the liability to a new obligor, not the amount that would be paid to settle the liability with the creditor.

Assets and liabilities measured at fair value are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels are directly related to the amount of subjectivity associated with the inputs to a fair valuation of these assets and liabilities and are as follows:

Level 1 — Unadjusted quoted prices that are available in active markets for the identical assets or liabilities at the measurement date.

Level 2 — Other observable inputs available at the measurement date, other than quoted prices included in Level 1, either directly or indirectly, including:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets in non-active markets;

•	Inputs other than quoted prices that are observable for the asset or liability; and
•	Inputs that are derived principally from, or corroborated by, other observable market data.

Level 3 — Unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

6

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

For goodwill, the fair value of the Lighting Science Group B.V. (“LSGBV”) reporting unit and the associated goodwill was estimated using the discounted cash flow method, which was based on the future expected cash flows to be generated by LSGBV, discounted to their present values, using a discount rate of 17%. Amortizable intangible assets were written down to their estimated fair values as of June 30, 2010. The estimated fair values were determined under various methodologies under the income approach of valuation and using discount rates comparable to those used to value the Company’s goodwill.

The fair value of the interest rate swap (used for non-speculative purposes) was based on observable yield curves and was included in accrued expenses.

The Company has applied liability accounting to the warrants underlying its Series D Units, as defined in Note 2. Liquidity and Capital Resources. The Series D Warrants have been recorded at fair value using the Black Scholes valuation method and will continue to be marked to fair value until the effective date of the Certificate of Amendment, as defined in Note 6. Stockholders’ Equity.

The Company has also applied liability accounting to the warrants issued to certain directors and officers of a predecessor company. These warrants have been recorded at fair value using the Black Scholes valuation method.

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring and non-recurring basis as of September 30, 2010, according to the valuation techniques the Company used to determine their fair values:

	Fair Value Measurement on September 30, 2010
	Quoted Price in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Level 1	Level 2	Level 3
Assets (Non-recurring):
Intangible assets	$—	$—	$5,204,684
Goodwill	—	—	1,626,482

	$—	$—	$6,831,166

Liabilities (Recurring):
Warrants included in Series D Units	$—	$90,155,431	$—
Liabilities under derivative contracts	—	312	—

	$—	$90,155,743	$—

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LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

The following table is a reconciliation of the beginning and ending balances for assets using Level 3 inputs as defined above for the three and nine months ended September 30, 2010:

	Three Months Ended September 30, 2010			Nine Months Ended September 30, 2010
	Total	Intangible Assets	Goodwill	Total	Intangible Assets	Goodwill
Beginning balance	$7,083,320	$5,456,838	$1,626,482	$19,252,981	$13,482,736	$5,770,245
Realized and unrealized losses included in net loss	(252,154)	(252,154)	—	(11,807,661)	(8,278,052)	(3,529,609)
Foreign currency translation adjustments included in comprehensive loss	—	—	—	(614,154)	—	(614,154)
Purchases, sale, issuances and settlements	—	—	—	—	—	—
Transfers in or out of Level 3	—	—	—	—	—	—

Ending balance	$6,831,166	$5,204,684	$1,626,482	$6,831,166	$5,204,684	$1,626,482

The following table sets forth, by level within the fair value hierarchy, the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2009, according to the valuation techniques the Company used to determine their fair values:

	Fair Value Measurement on December 31, 2009
	Quoted Price in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Level 1	Level 2	Level 3
Assets (Recurring):
Interest rate swap	$—	$21,745	$—

Net cash provided by financing activities	$—	$21,745	$—

Liabilities (Recurring):
Liabilities under derivative contracts	$—	$1	$—

	$—	$1	$—

Income Taxes

The Company records a valuation allowance to reduce its deferred tax assets to the amount which the Company estimates is more likely than not to be realized. The Company’s ability to realize its deferred tax assets is generally dependent on the generation of taxable income during the future periods in which the temporary differences are deductible and the net operating losses can be offset against taxable income. The Company recorded an increase of $581,000 in its valuation allowance for the nine months ended September 30, 2010. The Company believes the increase is appropriate based on its pre-tax losses in the current period and the past several years. Accounting guidelines provide that cumulative losses in recent years provide significant evidence that a company should not recognize tax benefits that depend on the generation of taxable income from future

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

operations. If the Company were to determine that it would be able to realize deferred tax assets in the future in excess of the net recorded amount, the resulting adjustment to deferred tax assets would increase net earnings in the period such a determination was made.

Subsequent Events

Subsequent events are events or transactions that occur after the date of the balance sheet but before financial statements are issued. Recognized subsequent events are events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. Nonrecognized subsequent events are events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date.

New Accounting Pronouncements

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures About Fair Value Measurements.” Effective January 1, 2010, ASU 2010-06 requires the separate disclosure of significant transfers into and out of the Level 1 and Level 2 categories and the reasons for such transfers, and also requires fair value measurement disclosures for each class of assets and liabilities as well as disclosures about valuation techniques and inputs used for recurring and nonrecurring Level 2 and Level 3 fair value measurements. Effective in fiscal years beginning after December 31, 2010, ASU 2010-06 also requires Level 3 disclosure of purchases, sales, issuances and settlements activity on a gross rather than a net basis. The Company does not anticipate that the remaining disclosures under ASU 2010-06 will have a material impact on its financial statements.

2. LIQUIDITY AND CAPITAL RESOURCES

The Company has experienced significant net losses as well as negative cash flows from operations since its inception. Recent increases in backlog coupled with potential sales under newly formed business relationships will continue to significantly increase our working capital needs during the remainder of 2010. Meeting these working capital needs will be an ongoing challenge to the extent that the Company continues to experience significant growth. The Company’s primary source of liquidity has been sales of preferred stock to and short term loans from Pegasus Partners IV, L.P. (“Pegasus IV”) and to a lesser extent, draws from the Company’s lines of credit with Bank of Montreal (“BMO”), ABN AMRO and IFN Finance and other short term loans.

To provide the Company with adequate working capital, the Company issued short-term notes payable to Pegasus IV, which together with its affiliates, is the Company’s controlling stockholder. As of December 31, 2009, the Company had an outstanding Convertible Note Agreement with Pegasus IV (the “Pegasus Convertible Note”) representing $32.8 million of principal. Additionally, on August 27, 2009, in conjunction with the Release Agreement between, among other parties, the Company and Koninklijke Philips Electronics N.V. (“Philips”), the Company entered into a Convertible Note Agreement (the “Philips Convertible Note”) with Philips pursuant to which the Company borrowed $5.0 million from Philips.

On March 3, 2010, the Company consummated a rights offering (the “Rights Offering”) pursuant to which it offered certain of its existing security holders 25,268,193 units of its securities (the “Series D Units”), with each Series D Unit consisting of one share of the Company’s Series D Preferred Stock and a warrant entitling the holder thereof to purchase one share of Common Stock for $6.00 per share of Common Stock, except the warrants comprising the Series D Units issued to Philips, which have an exercise price of $12.00 per share of Common Stock. As a result of the consummation of the Rights Offering $35.2 million of principal and interest on the Pegasus Convertible Note were converted into 35,017,667 Series D Units and $5.4 million of principal and interest on the Philips Convertible Note were converted into 5,330,482 Series D Units.

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

Pursuant to the Rights Offering, the Company received $25.7 million for the sale of 25,268,193 Series D Units. For additional information regarding the Series D Units see Note 6. Stockholders’ Equity and Note 8. Series D Preferred Stock

On April 19, 2010, the Company used the proceeds from the Rights Offering to repay the $22.4 million outstanding principal balance on its revolving line of credit with BMO.

On April 20, 2010, in accordance with the Company’s guaranty agreement with Pegasus IV, the Company issued Pegasus IV 1,555,860 Series D Units in satisfaction of its accrued guaranty fee of $1.6 million.

On June 23, 2010, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with Pegasus IV, pursuant to which the Company sold Pegasus IV 235,295 units (the “Series E Units”) of its securities at a price per Series E Unit of $127.50, for an aggregate purchase price of $30.0 million. For additional information regarding the Series E Units see Note 6. Stockholders’ Equity and Note 9. Series E Preferred Stock

On June 24, 2010, the Company used the proceeds from the sale of Series E Units to repay the $9.0 million outstanding principal amount on the BMO facility. On July 9, 2010, in accordance with the Company’s guaranty agreement with Pegasus IV, the Company issued Pegasus IV 88,102 Series D Units in satisfaction of its accrued guaranty fee of $89,000.

On September 30, 2010, the Company entered into a Stock Purchase, Exchange and Recapitalization Agreement (the “Purchase Agreement”) with Pegasus IV, LSGC Holdings, LLC (“LSGC Holdings”) and LED Holdings, LLC (“LED Holdings”). Pursuant to the Purchase Agreement, LSGC Holdings purchased $25.0 million of the Company’s Common Stock and Pegasus IV and LED Holdings agreed to participate in a recapitalization of the Company (the “Recapitalization”). Pursuant to the Purchase Agreement, LSGC Holdings purchased 12,500,000 shares of Common Stock at a price per share of $1.60, for an aggregate purchase price of $20.0 million. As of September 30, 2010, $18.9 million of the purchase price had been received. The balance of $1.1 million was recorded as a receivable in prepaid and other current assets and was received in full by October 6, 2010. LSGC Holdings also received an option to purchase up to an additional 3,125,000 shares of Common Stock at a price per share of $1.60, which it exercised in full on October 5, 2010. In total, the Company issued 15,625,000 shares of Common Stock to LSGC Holdings for an aggregate purchase price of $25.0 million (the “Common Stock Purchase”).

On October 4, 2010, the Company terminated the BMO revolving line of credit and the related guaranty agreement. The Company is currently negotiating with Wells Fargo, N.A. to obtain a $15.0 million asset-based lending facility and expects to finalize such facility in November 2010.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

Inventories

Inventories are stated at the lower of cost or market and consist of the following:

	September 30, 2010	December 31, 2009
Raw materials and components	$15,130,308	$13,082,060
Work-in-process	574,851	331,417
Finished goods	3,911,358	2,493,750
Allowance for excess and obsolescence	(5,265,701)	(7,842,603)

Total inventory	$14,350,816	$8,064,624

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

Property and Equipment, net

Property and equipment, net consist of the following:

	September 30, 2010	December 31, 2009
Leasehold improvements	$977,207	$2,727,334
Office, furniture and equipment	4,293,654	4,495,919
Tooling, production and test equipment	7,181,243	5,959,658
Construction-in-process	538,441	—

Total property and equipment	12,990,545	13,182,911
Accumulated depreciation	(8,416,680)	(9,891,615)

Total property and equipment, net	$4,573,865	$3,291,296

Depreciation expense related to property and equipment was $345,000 and $302,000 for the three months ended September 30, 2010 and 2009, respectively. Depreciation expense related to property and equipment was $971,000 and $1.1 million for the nine months ended September 30, 2010 and 2009, respectively. The decrease in leasehold improvements was due to the termination of the lease on the property in New Jersey. These assets were fully depreciated at the time of the termination of the lease. In addition, the Company incurred an impairment charge of $83,000, based on the valuation of leasehold improvements and furniture and fixtures related to the closure of the California facility in October 2010.

4. GOODWILL AND INTANGIBLES, NET

Goodwill and intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment annually at the end of the Company’s third quarter, or more frequently if certain indicators arise. This review includes an assessment of industry factors, contract retentions, cash flow projections and other factors the Company believes are relevant. If an impairment is indicated, the asset is written down to its fair market value based on an estimate of its discounted cash flows. Management believed that no additional impairment was necessary at September 30, 2010.

Intangible assets with estimable useful lives are amortized over their respective useful lives to their estimated residual values, and reviewed to determine if estimable lives have decreased. Long-lived assets, including intangible assets subject to amortization, are reviewed for impairment whenever, in management’s judgment, conditions indicate a possible loss. Such impairment tests compare estimated undiscounted cash flows to the carrying value of the asset. If an impairment is indicated, the asset is written down to its fair value based on an estimate of its discounted cash flows. Management believed that no additional impairment was necessary at September 30, 2010.

Because of the on-going negative cash flows and other factors attributable to the Company’s Netherlands-based subsidiary, LSGBV, the Company performed an interim impairment analysis of LSGBV, as of June 30, 2010. In accordance with ASC 360-10-05, Accounting for the Impairment or Disposal of Long-lived Assets, if the undiscounted cash flow expected to be generated by an asset are less than its carrying amount, an impairment charge should be recorded to write down the carrying amount of such asset to its fair value. The fair value of an asset is the amount at which that asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale.

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

For goodwill, the fair value of the LSGBV reporting unit and the associated goodwill was estimated using the discounted cash flow and income approach, which were based on the future expected cash flows to be generated by LSGBV, discounted to their present values, using a 17% discount rate. Amortizable intangible assets with carrying values were tested to determine their recoverability by comparing the future undiscounted cash flows expected to be generated by such assets (or asset groups),to their carrying values. Because the carrying values exceeded their undiscounted cash flows, such assets were written down to their estimated fair values as of June 30, 2010. Assets (or asset groups) that were not recoverable were written down to their estimated fair values, which were determined under various methodologies under the income approach of valuation, using discount rates comparable to those used to value the Company’s goodwill. The result of these valuations was that an impairment charge totaling $10.5 million was recorded as of June 30, 2010. The following table summarizes the total impairment charge recorded by the Company in the second quarter of 2010:

Goodwill arising on the acquisition of LSGBV	$3,529,609
Trademarks acquired on the acquisition of LSGBV	191,500
Customer relationships acquired on the acquisition of LSGBV	1,967,400
License agreements acquired on the acquisition of LSGBV	4,766,500

Total impairment charge	$10,455,009

The intangible assets, their original fair values adjusted for impairment charges, and their net book values are detailed below as of September 30, 2010 and December 31, 2009:

	Cost, Less Impairment Charges	Accumulated Amortization	Net Book Value	Estimated Remaining Useful Life
September 30, 2010:
Technology and intellectual property	$5,152,229	$(2,998,073)	$2,154,156	0.3 to 14.0 years
Trademarks	1,375,410	(413,721)	961,689	3.0 to 18.0 years
Customer relationships	4,081,600	(2,002,600)	2,079,000	2.0 to 12.0 years
License agreements	2,876,000	(2,866,161)	9,839	8.0 years

	$13,485,239	$(8,280,555)	$5,204,684

Goodwill	$1,626,482	$—	$1,626,482

December 31, 2009:
Technology and intellectual property	$5,152,229	$(2,574,421)	$2,577,808	0.5 to 14.5 years
Trademarks	1,566,910	(311,428)	1,255,482	3.5 to 18.5 years
Customer relationships	6,049,000	(1,525,729)	4,523,271	2.5 to 12.5 years
License agreements	7,642,500	(2,516,325)	5,126,175	8.5 years

	$20,410,639	$(6,927,903)	$13,482,736

Goodwill	$5,770,245	$—	$5,770,245

Total intangible asset amortization expense was $252,000 and $1.3 million for the three months ended September 30, 2010 and 2009, respectively. Total intangible asset amortization expense was $1.4 million and $3.4 million for the nine months ended September 30, 2010 and 2009, respectively.

The change in goodwill was due to the impairment discussed above and the change in the foreign currency exchange rate at September 30, 2010 as compared to December 31, 2009.

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

5. SHORT-TERM DEBT

The Company and its subsidiaries had the following balances outstanding under lines of credit and other short-term debt facilities as of the dates presented:

	Balance Outstanding at
Facility	September 30, 2010	December 31, 2009
ABN AMRO Bank, revolving line of credit	$144,383	$—
ABN AMRO term note payable	680,600	1,791,525
IFN Finance, working capital line	933,274	1,132,229
Bank of Montreal, demand line of credit	—	15,600,000
Promissory notes issued to related parties	—	32,846,619
Promissory notes issued to Phillips Electronics	—	5,000,000
Other	5,132	29,800

	$1,763,389	$56,400,173

ABN AMRO Bank

As of September 30, 2010, the ABN AMRO revolving line of credit had a maximum available credit of €200,000 and the interest rate on the facility was 7.50% and 6.90% per annum as of September 30, 2010 and December 31, 2009, respectively. As security for the line of credit, ABN AMRO was given a senior security interest in the inventory, property and equipment of LSGBV. The interest rate on the ABN AMRO fixed-rate term note payable was 4.65% per annum as of both September 30, 2010 and December 31, 2009. The maturity date for both facilities is December 15, 2010. The Company has agreed to reduce the principal amount outstanding on the fixed-rate term note payable with various monthly payments ranging from €25,000 to €200,000 per month, which should result in payment in full by December 15, 2010.

IFN Finance

IFN Finance has a senior security interest in all accounts receivable of LSGBV. Interest is payable monthly on this facility. The maximum line of credit is €1.5 million and availability is based on 82% of the value of trade receivable invoices. The interest rate on the working line with IFN Finance was 7.15% per annum at both September 30, 2010 and December 31, 2009.

Bank of Montreal

As of September 30, 2010, the BMO revolving line of credit had a maximum available credit of $2.0 million. The loan agreement required monthly payments of interest only and interest was calculated on the outstanding balance at the greater of prime plus 0.50% per annum and 7.25% per annum (7.25% as of both September 30, 2010 and December 31, 2009). The BMO loan was scheduled to mature on written demand by BMO, but in no event later than April 19, 2011. Any outstanding balance under the Loan Agreement was payable on written demand by BMO, provided that the Company would have 14 business days to make any such payment. The Loan Agreement was not secured by any assets of the Company, but was guaranteed by Pegasus IV. During the three and nine months ended September 30, 2010, the Company recorded guaranty fee expenses of $0 and $887,000, respectively, related to the guaranty of the BMO facility by Pegasus IV. During the three and nine months ended September 30, 2009, the Company recorded guaranty and transaction fee expenses of

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

$154,000 and $234,000, respectively, related to the guaranty of the BMO facility by Pegasus IV. As of September 30, 2010 and December 31, 2009, the Company had accrued total guaranty fees payable to Pegasus IV of $0 and $748,000, respectively, related to the BMO facility, which amounts were included in interest expense.

Effective October 4, 2010, the Company terminated the BMO revolving line of credit and the related guaranty agreement.

Related Party

As of December 31, 2009, the Company had an outstanding unsecured convertible note to Pegasus IV for $32.8 million with interest accruing at the rate of 14.0% per annum. As a result of the Company’s consummation of the Rights Offering on March 3, 2010, $35.2 million of principal and interest on the Pegasus Convertible Note automatically converted into 35,017,667 Series D Units.

Phillips Electronics

As of December 31, 2009, the Company had an outstanding unsecured convertible note to Philips for $5.0 million with interest accruing at the rate of 14.0% per annum. As a result of the Company’s consummation of the Rights Offering on March 3, 2010, $5.4 million of principal and interest on the Philips Convertible Note automatically converted into 5,330,482 Series D Units.

6. STOCKHOLDERS’ EQUITY

On September 30, 2010, the Company entered into the Purchase Agreement with Pegasus IV, LSGC Holdings and LED Holdings. Pursuant to the Purchase Agreement, LSGC Holdings purchased $25.0 million of the Company’s Common Stock and Pegasus IV and LED Holdings agreed to participate in the Recapitalization. Pursuant to the Purchase Agreement, LSGC Holdings purchased 12,500,000 shares of Common Stock at a price per share of $1.60, for an aggregate purchase price of $20.0 million. LSGC Holdings also received an option to purchase up to an additional 3,125,000 shares of Common Stock at a price per share of $1.60, which it exercised in full on October 5, 2010. In total, the Company issued 15,625,000 shares of Common Stock to LSGC Holdings for an aggregate purchase price of $25.0 million (the “Common Stock Purchase”).

In conjunction with the Recapitalization, Pegasus IV, LED Holdings and an unrelated holder exchanged all of their respective shares of Series B Preferred Stock (the “Series B Preferred Stock”), Series C Preferred Stock (the “Series C Preferred Stock”), Series E Non-Convertible Preferred Stock (the “Series E Preferred Stock”), and a warrant to purchase shares of Common Stock issued in conjunction with the Series E Preferred Stock (“Series E Warrant”) for 32,612,249 shares of Common Stock. The holders of the Series C Preferred Stock held warrants (“Series C Warrants”) to purchase a total of 3,776,078 shares of Common Stock. These warrants were exercisable only following the dissolution, winding-up or change of control of the Company or the repurchase or other acquisition by the Company of all of the Series C Preferred Stock. These warrants had an exercise price of $0.85 per share and a term of five years. On September 30, 2010, the holders of all of the Series C Warrants exercised such warrants, in accordance with their terms, on a cashless basis for 1,937,420 shares of Common Stock.

On September 30, 2010 and in conjunction with the Purchase Agreement, the Board of Directors of the Company approved, and recommended to the stockholders for approval, a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) that will amend the Certificate of

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

Designation (the “Series D Certificate”) concerning the Company’s Series D Preferred Stock to provide for the automatic conversion of all shares of Series D Preferred Stock into Common Stock upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. Pegasus IV, as holder of the majority of the Series D Preferred Stock, and, together with LSGC Holdings, the majority holders of the voting power of the Company, approved the Certificate of Amendment. The Company will file a preliminary information statement on Schedule 14C with the SEC on or about November 12, 2010 and expects to file the Certificate of Amendment approximately 20 days after it mails the definitive information statement concerning the Certificate of Amendment to stockholders. After the Certificate of Amendment is effective, holders of Series D Preferred Stock will receive, based upon the date of issuance of their Series D Preferred Stock, approximately 0.64 to 0.66 shares of Common Stock for each share of Series D Preferred Stock they hold.

As of September 30, 2010, pursuant to the terms of the Purchase Agreement, the exercise price of the Private Placement A Warrants adjusted, pursuant to the terms of such warrants, from $6.00 to $1.60 per share of Common Stock. The number of shares of Common Stock into which such warrants are exercisable also adjusted, pursuant to the terms of such warrants, from 842,742 to 3,160,281 shares.

Warrants for the Purchase of Common Stock

At September 30, 2010, the following warrants for the purchase of Common Stock were outstanding:

Warrant Holder	Reason for Issuance	Number of Common Shares	Exercise Price	Expiration Date
Investors in March 2007 Private Placement	Private Placement A Warrants	3,160,281	$1.60	March 9, 2012 through June 29, 2012
Pegasus IV	Guarantee of BMO line of credit	942,857	$7.00	July 25, 2013
Line of Credit Guarantors	Financing guarantees	121,375	$6.00	September 22, 2011 through March 31, 2012
Icurie	Marketing agreement	6,250	$6.40	September 13, 2011
Investors in Series D Preferred Stock	Series D Warrants	61,782,730	$6.00	March 3, 2022 through April 19, 2022
Phillips Electronics	Series D Warrants	5,330,482	$12.00	March 3, 2022

		71,343,975

At September 30, 2010, all warrants shown in the table above were exercisable.

7. 6% CONVERTIBLE PREFERRED STOCK

As of December 31, 2009, there were 196,902 outstanding shares of 6% Convertible Preferred Stock, the conversion price was $6.00 per share and all shares were redeemable on May 10, 2010. In conjunction with the issuance of the 6% Convertible Preferred Stock, warrants were issued to the purchasers of the 6% Convertible Preferred Stock to purchase additional shares of Common Stock exercisable at the election of the holder. These warrants expired on May 10, 2010.

As of September 30, 2010, 186,528 shares of the 6% Convertible Preferred Stock were redeemed for $597,000. As of September 30, 2010, 10,374 shares of 6% Convertible Preferred Stock were effectively redeemed, but had not been presented for redemption. Upon presentment, the Company will pay $33,000 to redeem these shares and this amount is included in accrued expenses as of September 30, 2010.

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

8. SERIES D PREFERRED STOCK

On March 3, 2010, the Company consummated the Rights Offering and $35.2 million of principal and interest on the Pegasus Convertible Note and $5.4 million of principal and interest on the Philips Convertible Note automatically converted into 35,017,667 Series D Units and 5,330,482 Series D Units, respectively. In March and April, 2010, the Company received $25.7 million in gross proceeds from the sale of 25,268,193 Series D Units. On April 20, 2010, the Company issued 1,555,860 Series D Units to Pegasus IV in satisfaction of its accrued guaranty fee of $1.6 million. On July 9, 2010, in accordance with the Company’s guaranty agreement with Pegasus IV, the Company issued Pegasus IV 88,102 Series D Units in satisfaction of its accrued guaranty fee of $89,000. As of September 30, 2010, the outstanding balance of the Series D Preferred Stock underlying the Series D Units was $67.7 million.

The Series D Preferred Stock was recorded at issuance at the amount of the proceeds, net of the fair value of the Series D Warrants, which was determined using the Black Scholes valuation method at issuance. The difference between the amount recorded at issuance and the original issue price was accreted using the effective interest method over the term of the Series D Preferred Stock. The Series D Preferred Stock was recorded as a liability because it is mandatorily redeemable. The accretion for the Series D Preferred Stock was $29.9 million and $30.7 million for the three and nine months ended September 30, 2010, respectively, as the full amount of the accretion was recognized due to the reduction in the expected life of the Series D Preferred Stock under the terms of the Purchase Agreement and the Certificate of Amendment.

The Company must redeem all outstanding shares of Series D Preferred Stock on the eighth anniversary of the date of issuance or upon the Company’s earlier liquidation, dissolution or change of control (each of which will be deemed to be a redemption). The Company does not otherwise have a right or obligation to redeem the outstanding shares of Series D Preferred Stock. Each share of Series D Preferred Stock underlying the Series D Units is entitled to an annual cumulative dividend of 25.00% of $1.006, subject to adjustment, which compounds annually on the anniversary of the date of issuance. This dividend consists of two parts, the “Exercise Price Accrual” and the “LV Accrual.”

Exercise Price Accrual. The Exercise Price Accrual per share of Series D Preferred Stock is equal to 17.00% of $1.006, compounding annually, and is a non-cash dividend credited to the account of the holder. At the holder’s election, but subject to the limitations described below, the Exercise Price Accrual may only be used for purposes of funding payment of the exercise price of all or a portion of the warrants comprising the other component of the Series D Unit.

LV Accrual. The LV Accrual per share of Series D Preferred Stock is equal to 8.00% of $1.006, compounding annually, and accrues on the liquidation value of the Series D Preferred Stock and is payable in cash solely upon the redemption (or deemed redemption) of the Series D Preferred Stock.

Liquidation Value. The liquidation value per share of Series D Preferred Stock is equal to the stated purchase price of the Series D Preferred Stock plus any accrued dividends. Upon the scheduled redemption of the Series D Preferred Stock, the Company is required to pay or, in the case of the Exercise Price Accrual, credit, each holder of Series D Preferred Stock an amount equal to $1.006 plus the full amount of the Exercise Price Accrual and the LV Accrual through the eighth anniversary of the date of issuance.

Series D Warrants

Each Series D Unit is also comprised of a warrant (“Series D Warrant”) representing the right to purchase one share of the Company’s Common Stock. Each such Series D Warrant has an exercise price of $6.00 per share

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NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

of Common Stock except the Series D Warrants underlying the Series D Units issued to Philips, which have an exercise price of $12.00 per share. Each Series D Warrant expires on the twelfth anniversary of the date of issuance. Upon issuance, the Series D Warrants were considered a derivative financial instrument under FASB ASC 815-10-15, “Derivatives and Hedging,” and the Series D Warrants were recorded as a liability at fair value using the Black Scholes valuation method with changes in fair value measured and recorded at the end of each quarter.

Amendment to the Series D Warrants

In connection with the amendment of the Series D Certificate, the Company agreed to take all necessary action to enable the holders of Series D Warrants to obtain adjustments of approximately $0.04 to $0.10 (depending on the date of issuance) to the exercise price of each Series D Warrant, an amount corresponding to such holders accrued Exercise Price Accrual. The Company also agreed to credit an account for the benefit of each Series D Warrant holder, as of the date of the Purchase Agreement, in an amount equal to the total unaccrued Annual Dividend (as defined in the Series D Certificate) of each share of Series D Preferred Stock that would have accrued following the date of the Purchase Agreement through the eighth anniversary of the issuance of the Series D Preferred Stock (the “Accrual Credit”). Each Series D Warrant holder will receive an Accrual Credit for each share of Common Stock into which each Series D Warrant is exercisable. The Accrual Credit may only be used to fund the payment of the exercise price of all or a portion of such holder’s Series D Warrants upon the earlier of: (i) the passage of eight years from the date of issuance of each Series D Warrant or (ii) a Liquidation Event of the Company (as defined in the Series D Certificate). The Accrual Credit will remain credited to the account of each Series D Warrant holder until used or until the date that such warrants are no longer exercisable in accordance with the terms of the Series D Warrants. After application of the Accrual Credit, the remaining exercise price of each Series D Warrant, following a change of control or the eighth anniversary of their issuance, would be between $1.02 to $1.05 per share of Common Stock, depending upon the date of issuance of the related shares of Series D Preferred Stock (except in the case of the Series D Warrants of Philips, whose effective exercise price would decrease to approximately $7.05 per share of Common Stock).

Pursuant to the terms of the Purchase Agreement, the Series D Warrants are expected to be amended to omit certain clauses, which had originally resulted in the Series D Warrants being recorded as liabilities. Upon the effective date of the Certificate of Amendment, the Series D Warrants will be adjusted to fair value and will then be reclassified to additional paid-in capital.

As of September 30, 2010, the Series D Warrants were adjusted to fair value using the Black Scholes valuation method. The change in fair value for the three and nine month periods ending September 30, 2010 related to the Series D Warrants is a decrease of $20.0 million and an increase of $73.2 million, respectively. The changes are recorded in the decrease (increase) in fair value of Series D and Series E warrants, net, in the statement of operations and comprehensive loss. The change in fair value for the three and nine month periods ended September 30, 2010 was due primarily to the fluctuations in the price of the Company’s Common Stock.

9. SERIES E PREFERRED STOCK

On June 23, 2010, the Company entered into the Subscription Agreement with Pegasus IV, pursuant to which it sold Pegasus IV 235,295 Series E Units at a price per Series E Unit of $127.50, for an aggregate purchase price of $30.0 million. Each Series E Unit consisted of: (a) one share of the Company’s newly designated Series E Preferred Stock and (b) a warrant representing the right to purchase 50 shares of the Company’s Common Stock, par value $0.001 per share at a price per share of $7.00, subject to adjustment

17

LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

(collectively, the “Series E Preferred Offering”). Pursuant to the Subscription Agreement, the Company agreed to apply a portion of the proceeds of the Series E Preferred Offering to repay all amounts outstanding under the Company’s line of credit with the BMO. The Company was required to redeem all outstanding shares of Series E Preferred Stock on the eighth anniversary of the date of issuance or upon the Company’s earlier liquidation, dissolution or change of control (each of which will be deemed to be a redemption). The Company did not otherwise have a right or obligation to redeem the outstanding shares of Series E Preferred Stock.

The Series E Preferred Stock was recorded at issuance at the amount of the proceeds net of the fair value of the Series E Warrant, which was determined using the Black Scholes valuation method at issuance. The difference between the amount recorded at issuance and the original issue price was accreted using the effective interest method over the term of the Series E Preferred Stock. The Series E Preferred Stock was recorded as a liability because it is mandatorily redeemable. The accretion for the Series E Preferred Stock was $17.8 million for both the three and nine months ended September 30, 2010, as the full amount of the accretion was recognized prior to converting the Series E Preferred Stock to Common Stock under the terms of the Purchase Agreement. On September 30, 2010, pursuant to the Purchase Agreement, Pegasus IV exchanged all of its outstanding shares of Series E Preferred Stock and the Series E Warrant for shares of Common Stock.

Each share of Series E Preferred Stock underlying the Series E Units was entitled to an annual cumulative dividend of 13.454% of $127.50, subject to adjustment, which compounded annually on the anniversary of the date of issuance.

Series E Warrant

Each Series E Unit was also comprised of a warrant representing the right to purchase 50 shares of the Company’s Common Stock. The Series E Warrant had an exercise price of $7.00 per share of Common Stock. The Series E Warrant was scheduled to expire on the twelfth anniversary of the date of issuance. The Series E Warrant was exercisable at any time following issuance by delivery of a written exercise notice to the Company and by payment of an amount equal to the exercise price multiplied by the number of shares of Common Stock being purchased. The Series E Warrant was considered a derivative financial instrument under the same guidance as the Series D Warrants and was recorded as a liability at fair value using the Black Scholes valuation method upon issuance. The change in fair value for the three and nine month periods ending September 30, 2010 related to the Series E Warrant was a decrease of $3.1 million and $3.5 million, respectively. The change is recorded in the decrease (increase) in fair value of Series D and Series E warrants, net, in the statement of operations and comprehensive loss. The change in fair value for the three and nine months ended September 30, 2010 was due primarily to fluctuations in the price of the Company’s Common Stock .

10. RELATED PARTY TRANSACTIONS

Effective June 23, 2010, the Company entered into a support services agreement with Pegasus Capital Advisors, L.P. (“Pegasus Advisors”), under which the Company agreed to pay Pegasus Advisors $750,000 as reimbursement for prior financial, strategic planning, monitoring and other related services previously provided by Pegasus Advisors. In addition, the Company agreed to pay $187,500 for the next four calendar quarters and then $125,000 for each of the four calendar quarters thereafter in exchange for these support services during such periods. Pegasus Advisors is an affiliate of Pegasus IV and LSGC Holdings, which are the Company’s largest stockholders and beneficially owned approximately 92.5% of the Company’s Common Stock as of September 30, 2010. See Note 2. Liquidity and Capital Resources, Note 5. Short-Term Debt, Note 6. Stockholders’ Equity, Note. 8. Series D Preferred Stock and Note 9. Series E Preferred Stock for additional information regarding related party transactions.

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LIGHTING SCIENCE GROUP CORPORATION AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

11. RESTRUCTURING EXPENSES

In August 2010, the Company announced restructuring plans to increase efficiencies across the organization and lower the overall cost structure. These plans included the consolidation of the Company’s research and development and product development operations, including its California operations to the Company’s headquarters in Satellite Beach, FL and the restructuring of the European operations from a development and manufacturing business to a sales and marketing business. These restructuring plans include a reduction in full time headcount in the U.S. and Europe, which was partially completed in October 2010 and is expected to be finalized by the end of 2010. For the three and nine months ended September 30, 2010, the Company incurred $1.1 million of costs as a result of an increase in the allowance for obsolete inventory as a result of products to be phased out by LSGBV as well as severance and termination benefits and rent costs as a result of the closing of the California offices. These expenses were partially offset by the $601,000 gain on the exit of LEDS Japan, the Company’s Japanese operation.

In the second quarter of 2009, the Company determined it would consolidate U.S. operations from four locations to two and moved both the Dallas based headquarters and the New Jersey based light engine business to Satellite Beach, FL. In addition, headcount was reduced for the California business. For the three and nine months ended September 30, 2010, the Company incurred $0 and $703,000, respectively, of costs related to severance and termination benefits related to these headcount reductions.

12. CUSTOMER CONCENTRATIONS

For the three and nine months ended September 30, 2010, the Company had two customers whose revenue collectively represented 38% and 27%, respectively, of the Company’s total revenue. For the three and nine months ended September 30, 2009, the Company had no customers whose revenue individually represented 10% or more of the Company’s total revenue.

As of September 30, 2010, the Company had two customers whose accounts receivable balance collectively represented 46% of the Company’s accounts receivables, net of reserves. As of September 30, 2009, the Company had no customers whose accounts receivable balance individually represented 10% or more of the Company’s accounts receivables, net of reserves.

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, in the consolidated financial statements and notes thereto included in this report and the discussions under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report. Any and all statements contained in this report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,”, “would,” “should,” “could,” “project,” “estimate,” “pro forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and similar terms and terms of similar import (including the negative of any of the foregoing) identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this report may include, without limitation, statements regarding (i) a projection of revenues, income (including income loss), earnings (including earnings loss) per share, capital expenditures, dividends, capital structure, or other financial items, (ii) the plans and objectives of management for future operations, including plans or objectives relating to our products or services, (iii) our future economic performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), (iv) the anticipated synergies from strategic relationships with technology providers, component suppliers and contract manufacturers, (v) the expected benefits from recent cost saving initiatives, (vi) our ability to obtain an asset-based lending facility and (vii) the assumptions underlying or relating to any statement(s) described in the foregoing subparagraphs (i), (ii), (iii), (iv), (v) or (vi).

Our results of operations in any past period should not be considered indicative of the results to be expected for future periods. Fluctuations in operating results may also result in fluctuations in the price of our Common Stock. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 10-Q. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Form 10-Q, or to reflect the occurrence of unanticipated events. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Sections 27A of the Securities Act and 21E of the Exchange Act. For a discussion identifying some important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see our SEC filings including, but not limited to, the discussions of “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on April 13, 2010 (the “Annual Report”).

Company Overview

We research, design, develop, manufacture and market light emitting diode (“LED”) lighting solutions that are environmentally friendlier and more energy efficient than traditional lighting products. We offer retrofit LED lamps in form factors that match the form factor of traditional lamps or bulbs and LED luminaires for a range of applications including public and private infrastructure for both indoor and outdoor applications. We also design, develop and manufacture custom LED lighting solutions for architectural and artistic projects. We specialize in the integration of power supplies, thermal management technology, optics and controls around LED chips to produce lamps and fixtures that demonstrate strong light quality, light output, lamp lifetime and performance at a competitive price.

During the past year we began implementing a strategic plan with the intent of creating an organization capable of leading the industry. This plan included multiple phases and as of the end of the third fiscal quarter of 2010, we believe we had substantially completed the first three phases of the plan and we are currently in the process of implementing the fourth phase of the plan.

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The initial phase of this plan was to consolidate and restructure our operations to better align our fixed operating expenses with our business needs while supporting investment in our research and engineering resources. For the nine months ended September 30, 2010, we reduced our total operating expenses, excluding non-cash expenses for stock based compensation, impairment of goodwill and other long-lived assets and depreciation and amortization by 12%, as compared to the nine months ended September 30, 2009, while continuing to fund our development activities For a discussion of the use of the foregoing non-GAAP financial measure, see the table and disclosures below under “Total Operating Expenses, Excluding Certain Non-cash Expenses.”

We are seeking opportunities to further reduce our operating expenses, including but not limited to: (i) the exit of our Japanese operation as of July 1, 2010, (ii) the consolidation of our California-based operations to our headquarters in Satellite Beach, Florida by the fourth quarter of 2010, (iii) the restructuring of our European operations and (iv) opening an additional production facility in Monterrey, Mexico to increase North American capacity and access lower cost labor.

The second phase of our strategic plan was to develop and bring to market ground breaking products and technologies. We successfully executed this phase as evidenced by the launch of our next generation LED retrofit lamps. These products, we believe, deliver the highest lumens per watt per dollar values currently available in the marketplace and deliver approximately 50% more lumens than other comparable LED lamps.

The third phase of our strategic plan was to capture significant channel access by securing agreements with large, strategic customers. In the retail channel, we have entered into a Strategic Purchasing Agreement with Home Depot USA, Inc., positioning us as Home Depot’s preferred provider and product development partner with respect to LED lamps and fixtures. We have also established supply agreements with several lighting companies for sale through their distribution channels.

We are currently implementing the fourth phase of our strategic plan, which consists of establishing a global supply chain to meet growing market demand. We are working to increase the scale of our North American manufacturing operations and our relationships with contract manufacturers in Asia. In addition, we are enhancing our supply chain capabilities by continuing to develop our strategic relationships with key component manufacturers. While we have experienced significant near-term costs due to the greater than anticipated demand growth, we are confident in our long-term plans to bring these costs in line with our targets.

Factors that are expected to contribute to the continued increase in demand for our products include the announcement in September 2010 that we received the industry’s first ENERGY STAR label for an LED light bulb following rigorous government performance testing. In October, 2010, four more of our LED light bulbs received the ENERGY STAR label. ENERGY STAR is the trusted, government-backed symbol that makes it easy for consumers to identify and purchase energy-efficient products that offer savings on energy bills without sacrificing performance, features, and comfort. On November 1, 2010, we announced that Xcel Energy is now offering businesses rebates in Minnesota and Colorado for the installation of ENERGY STAR approved bulbs to accelerate the installation of ultra-efficient LED lighting.

Recent Events

On September 30, 2010, we entered into a Stock Purchase, Exchange and Recapitalization Agreement (the “Purchase Agreement”) with Pegasus Partners IV, L.P. (“Pegasus IV”), LSGC Holdings LLC (“LSGC Holdings”) and LED Holdings, LLC (“LED Holdings”). Pursuant to the Purchase Agreement, LSGC Holdings purchased $25.0 million of our Common Stock and Pegasus IV and LED Holdings agreed to participate in a recapitalization of the Company (the “Recapitalization “). Pursuant to the Purchase Agreement, LSGC Holdings purchased 12,500,000 shares of Common Stock at a price per share of $1.60, for an aggregate purchase price of $20.0 million. As of September 30, 2010, $18.9 million of the purchase price had been received. The balance of $1.1 million was recorded as a receivable in prepaid and other current assets and was received in full by

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October 6, 2010. LSGC Holdings also received an option to purchase up to an additional 3,125,000 shares of Common Stock at a price per share of $1.60, which it exercised in full on October 5, 2010. In total, we issued 15,625,000 shares of Common Stock to LSGC Holdings for an aggregate purchase price of $25.0 million (the “Common Stock Purchase”).

In conjunction with the Recapitalization, we exchanged all of our outstanding shares of Series B Preferred Stock (the “Series B Preferred Stock”), Series C Preferred Stock (the “Series C Preferred Stock”), Series E Non-Convertible Preferred Stock (the “Series E Preferred Stock”) and the warrant issued in conjunction with the Series E Preferred Stock (the “Series E Warrant”) for 32,612,249 shares of our Common Stock. In addition, the holders of all of the Series C Preferred Stock elected to exercise all of their related warrants (“Series C Warrants”) on a cashless basis for 1,937,420 shares of our Common Stock.

On September 30, 2010 and in conjunction with the Purchase Agreement, our Board of Directors approved, and recommended to the stockholders for approval, a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”) that will amend the Certificate of Designation (the “Series D Certificate”) concerning our Series D Non-Convertible Preferred Stock (the “Series D Preferred Stock”) to provide for the automatic conversion of all shares of Series D Preferred Stock into Common Stock upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. Pegasus IV, as holder of the majority of the Series D Preferred Stock, and, together with LED Holdings, the majority holders of the voting power of the Company, approved the Certificate of Amendment. We expect to file a preliminary information statement on Schedule 14C with the SEC on or about November 12, 2010 and expect to file the Certificate of Amendment approximately 20 days after we mail the definitive information statement concerning the Certificate of Amendment to stockholders. After the Certificate of Amendment is effective, holders of Series D Preferred Stock will receive, based upon the date of issuance of their Series D Preferred Stock, approximately 0.64 to 0.66 shares of Common Stock for each share of Series D Preferred Stock they hold.

In connection with the amendment of the Series D Certificate, we agreed to take all necessary action to enable the holders of the warrants issued in conjunction with the Series D Preferred Stock (the “Series D Warrants”) to obtain adjustments of approximately $0.04 to $0.10 (depending on the date of issuance) to the exercise price of each Series D Warrant, an amount corresponding to such holders accrued Exercise Price Accrual as defined in the Series D Certificate. We also agreed to credit an account for the benefit of each Series D Warrant holder, as of the date of the Purchase Agreement, in an amount equal to the total unaccrued Annual Dividend (as defined in the Series D Certificate) of each share of Series D Preferred Stock that would have accrued following the date of the Purchase Agreement through the eighth anniversary of the issuance of the Series D Preferred Stock (the “Accrual Credit”). Each Series D Warrant holder will receive an Accrual Credit for each share of Common Stock into which each Series D Warrant is exercisable. The Accrual Credit may only be used to fund the payment of the exercise price of all or a portion of such holder’s Series D Warrants upon the earlier of: (i) the passage of eight years from the date of issuance of each Series D Warrant or (ii) a Liquidation Event of the Company (as defined in the Series D Certificate). The Accrual Credit will remain credited to the account of each Series D Warrant holder until used or until the date that such warrants are no longer exercisable in accordance with the terms of the Series D Warrants. After application of the Accrual Credit, the remaining exercise price of each Series D Warrant, following a change of control or the eighth anniversary of their issuance, would be between $1.02 to $1.05 per share of Common Stock, depending upon the date of issuance of the related shares of Series D Preferred Stock (except in the case of the Series D Warrants of held by Koninklijke Philips Electronics N.V. (“Philips”), whose effective exercise price would decrease to approximately $7.05 per share of Common Stock).

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and consolidated results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with the disclosure requirements for the quarterly report on Form 10-Q and therefore do not include all of the information and

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footnotes required by generally accepted accounting principles (“GAAP”) for complete annual financial statements. The preparation of our condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based upon historical experience and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: (i) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and (ii) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements when they became known.

We believe that our critical accounting policies relate to our more significant estimates and judgments used in the preparation of our condensed consolidated financial statements. Our Annual Report on Form 10-K for the year ended December 31, 2009, contains a discussion of these critical accounting policies. There have been no significant changes in our critical accounting policies since December 31, 2009. See also Note 1 to our unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2010, as set forth herein.

General Financial Overview

Our backlog, which represents customer purchase orders and commitments, increased from $4.5 million at December 31, 2009 to $15.5 million as of September 30, 2010, of which $13.3 million was related to the U.S. market. As of November 10, 2010, our backlog was $19.5 million, of which $17.6 million was related to the U.S. market. We have experienced substantial sales growth in multiple new product lines during 2010. Our results reflected the impact of higher than normal costs for the initial launch of these new products and efforts to meet accelerated production schedules associated with increased demand. These increased costs were primarily the result of our need to make spot purchases of long lead-time materials at higher than normal market prices and to expedite materials delivery by means of premium freight. In addition, we experienced labor inefficiencies due to the rapid expansion of our labor force and as a result of delays in establishing certain contract manufacturing operations. We are working to address these supply chain issues and we are experiencing gradual improvement. We expect this improvement to continue as we gain efficiencies with volume and supply chain optimization.

Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue	$15,137,902	$7,700,730	$30,331,005	$21,969,701
Cost of goods sold	16,384,673	6,433,599	31,229,947	17,599,574

Gross margin	$(1,246,771)	$1,267,131	$(898,942)	$4,370,127

Gross margin percentage	-8.2%	16.5%	-3.0%	19.9%

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Total Operating Expenses, Excluding Certain Non-cash Expenses

We believe the following non-GAAP financial measure provides additional information concerning our operating performance and liquidity measures. This non-GAAP financial measure is not in accordance with, nor is it a substitute for the comparable GAAP financial measure. This non-GAAP financial measure is intended to supplement our financial results that are prepared in accordance with GAAP. We believe that this supplemental non-GAAP financial measure provides information that is useful to the assessment of our performance and operating trends, as well as liquidity.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue	$15,137,902	$7,700,730	$30,331,005	$21,969,701

Total operating expenses	10,807,458	9,013,883	41,575,249	37,621,577
Less:
Stock based compensation	(1,250,972)	(2,167,943)	(2,079,254)	(2,988,162)
Impairment of goodwill and other long-lived assets	(83,298)	—	(10,538,307)	—
Depreciation and amortization	(596,934)	(1,565,998)	(2,324,068)	(4,439,465)

Total operating expenses, excluding stock based compensation, impairment of goodwill and other long-lived assets and depreciation and amortization	8,876,254	5,279,942	26,633,620	30,193,950

Percentage of revenue	58.6%	68.6%	87.8%	137.4%

During 2009 we took significant steps to reduce our total operating expenses, excluding certain non-cash expenses. For the nine months ended September 30, 2010, we reduced our total operating expenses, excluding stock based compensation, impairment of goodwill and other long-lived assets and depreciation and amortization by 12%, as compared to the nine months ended September 30, 2009, while continuing to fund our product development activities. We are seeking opportunities to further reduce our operating expenses, including without limitation: (i) the exit of our Japanese operation as of July 1, 2010, (ii) the consolidation of our California-based operations to our headquarters in Satellite Beach, Florida by the fourth quarter of 2010, (iii) the restructuring of our European operations and (iv) opening an additional production facility in Monterrey, Mexico to increase North American capacity and access lower cost labor. We expect to continue this trend as we establish tighter fiscal controls and consolidate certain general and administrative functions in our remaining locations.

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RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

THREE MONTHS ENDED SEPTEMBER 30, 2010 COMPARED TO THE THREE MONTHS ENDED SEPTEMBER 30, 2009

	Three Months Ended September 30,		Variance		Percentage of Revenue
	2010	2009	$	%	2010	2009
Revenue	$15,137,902	$7,700,730	7,437,172	96.6%	100.0%	100.0%
Cost of goods sold	16,384,673	6,433,599	9,951,074	154.7%	108.2%	83.5%
Sales and marketing	2,050,868	1,192,157	858,711	72.0%	13.5%	15.5%
Operations	1,187,650	1,698,982	(511,332)	-30.1%	7.8%	22.1%
Research and development	2,580,456	904,948	1,675,508	185.1%	17.0%	11.8%
General and administrative	3,849,941	3,651,798	198,143	5.4%	25.4%	47.4%
Restructuring expenses	458,311	—	458,311	100.0%	3.0%	0.0%
Impairment of goodwill and other long-lived assets	83,298	—	83,298	100.0%	0.6%	0.0%
Depreciation and amortization	596,934	1,565,998	(969,064)	-61.9%	3.9%	20.3%
Interest expense, net	(1,040,015)	(1,604,093)	564,078	-35.2%	-6.9%	-20.8%
Decrease (increase) in fair value of Series D and Series E Warrants	23,089,464	—	23,089,464	100.0%	152.5%	0.0%
Dividends on preferred stock	(1,968,695)	(9,148)	(1,959,547)	21,420.5%	-13.0%	-0.1%
Accretion of preferred stock	(47,753,920)	(31,245)	(47,722,675)	152,737.0%	-315.5%	-0.4%
Other income (expense), net	(53,490)	193,627	(247,117)	-127.6%	-0.4%	2.5%
Income tax expense (benefit)	(17,039)	(90,398)	73,359	-81.2%	-0.1%	-1.2%

Net loss	$(39,763,846)	$(9,107,213)	(30,656,633)	336.6%	-262.7%	-118.3%

Revenues

Revenues increased $7.4 million, or 96.6%, to $15.1 million for the three months ended September 30, 2010 from $7.7 million in the three months ended September 30, 2009. The increase in revenues was a result of our introduction of several new products and the increased demand for both new and existing products by our customers.

Cost of Goods Sold

Cost of goods sold increased $10.0 million, or 154.7%, to $16.4 million for the three months ended September 30, 2010 from $6.4 million in the three months ended September 30, 2009. The increase in cost of goods sold was primarily due to the corresponding increase in sales.

Cost of goods sold as a percentage of revenues increased for the three months ended September 30, 2010 to 108.2% (or a negative gross margin of 8.2%) as compared to 83.5% (or a gross margin of 16.5%) for the three months ended September 30, 2009. The increase in the cost of goods sold for the three months ended September 30, 2010, as compared to the corresponding period in 2009, was primarily the result of the following:

•	spot purchases of long lead-time materials at higher than normal market prices;

•	expedited materials delivery by means of premium freight;

•	labor inefficiencies due to the rapid expansion and training of our labor force; and

•	labor premium costs as a result of delays in establishing certain contract manufacturing operations.

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Many of the above costs were driven by our need to meet higher than expected demand. In addition, the gross margin was impacted by the mix of products sold in the current year quarter compared to the same period in 2009. During the three months ended September 30, 2010, we experienced cost overruns and delays on a large custom design project, which also negatively impacted our gross margin. We expect our cost of goods sold as a percentage of revenues to improve gradually throughout 2010 as a result of the following: (i) increased fixed price Asian contract manufacturing, (ii) the implementation of a manufacturing facility in Mexico to increase capacity and access lower labor costs, (iii) efficiencies from automation equipment and (iv) decreased freight and labor variances from greater supply chain stability of non-LED materials.

Sales and Marketing

Sales and marketing expenses increased $859,000, or 72.0%, to $2.1 million for the three months ended September 30, 2010 from $1.2 million for the three months ended September 30, 2009. The increase in the three month period ended September 30, 2010 was primarily due to an increase in commissions and freight not billed out to customers related to the increase in revenue as well as an increase in personnel expenses resulting from the reorganization and expansion of our sales and marketing group both in the U.S. and in the Netherlands.

Operations

Operations expenses decreased by $511,000, or 30.1%, to $1.2 million for the three months ended September 30, 2010 from $1.7 million in the three months ended September 30, 2009. Our operations expenses include our supply chain and procurement expenses as well as other indirect production costs. The decrease was primarily due to a decrease in both facility and personnel costs related to the closing of our New Jersey facility in the third quarter of 2009 and improvements in operational efficiencies.

Research and Development

Research and development expenses increased by $1.7 million, or 185.1%, to $2.6 million for the three months ended September 30, 2010 from $905,000 in the three months ended September 30, 2009. The increase in research and development expenses was primarily related to the introduction and launch of multiple new product families during the current year.

General and Administrative

General and administrative expenses increased by $198,000, or 5.4%, to $3.8 million for the three months ended September 30, 2010 from $3.7 million in the three months ended September 30, 2009. The increase in general and administrative expenses was primarily due to an increase in professional and legal fees related to the Purchase Agreement and Recapitalization, as well as consulting fees associated with improving our controls and procedures framework.

Restructuring Expenses

Restructuring expenses of $458,000 for the three months ended September 30, 2010, consisted of $1.1 million in expenses that included an increase in the allowance for obsolete inventory related to products to be phased out by our European operation as well as severance, termination benefits and rent costs related to the closing of our California office. These expenses were partially offset by the $601,000 gain on the exit of LEDS Japan, our Japanese operation in July 2010.

Impairment of Goodwill and Other Long-lived Assets

Due to the then anticipated closing of our facility in California in October 2010, we evaluated the property and equipment in this location and determined that leasehold improvements and furniture and fixtures would have little or no future value. As of September 30, 2010, we recorded an impairment charge of $83,000.

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Depreciation and Amortization

Depreciation and amortization expense decreased by $969,000, or 61.9%, to $596,000 in the three months ended September 30, 2010 from $1.6 million in the three months ended September 30, 2009. The decrease was due primarily to the change in estimated useful lives of certain intangible assets that occurred during 2009. As a result, the amortization expense for the three months ended September 30, 2010 was significantly decreased as compared to the corresponding period in 2009. In addition, the closing of the New Jersey facility in the third quarter of 2009 resulted in the disposal of certain leasehold improvements and production equipment, which reduced depreciation for the current year quarter.

Interest Expense, net

Interest expense, net, decreased by $564,000, or 35.2%, to $1.0 million for the three months ended September 30, 2010 from $1.6 million in the three months ended September 30, 2009. Interest expense for the quarter ended September 30, 2010, consists primarily of $971,000 of prepaid financing fees related to the issuance of the Series D and Series E Preferred Units in the first half of 2010. These fees were being amortized over the life of the Series D and Series E Preferred Stock, but were fully expensed as of September 30, 2010 due to the conversion of the Series E Preferred Stock to Common Stock and the reduction in the expected life of the Series D Preferred Stock due to the expected amendment of the Series D Certificate. The interest expense for the three months ended September 30, 2009, consisted primarily of $237,000 of interest expense related to the BMO facility, $24,000 in guaranty fees for the BMO facility, $1.2 million of interest expense on notes payable to related parties and $8,000 of interest related to LSGBV’s notes payable.

Decrease (Increase) in Fair Value of Series D Warrants and Series E Warrant

The Series D Warrants and Series E Warrant are accounted for as liabilities and changes in their fair values are determined using the Black Scholes Model. The fair value of the Series D Warrants decreased by $20.1 million for the quarter ended September 30, 2010, primarily due to a decrease in the price of our Common Stock during this period. The fair value of the Series E Warrant decreased by $3.0 million for the quarter ended September 30, 2010, primarily due to the price of our Common Stock during this period.

Dividends on Preferred Stock

Dividends on preferred stock increased by $2.0 million for the three months ended September 30, 2010 to $2.0 million from $9,000 in the three months ended September 30, 2009. This increase was due to dividend expense incurred on the outstanding shares of Series D Preferred Stock and Series E Preferred Stock during the three months ended September 30, 2010. During the three months ended September 30, 2009, dividends were incurred on the 6% Convertible Preferred Stock. All outstanding shares of 6% Convertible Preferred Stock were redeemable on May 10, 2010. As of September 30, 2010, 186,528 shares of the 6% Convertible Preferred Stock were redeemed for $597,000. Upon presentment by the holders thereof, an additional 10,374 shares of 6% Convertible Preferred Stock will be redeemed for $33,000.

Accretion of Preferred Stock

Accretion of preferred stock increased by $47.7 million for the three months ended September 30, 2010 to $47.8 million from $31,000 in the three months ended September 30, 2009. This increase was due to $47.7 million of accretion expense incurred on the outstanding shares of Series D Preferred Stock and Series E Preferred Stock during the three months ended September 30, 2010. Because of transactions contemplated by the Purchase Agreement, the expected life of the Series D Preferred Stock and the Series E Preferred Stock was reduced from eight years and the full accretion was accelerated to September 30, 2010. During the three months ended September 30, 2009, $31,000 of accretion expense was incurred on the 6% Convertible Preferred Stock.

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Other Income (Expense), Net

Other income (expense), net changed by $247,000 for the three months ended September 30, 2010 to net expense of $53,000 from net income of $194,000 in the three months ended September 30, 2009. Other income (expense), net incurred in both the three months ended September 30, 2010 and 2009 was mainly due to foreign exchange translation gains or losses at LSGBV.

Income Tax Expense (Benefit)

Income tax benefit was $17,000 for the three months ended September 30, 2010 compared to a benefit of $90,000 in the three months ended September 30, 2009. The benefit recognized during the three months ended September 30, 2010 was primarily due to the loss recorded by LSGBV. For the three months ended September 30, 2010, the effective tax rate of 0.1% differs from the federal statutory rate of 34% due to an anticipated loss for fiscal 2010. Pursuant to the requirements of FASB ASC Topic 740, tax benefits are not recognized on anticipated losses.

Because of our history of operating losses, management deemed it more-likely-than-not that we would not recognize a significant portion of our deferred tax assets and the tax benefits relating to our losses were fully reserved as of September 30, 2010.

NINE MONTHS ENDED SEPTEMBER 30, 2010 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2009

	Nine Months Ended September 30,		Variance		Percentage of Revenue
	2010	2009	$	%	2010	2009
Revenue	$30,331,005	$21,969,701	8,361,304	38.1%	100.0%	100.0%
Cost of goods sold	31,229,947	17,599,574	13,630,373	77.4%	103.0%	80.1%
Sales and marketing	6,873,194	4,670,459	2,202,735	47.2%	22.7%	21.3%
Operations	3,784,510	8,329,604	(4,545,094)	-54.6%	12.5%	37.9%
Research and development	6,719,808	2,444,158	4,275,650	174.9%	22.2%	11.1%
General and administrative	10,877,051	17,035,266	(6,158,215)	-36.1%	35.9%	77.5%
Restructuring expenses	458,311	702,625	(244,314)	-34.8%	1.5%	3.2%
Impairment of goodwill and other long-lived assets	10,538,307	—	10,538,307	100.0%	34.7%	0.0%
Depreciation and amortization	2,324,068	4,439,465	(2,115,397)	-47.6%	7.7%	20.2%
Interest expense, net	(3,355,240)	(3,943,941)	588,701	-14.9%	-11.1%	-18.0%
Decrease (increase) in fair value of Series D and Series E Warrants	(56,007,778)	—	(56,007,778)	100.0%	-184.7%	0.0%
Dividends on preferred stock	(3,534,795)	(27,827)	(3,506,968)	12602.8%	-11.7%	-0.1%
Accretion of preferred stock	(48,535,463)	(94,254)	(48,441,209)	51394.3%	-160.0%	-0.4%
Other income (expense), net	(46,229)	(4,405)	(41,824)	949.5%	-0.2%	0.0%
Income tax expense (benefit)	382,645	(263,108)	645,753	-245.4%	1.3%	-1.2%

Net loss	$(154,336,341)	$(37,058,769)	(117,277,572)	316.5%	-508.8%	-168.7%

Revenues

Revenues increased $8.4 million, or 38.1%, to $30.3 million for the nine months ended September 30, 2010 from $22.0 million in the nine months ended September 30, 2009. The increase in revenues was primarily a result of our introduction of several new products in the second quarter of 2010 and the increased demand for both new and existing products by our customers. These increases were offset by reductions in sales of light engines and components, which were the focus of our New Jersey facility until it was closed in the third quarter of 2009. Although we continue to sell these products, the focus of our sales and marketing efforts have shifted to new products in the current year.

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Cost of Goods Sold

Cost of goods sold increased $13.6 million, or 77.4%, to $31.2 million for the nine months ended September 30, 2010 from $17.6 million in the nine months ended September 30, 2009. The increase in cost of goods sold was primarily due to the corresponding increase in sales during the nine months ended September 30, 2010.

Cost of goods sold as a percentage of revenues increased for the nine months ended September 30, 2010 to 103.0% (or a negative gross margin of 3.0%) as compared to 80.1% (or a gross margin of 19.9%) for the nine months ended September 30, 2009. The increase in cost of goods sold for the nine months ended September 30, 2010 as compared to the corresponding period in 2009 was primarily the result of our need to meet the higher than expected demand for our new products through:

•	spot purchases of long lead-time materials at higher than normal market prices;

•	expedited materials delivery by means of premium freight;

•	labor inefficiencies due to the rapid expansion and training of our labor force; and

•	labor premium costs as a result of delays in establishing certain contract manufacturing operations.

In addition, the gross margin was impacted by the mix of products sold in the current year compared to the same period in 2009. During the nine months ended September 30, 2010, we experienced cost overruns and delays on a large custom design project, which also negatively impacted our gross margin. We expect our cost of goods sold as a percentage of revenues to improve gradually throughout 2010 as a result of the following: (i) increased fixed price Asian contract manufacturing, (ii) the implementation of a manufacturing facility in Mexico to increase capacity, (iii) efficiencies from automation equipment and (iv) decreased freight and labor variances from greater supply chain stability of non-LED materials.

Sales and Marketing

Sales and marketing expenses increased $2.2 million, or 47.2%, to $6.9 million for the nine months ended September 30, 2010 from $4.7 million for the nine months ended September 30, 2009. The increase in the nine month period ended September 30, 2010 was primarily due to an increase in marketing costs, including trade shows and events, as well as an increase in personnel expenses resulting from the reorganization and expansion of our sales and marketing group both in the U.S. and in the Netherlands.

Operations

Operations expenses decreased by $4.5 million, or 54.6%, to $3.8 million for the nine months ended September 30, 2010 from $8.3 million in the nine months ended September 30, 2009. The decrease was primarily due to a decrease in both facility and personnel costs related to the closing of our New Jersey facility in the third quarter of 2009 and improvements in operational efficiencies.

Research and Development

Research and development expenses increased by $4.3 million, or 174.9%, to $6.7 million for the nine months ended September 30, 2010 from $2.4 million in the nine months ended September 30, 2009. The increase in research and development expenses was primarily due to costs related to the introduction and launch of multiple new product families during the current year.

General and Administrative

General and administrative expenses decreased by $6.2 million, or 36.1%, to $10.9 million for the nine months ended September 30, 2010 from $17.0 million in the nine months ended September 30, 2009. The

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decrease in general and administrative expenses was due primarily to a decrease in legal fees resulting from the resolution of our litigation with Philips and its affiliates in August 2009, a reversal of non-vested restricted stock expense due to the forfeiture of awards upon the termination or resignation of certain employees and savings due to the closing of both our Dallas and New Jersey facilities in the second and third quarters of 2009, respectively. These savings were partially offset by an increase in professional and legal fees related to the Purchase Agreement and Recapitalization, as well as consulting fees associated with improving our controls and procedures framework and accounting and auditing fees related to the issuance of the Series D and Series E Preferred Units.

Restructuring Expenses

Restructuring expenses decreased by $244,000 or 34.8% to $458,000 for the nine months ended September 30, 2010 from $703,000 for the nine months ended September 30, 2009. Restructuring costs for the nine months ended September 30, 2010 consisted of $1.1 million in expenses that included an increase in the allowance for obsolete inventory related to products to be phased out by our European operation and severance and termination benefits and accrued rent costs related to the closing of our California office. These expenses were partially offset by the $601,000 gain on the exit of LEDS Japan, our Japanese operation in July 2010. Restructuring costs for the nine months ended September 30, 2009 consisted of severance and termination benefits related to headcount reductions due to the closing of the Dallas and New Jersey based facilities and the initial restructuring of our California operations.

Impairment of Goodwill and Other Long-lived Assets

Due to LSGBV’s on-going negative cash flows and other factors, as of June 30, 2010, we performed an interim impairment analysis of LSGBV’s assets to determine whether any goodwill or intangible assets were impaired. This review includes an assessment of industry factors, contract retentions, cash flow projections and other factors we believe are relevant. The result of this valuation was that material impairments were identified in the LSGBV assets. These impairments resulted in a new cost basis for the goodwill and other intangible assets. The following table summarizes the total impairment charge recorded in the second quarter of 2010:

Goodwill arising on the acquisition of LSGBV	$3,529,609
Trademarks acquired on the acquisition of LSGBV	191,500
Customer relationships acquired on the acquisition of LSGBV	1,967,400
License agreements acquired on the acquisition of LSGBV	4,766,500

Total impairment charge	$10,455,009

In addition, we incurred an impairment charge of $83,000 based on the valuation of leasehold improvements and furniture and fixtures related to our California facility, which was closed in October 2010.

Depreciation and Amortization

Depreciation and amortization expense decreased by $2.1 million, or 47.6%, to $2.3 million in the nine months ended September 30, 2010 from $4.4 million in the nine months ended September 30, 2009. The decrease was due to the change in estimated useful lives of certain intangible assets that occurred during 2009. As a result, the amortization expense for the nine months ended September 30, 2010 was significantly decreased as compared to the corresponding period in 2009. In addition, the closing of the New Jersey facility in the third quarter of 2009 resulted in the disposal of certain leasehold improvements and production equipment, which reduced depreciation for the nine months ended September 30, 2010.

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Interest Expense, Net

Interest expense, net, decreased by $589,000, or 14.9%, to $3.4 million for the nine months ended September 30, 2010 from $3.9 million in the nine months ended September 30, 2009. This decrease was due primarily to the conversion of the principal and interest amounts underlying the notes payable to Pegasus and Philips into Series D Units in March 2010 and the payment in full of the outstanding principal balance on our BMO facility in April 2010 and again in June 2010, which resulted in smaller debt balances during the current nine months ended September 30, 2010 in comparison to the nine months ended September 30, 2009. Interest expense for the nine months ended September 30, 2010 consisted primarily of $337,000 of interest expense related to the BMO facility, $887,000 of guaranty fees for the BMO facility, $861,000 of interest expense on certain notes payable to related parties, $103,000 of interest related to LSGBV’s notes payable and $971,000 of prepaid fees related to the issuance of the Series D and Series E Preferred Units in the first half of 2010. These fees were being amortized over the life of the Series D and Series E Preferred Stock, but were fully expensed as of September 30, 2010 due to the conversion of the Series E Preferred Stock to Common Stock and the reduction in the expected life of the Series D Preferred Stock because of the transactions contemplated by the Purchase Agreement. Interest expense for the nine months ended September 30, 2009 consisted primarily of $769,000 of interest expense related to the BMO facility, $877,000 in guaranty fees for the BMO facility, $1.7 million of interest expense on notes payable to related parties and $216,000 of interest related to LSGBV’s notes payable.

Decrease (Increase) in Fair Value of Series D Warrants and Series E Warrant

The Series D Warrants and Series E Warrant are accounted for as liabilities and changes in the fair values are determined using the Black Scholes Model. The fair value of the Series D Warrants increased by $59.5 million from March 3, 2010, the initial issuance date of the Series D Warrants, through September 30, 2010 primarily due to an increase in the price of our Common Stock. The fair value of the Series E Warrant decreased by $3.5 million from June 23, 2010, the issuance date of the Series E Warrant, through September 30, 2010, primarily due to a decrease in the price of our Common Stock during this period.

Dividends on Preferred Stock

Dividends on preferred stock increased by $3.5 million for the nine months ended September 30, 2010 to $3.5 million from $28,000 in the nine months ended September 30, 2009. This increase was due to $3.5 million of dividend expense incurred on the outstanding shares of Series D Preferred Stock and Series E Preferred Stock during the nine months ended September 30, 2010. During the nine months ended September 30, 2009, dividends were incurred on the 6% Convertible Preferred Stock. All outstanding shares of 6% Convertible Preferred Stock were redeemable on May 10, 2010. As of September 30, 2010, 186,528 shares of the 6% Convertible Preferred Stock were redeemed for $597,000. Upon presentment by the holders thereof, an additional 10,374 shares of 6% Convertible Preferred Stock will be redeemed for $33,000.

Accretion of Preferred Stock

Accretion of preferred stock increased by $48.4 million for the nine months ended September 30, 2010 to $48.5 million from $94,000 in the nine months ended September 30, 2009. This increase was due to $48.4 million of accretion expense incurred on the outstanding shares of Series D Preferred Stock and Series E Preferred Stock and during the nine months ended September 30, 2010. The preferred stock was being accreted over the life of the Series D and Series E Preferred Stock, but was fully expensed as of September 30, 2010 due to the conversion of the Series E Preferred Stock to Common Stock and the reduction in the expected life of the Series D Preferred Stock because of the transactions contemplated by the Purchase Agreement. During the nine months ended September 30, 2009, $94,000 in accretion expense was incurred on the 6% Convertible Preferred Stock.

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Other Income (Expense), Net

Other income (expense), net changed by $42,000 for the nine months ended September 30, 2010 to net expense of $46,000 from net expense of $4,000 in the nine months ended September 30, 2009. The expense for the nine months ended September 30, 2010 and 2009 was primarily due to the cost of foreign exchange translations at LSGBV.

Income Tax Expense (Benefit)

Income tax expense was $383,000 for the nine months ended September 30, 2010, as compared to a benefit of $263,000 in the nine months ended September 30, 2009. The expense recognized during the nine months ended September 30, 2010 was mainly due to the establishment of an additional valuation allowance of $581,000 for deferred tax assets recorded by LSGBV. For the nine months ended September 30, 2010, the effective tax rate of 0.3% differs from the federal statutory rate of 34% due to an anticipated loss for fiscal 2010. Pursuant to the requirements of FASB ASC Topic 740, tax benefits are not recognized on anticipated losses.

Because of our history of operating losses, management deemed it more-likely-than-not that we would not recognize a significant portion of these deferred tax assets and the tax benefits relating to our losses were fully reserved as of September 30, 2010.

Liquidity and Capital Resources

We have experienced significant net losses as well as negative cash flows from operations since our inception. Recent increases in backlog coupled with potential sales under newly formed business relationships will continue to significantly increase our working capital needs during the remainder of 2010. Meeting these working capital needs will be an ongoing challenge to the extent we continue to experience significant growth. Our primary source of liquidity has been sales of preferred stock to and short-term loans from Pegasus IV and to a lesser extent, draws from our lines of credit with BMO, ABN AMRO and IFN Finance and other short-term loans. On October 4, 2010, we terminated the BMO revolving line of credit and the related guaranty agreement pursuant to the terms of the Purchase Agreement. We are currently negotiating with Wells Fargo, N.A. to obtain a $15.0 million asset-based lending facility and expect to finalize such facility in November 2010.

We are currently dependent on Pegasus IV for our liquidity needs because other historical sources of liquidity have been insufficient or unavailable to meet our anticipated working capital needs. Cash outflows primarily relate to procurement of inventory and payment of salaries, benefits and other operating costs. As of September 30, 2010, we had cash of $19.2 million and a backlog of open orders of $15.0 million, the majority of which we expect to ship throughout the balance of 2010.

LSGBV has also negotiated short and long term debt facilities with ABN AMRO and a working capital facility with IFN Finance. On September 30, 2010, the total amount outstanding under the ABN AMRO facilities was $825,000 and the total amount outstanding under the IFN Finance facility was $933,000. The IFN Finance facility is an asset based facility with a maximum line of credit of €1.5 million and availability is based on 82% of LSGBV’s trade receivable invoices. Our short and long term debt facilities with ABN AMRO are scheduled to mature on December 15, 2010 and we have agreed to reduce the principal amount outstanding on these facilities on a monthly basis until maturity. As a result, we do not intend to utilize the ABN AMRO facilities.

We expect that our cash on hand will be sufficient to fund our operations throughout the remainder of 2010. In order to fund our operations beyond year end, we may need to raise additional capital through the issuance of equity, equity-related or debt securities or through obtaining additional credit through financial institutions. We cannot be certain that these additional funds will be available on terms satisfactory to us or at all.

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	Nine Months Ended September 30,
	2010	2009
Cash flow activities:
Net cash used in operating activities	$(33,910,972)	$(25,209,739)
Net cash used in investing activities	(2,614,187)	(746,125)
Net cash provided by financing activities	55,773,636	26,161,923

Operating Activities

Cash used in operating activities was $33.9 million for the nine months ended September 30, 2010 as compared to $25.2 million for the nine months ended September 30, 2009. The primary increase in the use of cash in operations was due to an increase in accounts receivable of $5.7 million due to the increase in revenues, an increase in inventories of $6.0 million due to the build-up of parts and components to launch our next generation lamps and an increase in prepaid expenses and other current assets of $632,000 due to deposits required on parts and components from certain suppliers, primarily in Asia, and the receivable associated with the Purchase Agreement.

These cash uses were partially offset by an increase in accounts payable of $4.9 million, an increase in accrued expenses and other liabilities of $3.5 million, and an increase in unearned revenue of $98,000. Accounts payable increases were primarily related to the increased purchases for inventory.

Investing Activities

Cash used in investing activities was $2.6 million for the nine months ended September 30, 2010 as compared to $746,000 for the nine months ended September 30, 2009. The cash used in investing activities for the nine months ended September 30, 2010 was primarily for the purchase of additional property and equipment.

Financing Activities

Cash provided by financing activities was $55.8 million for the nine months ended September 30, 2010 compared to $26.2 million for the nine months ended September 30, 2009. The cash provided by financing activities for the nine months ended September 30, 2010 consisted primarily of $12.3 million in proceeds from additional draws on our lines of credit or other short term borrowings, $25.4 million in proceeds from the issuance of the Series D Units pursuant to the Rights Offering, $30.0 million in proceeds from the issuance of the Series E Units and $18.9 million for the issuance of Common Stock in the Purchase Agreement. This was partially offset by $30.3 million in payments on outstanding short- and long-term debt.

Item 4.	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

We are required to maintain disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are designed to provide reasonable assurance that the information required to be disclosed by us in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

We carried out an evaluation under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this quarterly report. While many improvements have been implemented, in light of the material weaknesses disclosed and presented in our Annual Report, our management, including our Chief Executive Officer and Chief Financial Officer, has determined that as of September 30, 2010 our disclosure controls and procedures were not effective at a reasonable assurance level.

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Changes in Internal Control over Financial Reporting

Since the prior fiscal year end, we have made progress implementing certain remediation plans to address the material weaknesses described in our Annual Report, although none have been entirely resolved and fully tested. Specifically during the nine months ended September 30, 2010, we implemented or began implementing the following important measures, which have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting:

•	The standardization of the U.S. chart of accounts across different locations;

•	The implementation of controls over the purchasing of inventory components;

•	The drafting and implementation of a methodology over the evaluation of inventory reserve requirements and the associated approval of such results;

•	The initiation of an ongoing process to develop policies and procedures over all critical financial reporting and accounting cycles;

•	The implementation of an inventory management system designed to automate and systematize internal control over inventory;

•	The implementation of a whistleblower hotline to report suspicion of unethical or illegal conduct;

•	The implementation of controls with respect to approvals and documentation support for inventory-related purchases;

•	The implementation of formal policies with respect to costing methodology, reserve requirements, or required approvals;

•	The implementation of segregation of duties with respect to the purchasing of inventory, physical custody of assets, and inventory counts;

•	The implementation of an approval/authority matrix to align roles and key processes supporting financial reporting objectives; and

•	The implementation of the financial modules of an Enterprise Resource Planning system designed to automate and systemize certain internal controls over financial reporting.

We believe these measures have strengthened our internal control over financial reporting and disclosure controls and procedures. We were unable to conclude that the material weaknesses identified in our Annual Report have been fully remediated because the measures we have implemented have not been fully tested.

Our leadership team, together with other senior executives and our Board of Directors, is committed to achieving and maintaining a strong control environment, high ethical standards and financial reporting integrity. This commitment has been and will continue to be communicated to, and reinforced with, our employees. Under the direction of our Board of Directors, management will continue to review and make changes to the overall design of our internal control environment, as well as policies and procedures to improve the overall effectiveness of our internal control over financial reporting and our disclosure controls and procedures.

Other than the measures discussed above, there were no changes in our internal control over financial reporting that occurred during the third quarter of 2010 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II — OTHER INFORMATION

Except as listed below, other items in Part II are omitted because the items are inapplicable or require no response.

Item 6.	Exhibits

See “Exhibit Index” for a description of our exhibits.

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION (Registrant)

Date: November 12, 2010	By	/s/ ZACHARY S. GIBLER
Zachary S. Gibler
Chief Executive Officer
(Principal Executive Officer)

Date: November 12, 2010	By	/s/ GREGORY T. KAISER
Gregory T. Kaiser
Chief Financial Officer
(Principal Financial and Accounting Officer)

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Exhibit Index

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Lighting Science Group Corporation (previously filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on October 14, 2009, File No. 0-20354, and incorporated herein by reference).

3.2	Amended and Restated By-laws of Lighting Science Group Corporation (previously filed as Exhibit 3.1 to the Current Report on Form 8-K filed on October 11, 2007, File No. 0-20354, and incorporated herein by reference).

10.1	Employment Letter, dated July 16, 2010, by and between Lighting Science Group Corporation and Gregory Kaiser (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on July 30, 2010, File No. 0-20354, and incorporated herein by reference).

10.2	Stock Purchase, Exchange and Recapitalization Agreement, dated as of September 30, 2010, by and among Lighting Science Group Corporation, LSGC Holdings LCC, Pegasus Partners IV, L.P. and LED Holdings, LLC (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on October 6, 2010, File No. 0-20354, and incorporated herein by reference).

31.1*	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

* Filed herewith.

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